AGREEMENT

                                  By and Among

                              ConAgra Foods, Inc.,

                                S&C Holdco, Inc.

                                       and

                               HMTF Rawhide, L.P.



                            Dated as of May 20, 2002

                                    AGREEMENT

         AGREEMENT, dated as of May 20, 2002, by and among HMTF Rawhide, L.P., a Delaware limited partnership ("Acquisition LP"), ConAgra Foods, Inc., a Delaware corporation ("ConAgra"), and S&C Holdco, Inc., a Delaware corporation ("Holdco").

RECITALS:

         (a) ConAgra and Acquisition LP desire to enter into a transaction to jointly own and operate the Acquired Companies pursuant to the integrated acquisition steps outlined herein below.

         (b) Acquisition LP's sole general partner is HMTF RW L.L.C. and its limited partners are Greeley Investments, LLC and Affiliates of Hicks, Muse, Tate & Furst Incorporated, each of which respectively have 99.979% and 0.001998% limited partners interests as of the date hereof.

         (c) ConAgra is the direct owner of all of the issued and outstanding capital stock of Holdco and Holdco will be the direct owner of all of the issued and outstanding capital stock of S&C Holdco 2.

         (d) S&C Holdco 2 will be the direct owner of all of the issued and outstanding capital stock of S&C Holdco 3 and Cattle Holdco.

         (e) S&C Holdco 3 will be the direct owner of all of the issued and outstanding capital stock of U.S. Acquisition Co.

         (f) U.S. Acquisition Co. will be the direct owner of all of the issued and outstanding capital stock of Australia Acquisition Co. and Brand Holdco (collectively with Holdco, S&C Holdco 2, S&C Holdco 3, Cattle Holdco and U.S. Acquisition Co., the "Acquiring Companies").

         (g) ConAgra is the owner, directly or indirectly, of all the issued and outstanding capital stock, voting securities and other ownership interests of the companies (other than Better Beef LLC and Colorado Feed LLC, which ownership interests shall be described on Exhibit A) set forth on Exhibit A (collectively, the "Acquired Companies").

         (h) As provided herein, Acquisition LP shall purchase a majority equity interest in Holdco.

         (i) As provided herein, Holdco or its Affiliates shall purchase from ConAgra or its Affiliates all the issued and outstanding shares of capital stock, voting securities and other ownership interests of the Acquired Companies (and in the case of Better Beef LLC and Colorado Feed LLC, all such ownership interests therein owned, directly or indirectly, by ConAgra).

AGREEMENT:

         In consideration of the foregoing recitals and in further consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

1.       Definitions.

         1.1. Certain  Defined  Terms.  As  used in  this  Agreement,  the
              following   terms  shall  have  the   following   respective
              meanings:

              "Action" shall mean any claim, action, litigation, suit, grievance, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitrator.

              "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

              "Agreement" shall mean this Agreement.

              "Businesses" shall mean the businesses conducted by the Acquired Companies.

              "Closing Material Adverse Effect" shall mean the occurrence after the date hereof of either (a) a case of bovine spongiform encephalopathy in livestock located in any of the following countries: the United States or Australia; or (b) a case of bovine hoof (or foot) and mouth disease in livestock located in any of the following countries: the United States or Australia.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Company Material Adverse Effect" shall mean any result, occurrence, fact, change or event (whether or not such result, occurrence, fact, change or event has manifested itself in the historical financial statements of the Businesses, and whether known or unknown as of the date of this Agreement or the Closing Date) that has had, or can reasonably be expected to have, a material adverse impact on (A) the (1) business, (2) operations, (3) financial condition, (4) results of operations or (5) capitalization, in each case, of the Businesses taken as a whole, or (B) the ability of ConAgra, any Acquired Company or any Acquiring Company to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be taken into account in determining whether there has been a "Company Material Adverse Effect":

              (i) any such effects attributable to general conditions affecting the United States or Australian economy nationally or regionally (including, without limitation, prevailing interest rate and securities market levels);

              (ii) any such effects attributable to conditions (whether economic, legal, regulatory, financial, political or otherwise) affecting the beef processing, pork processing or cattle feeding industry or market generally which do not affect the Businesses materially disproportionally relative to other similarly situated participants in the beef processing, pork processing or cattle feeding industry or market;

              (iii) any such effects relating to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement or pendency thereof;

              (iv) the fees and expenses, severance and other benefit or compensation costs paid or to be paid by an Acquiring Company or Acquired Company pursuant to this Agreement in connection with the transactions contemplated in this Agreement;

              (v) any action taken by, or inaction of, ConAgra with the prior written consent of Acquisition LP; and

              (vi) any failure by the Businesses to meet any internal projections, expectations or forecasts or published revenue or earnings predictions for any period ending on or after the date of this Agreement as a result of any one or more of the events described in items (i) - (v) above.

              "Confidentiality Agreement" shall mean collectively the Confidentiality Agreement dated October 26, 2001, between Booth Creek Management Corporation and ConAgra and the Confidentiality Agreement dated February 19, 2002, between ConAgra and Hicks, Muse, Tate & Furst Incorporated.

              "Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

              "Covered Countries" shall mean the United States, Australia, Canada, Japan, Korea, Taiwan, China and Mexico.

              "DOJ" shall mean the United States Department of Justice.

              "Environmental Site Assessments" shall mean the reports, surveys and site assessments listed on Exhibit 1.1(a) attached hereto.

              "FATA" shall mean the Foreign Acquisitions and Takeovers Act of 1975, as amended.

              "Feed Lot Business" shall mean the cattle feeding and feed lot business activities conducted by U.S. Beef Company, its Subsidiaries, and Colorado Feed LLC in the United States at the locations set forth on Exhibit 1.1(b), including, without limitation, the cattle feeding activities conducted for third parties at such locations.

              "Fee Letter" shall mean the fee letter dated May 20, 2002, relating to the Senior Bank Commitment Letter and the Bridge Commitment Letter.

              "FIRB" shall mean the Foreign Investment Review Board.

              "FTC" shall mean the United States Federal Trade Commission.

              "GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with the accounting principles used in the preparation of, and reflected in, the Audited Financial Statements.

              "Governmental Authority" shall mean any federal, state, local, municipal or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

              "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "Knowledge" shall mean, when used in reference to ConAgra or the Acquired Companies, the actual knowledge of those individuals listed on Exhibit 1.1(c) hereto.

              "Law" shall mean any currently existing federal, state, local or foreign statute, law, ordinance, regulation, rule, order, code, permit, governmental restriction, decree, injunction or other requirement of law of any Governmental Authority or any judicial or administrative interpretation thereof.

              "Liabilities" shall mean any and all debts, liabilities and obligations of any nature, whether known or unknown, contingent or liquidated.

              "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, easement, covenant, title defect, title retention agreement, voting trust agreement, right-of-first refusal, and lien of any nature.

              "Person" shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, other entity or Governmental Authority.

              "Prevailing Rate" shall mean seven percent (7%) per annum.

              "Processing Business" shall mean the business of the Acquired Companies other than the Feed Lot Business.

              "Processing Companies" shall mean, collectively, each of the Acquiring Companies and Acquired Companies other than Cattle Holdco, Cattleco and Colorado Feed LLC.

              "Subsidiary" shall mean, with respect to any Person, another Person owned directly or indirectly by such Person by reason of such Person owning or controlling an amount of the voting securities, other voting ownership or voting partnership interests of another Person which is sufficient to elect at least a majority of its Board of Directors or other governing body of another Person or, if there are no such voting interests, at least a majority of the equity interests of another Person.

              1.2. Other Defined Terms.  The following terms shall have the meanings given to such terms in the Sections indicated below.

         Term                                                     Section

         1936 Act..............................................................................  7.9.1(ix)
         Acquired Companies....................................................................  recital (g)
         Acquiring Companies...................................................................  recital (f)
         Acquisition LP........................................................................  preamble
         Acquisition LP Affiliate..............................................................  15.4
         Acquisition LP Funding Amount.........................................................  2.2.1
         Acquisition LP Holdco Stock...........................................................  2.2.2
         Acquisition LP Percentage Interest....................................................  2.2.2
         Acquisition Proposal..................................................................  9.12.1
         Additional Consideration..............................................................  2.2.7
         Adjustment............................................................................  13.5.2
         Aggregate Consideration...............................................................  3.1.1
         Armour Transition License Agreement...................................................  4.1.1(v)
         ASIC..................................................................................  2.1.15
         Audit.................................................................................  5.1.2
         Audited Australian Closing Balance Sheet..............................................  5.1.2
         Audited Cattleco Closing Balance Sheet................................................  5.1.2
         Audited Closing Balance Sheets........................................................  5.1.2
         Audited Financial Statements..........................................................  7.7
         Audited Processing Closing Balance Sheet..............................................  5.1.2
         Australia Acquisition Co..............................................................  2.1.15
         Australia Holdco......................................................................  2.1.21
         Australia Operating Company ..........................................................  2.1.5
         Australia Operating Company Stock.....................................................  2.2.8
         Australian Acquired Company...........................................................  7.17.20
         Australian Company....................................................................  7.9.1(ix)
         Australian Stockholder Net Investment.................................................  5.1.7(iii)
         Authorization Date....................................................................  14.2.1
         Balance Sheet Date....................................................................  7.7
         Better Beef LLC.......................................................................  2.1.11
         BI Claim..............................................................................  9.7.4
         Brand Holdco..........................................................................  2.1.16
         Bridge Commitment Letter..............................................................  8.5
         By-Products Agreement.................................................................  4.1.1(xix)
         Cactus Project........................................................................  14.1.1
         California Kim Litigation.............................................................  9.7.3
         Cash Management Agreement.............................................................  2.2.3
         Cattle Holdco.........................................................................  2.1.3
         Cattle Supply Agreement ..............................................................  4.1.1(x)
         Cattleco..............................................................................  2.1.6
         Cattleco Loan Agreement...............................................................  2.2.3
         Cattleco Loan Amount..................................................................  2.2.3
         Cattleco Note.........................................................................  2.2.7
         Cattleco Revolver.....................................................................  2.2.3
         Cattleco Stock........................................................................  2.2.7
         Cattleco Stock Purchase Price.........................................................  2.2.7
         Cattleco Stockholder Net Investment...................................................  5.1.7(ii)
         Cattlemen Litigation..................................................................  12.3
         CERCLA................................................................................  7.18.9(i)
         CERCLIS...............................................................................  7.18.7
         Charter Documents.....................................................................  7.2
         Closing...............................................................................  4.1
         Closing Date..........................................................................  4.1
         Colorado Feed LLC.....................................................................  2.1.6
         Combined Processing Company Stockholders Net Investment...............................  5.1.7(i)
         Commitment Letters....................................................................  8.5
         Commonly Controlled Entity............................................................  7.17.5
         Company Employees.....................................................................  6.1
         Company Litigation....................................................................  9.7.1
         Company Material Contracts............................................................  7.14
         ConAgra...............................................................................  preamble
         ConAgra 401(k) Plans..................................................................  6.5
         ConAgra Disclosure Schedule...........................................................  7
         ConAgra Group.........................................................................  7.9.1(vii)
         ConAgra Indemnified Costs.............................................................  12.3
         ConAgra Indemnified Parties...........................................................  12.3
         ConAgra Mexican Stock.................................................................  2.2.6
         ConAgra Minority Mexican Stock Interest...............................................  2.2.5
         ConAgra Pension Plans.................................................................  6.4
         ConAgra Red Meat Business.............................................................  7.7
         ConAgra's 125 Plan....................................................................  6.7
         Deed of Cross Guarantee...............................................................  2.1.22
         Deloitte..............................................................................  5.1.1
         Divested Companies....................................................................  2.1.5
         Divestiture...........................................................................  12.1.1(d)
         Dumas Plant...........................................................................  14.1.1(a)
         Effective Time........................................................................  4.1
         Election Notice.......................................................................  14.2.1
         Employee Plan.........................................................................  7.17
         Engagement Letter.....................................................................  8.5
         Environmental Costs or Liability......................................................  7.18.9(iv)
         Environmental Laws....................................................................  7.18.9(i)
         Environmental Permits.................................................................  7.18.3
         ERISA.................................................................................  6.3
         Estimated Australian Closing Balance Sheet............................................  3.1.2
         Estimated Australian Stockholder Net Investment.......................................  3.1.2
         Estimated Combined Processing Company Stockholders Net Investment.....................  3.1.2
         Estimated Processing Company Closing Balance Sheet....................................  3.1.2
         Excess Non-Income Tax Accrual.........................................................  13.3.3
         Factoring Agreements..................................................................  9.11
         Final Australian Closing Balance Sheet................................................  5.1.3(ii)
         Final Cattleco Closing Balance Sheet..................................................  5.1.3(ii)
         Final Processing Closing Balance Sheet................................................  5.1.3(ii)
         Financial Advisory Agreement..........................................................  4.1.1(xii)
         Financial Statements..................................................................  7.7
         Fund V................................................................................  2.2.1
         Fund V Commitment Letter..............................................................  8.5
         Garden City Assets....................................................................  12.7.2
         Garden City Insurance Capital Contribution............................................  9.7.4
         Garden City Insurance Claims..........................................................  9.7.4
         Garden City Value.....................................................................  12.7.2
         Gillco................................................................................  8.5
         Gillco Subscription Agreement.........................................................  8.5
         Guarantees............................................................................  9.2.1
         Hangar License Agreement..............................................................  4.1.1(vii)
         Hazardous Materials...................................................................  7.18.9(ii)
         Holdco................................................................................  preamble
         Holdco Acquisition Note...............................................................  2.2.6(vii)
         Holdco Common Stock...................................................................  2.2.2
         Holdco Indemnified Costs..............................................................  12.1.1
         Holdco Indemnified Parties............................................................  12.1.1
         Holdco's 125 Plan.....................................................................  6.7
         Income Taxes..........................................................................  7.9.3
         Indemnification and Release Agreement.................................................  4.1.1(i)
         Indemnified Costs.....................................................................  12.3
         Indemnified Parties...................................................................  12.3
         Indemnifying Party....................................................................  12.4.1
         Independent Expert....................................................................  5.1.3(ii)
         Initial Australian Stockholder Net Investment.........................................  3.1.1
         Initial Combined Processing Company Stockholders Net Investment.......................  3.1.1
         KK Japan Stock........................................................................  2.2.6
         Korean Kim Litigation.................................................................  9.7.3
         Labor Laws............................................................................  7.16.3
         Leases................................................................................  7.14
         Leuking Litigation....................................................................  12.1.2(a)
         Licenses..............................................................................  7.13.2
         LLC Employees.........................................................................  6.19
         Management............................................................................  9.1.1
         material covenants and material obligations...........................................  9.10
         Montgomery Facilities.................................................................  14.2.1
         Monthly Reports.......................................................................  9.1.3
         Montgomery Owner......................................................................  14.2.1
         Most Recent Balance Sheet.............................................................  7.7
         Most Recent Unaudited Financial Statements............................................  7.7
         Multiemployer Plan....................................................................  6.4
         Non-Income Taxes......................................................................  7.9.3
         Nonqualified Plan.....................................................................  6.11
         Non-Trademark Intellectual Property...................................................  7.10.4
         Notice of Objection...................................................................  5.1.3(i)
         NPL...................................................................................  7.18.7
         Pension Plan..........................................................................  7.17
         Post-Closing Cattlemen Litigation.....................................................  12.3
         Pre-Closing Cattlemen Litigation......................................................  12.1.2(a)
         Pre-Closing Damages...................................................................  12.1.2(b)
         Pre-Closing Period....................................................................  7.9.3
         Pre-Closing Straddle Period Income Tax................................................  13.3.3
         Pre-Closing Straddle Period Non-Income Tax............................................  13.3.3
         Pre-Existing Environmental Matters....................................................  12.1.1(a)
         Preferred Supplier Agreement..........................................................  4.1.1(ii)
         Preliminary Australian Closing Balance Sheet..........................................  5.1.1
         Preliminary Cattleco Closing Balance Sheet............................................  5.1.1
         Preliminary Closing Balance Sheets....................................................  5.1.1
         Preliminary Processing Company Closing Balance Sheet..................................  5.1.1
         Prior Unaudited Financial Statements..................................................  7.7
         Processing Company Stock..............................................................  2.2.8
         Profit Amount.........................................................................  12.7.5
         Promissory Note.......................................................................  2.2.6(ix)
         Proposed Purchase Price...............................................................  14.2.1
         Quarterly Statements..................................................................  9.1.3
         Records...............................................................................  9.9
         Reimbursement Accounts................................................................  6.7
         Release...............................................................................  7.18.9(iii)
         Report................................................................................  5.1.2
         Representation and Warranty Certificate...............................................  9.2.3(c)
         Retained Records......................................................................  9.9
         Rights................................................................................  9.8
         Risk Management Agreement.............................................................  4.1.1(ix)
         S&C Holdco 2..........................................................................  2.1.1
         S&C Holdco 2 Acquisition Note.........................................................  2.2.6(vi)
         S&C Holdco 3..........................................................................  2.1.2
         S&C Holdco 3 Acquisition Note.........................................................  2.2.6(v)
         Securities Act........................................................................  7.5
         Senior Bank Commitment Letter.........................................................  8.5
         Straddle Period Return................................................................  13.3.3
         Stockholders Agreement................................................................  4.1.1(iii)
         Superior Offer........................................................................  9.12.2
         Swift Transition License Agreement....................................................  4.1.1(vi)
         Tax Losses............................................................................  13.5.1
         Tax...................................................................................  7.9.3
         Tax return............................................................................  7.9.3
         Termination Date......................................................................  11.1(b)
         Termination Fee.......................................................................  9.12.1
         third-party action....................................................................  12.4.1
         Trademark Intellectual Property.......................................................  7.10.3
         Transaction Documents.................................................................  7.3
         Transfer..............................................................................  14.2.4
         Transfer Notice.......................................................................  14.2.1
         Transition Services Agreement.........................................................  4.1.1(iv)
         U.S. Acquisition Co...................................................................  2.1.4
         U.S. Beef Company ....................................................................  2.1.5
         U.S. Beef Company Stock...............................................................  2.2.6
         U.S. Pork Company ....................................................................  2.1.8
         U.S. Pork Company Stock...............................................................  2.2.6
         U.S. Processing Company Stock.........................................................  2.2.6
         Unaudited Financial Statements........................................................  7.7
         Voting Debt...........................................................................  7.6
         Welfare Plan..........................................................................  6.6

2.  Formation Covenants.

        2.1. Certain Pre-Closing Covenants and Actions. ConAgra and Holdco hereby covenant and agree to take, or cause to be taken, the following actions prior to the Closing Date:

        2.1.1. ConAgra shall cause Holdco to (i)  incorporate S&C Holdco
               2, Inc. ("S&C Holdco 2") by filing with the Secretary of State of the State of Delaware a certificate of incorporation in the form attached hereto as Exhibit 2.1.1(a), (ii) cause S&C Holdco 2's organizational minutes to be in the form attached hereto as
               Exhibit 2.1.1(b), and (iii) cause S&C Holdco 2 to take the actions set forth in such organizational minutes, including the adoption of by-laws in the form attached hereto as Exhibit 2.1.1(c). After its formation, ConAgra shall cause such certificate of incorporation and by-laws not to be amended in any respect prior to the Closing.

        2.1.2. ConAgra shall cause S&C Holdco 2 to (i)  incorporate  S&C
               Holdco 3, Inc. ("S&C Holdco 3") by filing with the Secretary of State of the State of Delaware a certificate of incorporation in the form attached hereto as Exhibit 2.1.2(a), (ii) cause S&C Holdco 3's organizational minutes to be in the form attached hereto as Exhibit 2.1.2(b), and (iii) cause S&C Holdco 3 to take the actions set forth in such organizational minutes, including the adoption of by-laws in the form attached hereto as Exhibit 2.1.2(c). After its formation, ConAgra shall cause such certificate of incorporation and by-laws not to be amended in any respect prior to the Closing.

        2.1.3. ConAgra shall cause S&C Holdco 2 to (i) incorporate Swift
               Cattle Holdco, Inc. ("Cattle Holdco") by filing with the Secretary of State of the State of Delaware a certificate of incorporation in the form attached hereto as Exhibit 2.1.3(a),
               (ii) cause Cattle Holdco's organizational minutes to be in the form attached hereto as Exhibit 2.1.3(b), and (iii) cause Cattle Holdco to take the actions set forth in such organizational minutes, including the adoption of by-laws in the form attached hereto as Exhibit 2.1.3(c). After its formation, ConAgra shall cause such certificate of incorporation and by-laws not to be amended in any respect prior to the Closing.

        2.1.4. ConAgra shall cause S&C Holdco 3 to (i) incorporate Swift
               Meats Holding Company ("U.S. Acquisition Co.") by filing with the Secretary of State of the State of Delaware a certificate of incorporation in the form attached hereto as Exhibit 2.1.4(a),
               (ii) cause U.S. Acquisition Co.'s organizational minutes to be in the form attached hereto as Exhibit 2.1.4(b), and (iii) cause U.S. Acquisition Co. to take the actions set forth in such organizational minutes, including the adoption of by-laws in the form attached hereto as Exhibit 2.1.4(c). After its formation, ConAgra shall cause such certificate of incorporation and by-laws not to be amended in any respect prior to the Closing.

        2.1.5. To the extent necessary, ConAgra shall cause ConAgra Beef Company, a Delaware corporation ("U.S. Beef Company"), Australia Meat Holdings Pty. Limited, an Australian corporation ("Australia Operating Company"), the other Acquired Companies and the Acquiring Companies, as applicable, to divest, and cause each Subsidiary thereof to divest, itself of all the issued and outstanding capital stock of each of the companies and all the assets set forth on Exhibit 2.1.5 (the "Divested Companies"), so that following such divestiture no Acquiring Company or Acquired Company shall, directly or indirectly, own, hold or have any interest in any Divested Companies. The parties acknowledge that such divestiture may be made, as applicable, by way of a dividend.

       2.1.6.  Subject to Section 9.8 and the transfers  contemplated by
               Section 2.1.23(x), to the extent that Monfort Finance Company, Inc., a Colorado corporation ("Cattleco"), is not the owner or lessee thereof, and to the extent of all the rights, titles and interests (including, without limitation, leasehold interests)
               owned by ConAgra or another Subsidiary thereof, including, without limitation, those rights, titles and interests held by any Divested Company and U.S. Beef Company's interest in Northern Colorado Feed LLC, a Colorado limited liability company ("Colorado Feed LLC") (subject to any purchase rights held by the other member of Colorado Feed LLC pursuant to Colorado Feed LLC's operating agreement), ConAgra shall cause all of the rights, titles and interests of ConAgra or any of its Affiliates (including, without limitation, the leasehold interests) to the intangible or tangible assets relating to or used or intended for use primarily in connection with the Feed Lot Business
               (including, without limitation, all the assets that are to be reflected in the Final Cattleco Closing Balance Sheet) to be transferred and contributed to, and held solely by, Cattleco free and clear of all Liens (other than permitted Liens described on
               Schedule 7.23.1(a) and Schedule 7.23.1(b)) and other than (x) those assets to be retained by ConAgra or its Affiliates and that are used by ConAgra or its Affiliates to provide the services contemplated by the Transition Services Agreement, Risk Management Agreement, Cash Management Agreement and By-Products Agreement and (y) those assets described on Schedule 7.15.1 or
               Schedule  7.21.1 or used to provide  the  services  described  on
               Schedule 7.15.1 or Schedule 7.21.1. Exhibit 2.1.6 sets forth a description of the real property, whether owned or leased, that will be transferred to Cattleco prior to the Closing Date. As part of the foregoing transfer obligations, ConAgra shall cause to be recorded in the real property records of each county in which a parcel of owned real property of Cattleco (or which should or will be owned by Cattleco) is located (a) certificates of merger for properties held in the names of any predecessors-in-interest to Cattleco which have been merged into Cattleco, (b) certificates of name change for properties held in Cattleco under a previous legal name, and (c) warranty deeds and other instruments of conveyance for the vesting in Cattleco of title to real properties held by Persons other than Cattleco or predecessors-in-interest to Cattleco, and shall cause to be assigned to Cattleco all such leasehold interests held by such other Person. To the extent that any Licenses or Environmental Permits relating to the Feed Lot Business are not already issued in the name of Cattleco or a Subsidiary of Cattleco, ConAgra shall cause such Licenses and Environmental Permits to be transferred to or otherwise reissued in the name of Cattleco.

        2.1.7. ConAgra shall cause all the issued and outstanding capital stock of Cattleco to be owned and held directly by ConAgra.

       2.1.8. ConAgra shall use its reasonable efforts to cause Swift & Company, a Delaware corporation ("U.S. Pork Company"), to change its corporate name to "Swift Pork Company" in its jurisdiction of incorporation and each other jurisdiction in which it is qualified to do business as set forth in Schedule 7.1.

       2.1.9. ConAgra shall use its reasonable efforts to cause Holdco to change its corporate name to "Swift & Company" in its jurisdiction of incorporation and each other jurisdiction in which it is qualified to do business as set forth on Schedule 7.1.

      2.1.10.  ConAgra shall use its  reasonable  efforts to cause U.S.
               Beef Company to change its corporate name to "Swift Beef Company" in its jurisdiction of incorporation and each other jurisdiction in which it is qualified to do business as set forth on Schedule 7.1.

      2.1.11. Subject to any required approval of the other member of Better Beef LLC, which ConAgra shall use its reasonable efforts to obtain, ConAgra shall use its reasonable efforts to cause ConAgra Better Beef LLC, a Colorado limited liability company ("Better Beef LLC"), to change its entity name to "Swift Better Beef, LLC" in its jurisdiction of formation and each other jurisdiction in which it is qualified to do business as set forth on Schedule 7.1.

      2.1.12. [Intentionally Omitted]

      2.1.13. ConAgra shall use its reasonable efforts to cause Kabushiki Kaisha ConAgra Japan, a Japanese stock corporation, to change its entity name to "Kabushiki Kaisha Swift Japan" in its jurisdiction of formation and each other jurisdiction in which it is qualified to do business as set forth on Schedule 7.1.

       2.1.14. ConAgra shall use its reasonable efforts to cause ConAgra Refrigerated Foods, S.A. de C.V., a corporation organized under the laws of the United Mexican States, to change its entity name to "Swift Refrigerated Foods, S.A. de C.V." in its jurisdiction of formation and each other jurisdiction in which it is qualified to do business as set forth on Schedule 7.1.

     2.1.15.   ConAgra  shall  cause  U.S.   Acquisition  Co.  to  (i)
               incorporate S&C Australia Holdco Pty. Ltd. ("Australia Acquisition Co.") by filing with the Australian Securities & Investments Commission ("ASIC") Form 201 in the form attached hereto as Exhibit 2.1.15(a), (ii) cause Australia Acquisition Co.'s constitution to be in the form attached hereto as Exhibit 2.1.15(b), (iii) cause all necessary consents of the directors and the secretary of Australia Acquisition Co. to be duly obtained and held, and (iv) cause those directors to adopt the minutes in the form attached hereto as Exhibit 2.1.15(c). After the formation of Australia Acquisition Co., ConAgra shall cause Australia Acquisition Co.'s constitution not to be amended in any respect prior to the Closing.

     2.1.16.   ConAgra  shall  cause  U.S.   Acquisition  Co.  to  (i)
               incorporate Swift Brands Company ("Brand Holdco") by filing with the Secretary of State of the State of Delaware a certificate of incorporation in the form attached hereto as Exhibit 2.1.16(a),
               (ii) cause Brand Holdco's organizational minutes to be in the form attached hereto as Exhibit 2.1.16(b), and (iii) cause Brand Holdco to take the action set forth in such organization minutes, including the adoption of by-laws in the form attached hereto as
               Exhibit 2.1.16(c). After its formation, ConAgra shall not permit such certificate of incorporation and by-laws to be amended in any respect prior to the Closing.

      2.1.17.  Subject to Section 9.8 and the transfers contemplated by
               Section 2.1.23(x), to the extent that an Acquired Company is not the owner or lessee thereof and to the extent of all the rights, titles and interests (including, without limitation, leasehold interests) owned by ConAgra or an Affiliate thereof, (taking into account such assets to be included and excluded, as the case may be, as set forth on Exhibit 2.1.17) ConAgra shall cause all of the rights, titles and interests of ConAgra or any of its
               Affiliates (including, without limitation, the leasehold interests) to the intangible and tangible assets relating to or used or intended for use primarily in connection with the Processing Business (including, without limitation, all of the assets that are to be reflected in the Final Processing Closing Balance Sheet) to be transferred and contributed to, and held solely by, U.S. Beef Company or Australia Operating Company, as applicable, free and clear of all Liens (other than permitted Liens described on Schedule 7.23.1(a) and Schedule 7.23.1(b)) and other than (x) those assets to be retained by ConAgra or its Affiliates and that are used by ConAgra or its Affiliates to provide the services contemplated by the Transition Services Agreement, Risk Management Agreement, Cash Management Agreement and By-Products Agreement and (y) those assets described on
               Exhibit 2.1.5, Schedule 7.15.1 or Schedule 7.21.1 or used to provided the services described on Schedule 7.15.1 or Schedule
               7.21.1. Exhibit 2.1.17 sets forth a description of the real property, whether owned or leased, that will be transferred to U.S. Beef Company prior to the Closing Date. As a part of the foregoing transfer obligations, ConAgra shall cause to be recorded in the real property records of each county in which a parcel of owned real property of an Acquired Company (or which should or will be owned by an Acquired Company) is located (a) certificates of merger for properties held in the names of predecessors-in-interest to any Acquired Company which have been merged into an Acquired Company (e.g., E. A. Miller, Inc. and Mid-West By-Products, Inc.), (b) certificates of name change for properties held in Acquired Companies under a previous legal name (e.g., Monfort, Inc. n/k/a ConAgra Beef Company), and (c) warranty deeds and other instruments of conveyance for the vesting in Acquired Companies of title to real properties held by other Persons that are not Acquired Companies or predecessors in interest to Acquired Companies (e.g., ConAgra, Inc., ConAgra Foods, Inc., ConAgra Poultry Company, CAG Subsidiary, Inc., and ConAgra Corporation), and shall cause to be assigned to the Acquired Companies all such leasehold interests held by such other Persons. To the extent that any Licenses or Environmental Permits relating to the Processing Business (other than those relating to Colorado Feed LLC or Better Beef LLC) are not already issued in the name of an Acquired Company, ConAgra shall cause such Licenses and Environmental Permits to be transferred or otherwise reissued in the name of the appropriate Acquired Company.

       2.1.18. Prior to the Closing,  ConAgra shall pay and discharge in full or cause the Acquired Companies to pay and discharge in full
               (x) all indebtedness for borrowed funds and purchase money indebtedness owed to a non-Affiliate of ConAgra and incurred by any Acquired Company or for which any Acquired Company has otherwise become liable or responsible, including, without limitation, the indebtedness set forth on Exhibit 2.1.18, and (y) all indebtedness for borrowed funds and purchase money indebtedness owed to a non-Affiliate of ConAgra and incurred by the Acquired Company or for which any Acquired Company has become liable or responsible, pursuant to Acquisition LP's consent, after the date of this Agreement and prior to the Closing. As of Closing, ConAgra shall settle and treat as equity or cause to be settled and treated as equity all intercompany investments and accounts of the Acquired Companies, as provided in Exhibit 5.1.1, other than loans made pursuant to the Cattleco Loan Agreement. In connection with the above payments and discharges ConAgra shall obtain a release of all Liens (other than Liens relating to the Cattleco Revolver), guarantees, indemnities, bonding arrangements, letters of credit, letters of comfort and similar financial arrangements under which one or more of the Acquired Companies is obligated relating to indebtedness for borrowed funds and purchase money indebtedness. ConAgra shall release or cause to be released (i) all Liens held by ConAgra or any Subsidiary thereof encumbering the assets of any Acquired Company and (ii) any guarantees by any Acquired Company of indebtedness or other obligations of ConAgra or any Subsidiary of ConAgra other than any guarantees arising under the Deed of Cross Guarantee referred to in Section 2.1.22 below. The terms of this
               Section 2.1.18 shall not apply in respect to Colorado Feed LLC or Better Beef LLC.

       2.1.19. As soon as reasonably practicable and in any event prior to the Closing, Brand Holdco shall file in the United States, Korea, Taiwan, China and Mexico, and Australia Meat Holdings Pty. Ltd. shall file in Australia three intent-to-use trademark applications for the terms "Swift," "Swift Premium," and "Swift & Company" for use with "fresh, frozen, ground and/or processed beef, pork and lamb, meat, meat cuts, and organs."

      2.1.20. [Intentionally Omitted]

      2.1.21.  ConAgra shall cause ConAgra  Holdings  (Australia)  Pty.
               Ltd., an Australian corporation ("Australia Holdco"), Burcher Pty. Limited, an Australian corporation, and Australia Operating Company to comply in a timely manner with all procedures set forth in Section 260B of the Australian Corporations Act so that any financial assistance contemplated by Section 2.2.8 can be provided at the Closing.

      2.1.22.  ConAgra shall cause each of Australia Operating Company,
               Burcher Pty. Limited and ConAgra Trade Group Pty. Ltd. (formerly DR Johnston Group Pty. Ltd.) to: (i) enter into Revocation Deeds which revoke the Deed of Cross Guarantee dated April 26, 1996, among Australia Operating Company, ConAgra Trade Group Pty. Ltd. and Burcher Pty. Limited (the "Deed of Cross Guarantee"); (ii) lodge copies of such Revocation Deeds with the ASIC in accordance with ASIC Class Order CO 98/1418; and (iii) give notice to their creditors of the Revocation Deeds by way of public advertisements in accordance with ASIC Class Order CO 98/1418.

      2.1.23. To the extent that an Acquired Company is not currently the owner thereof and ConAgra or an Affiliate thereof is the owner, ConAgra shall (x) with respect to the United States and Australia, transfer or cause to be transferred all of ConAgra's and its Affiliates' right, title, and interest in and to the patents, trademarks, service marks, tradenames and domain names set forth on Exhibit 2.1.23(a) to Brand Holdco free and clear of all Liens using the form assignment attached hereto as Exhibit 2.1.23(b), or, with respect to the domain names, the transfer form provided by the appropriate domain name registrar, or, with respect to the patents, the form assignment attached hereto as
               Exhibit 2.1.23(c), and (y) with respect to all other countries, execute and deliver or cause to be executed and delivered to Brand Holdco assignments in the form attached hereto as Exhibit 2.1.23(b) (for the trademarks, service marks and tradenames) or
               Exhibit 2.1.23(c) (for the patents) that have been executed by the owner of the patents, trademarks, service marks, tradenames and domain names set forth on Exhibit 2.1.23(a) for the purpose of transferring all of ConAgra's and its Affiliates' right, title, and interest therein to Brand Holdco free and clear of all Liens, or, for the domain names, the transfer form provided by the appropriate domain name registrar.

      2.1.24. ConAgra shall transfer or cause to be transferred the title and all rights to the Lear 35 Jet described on Exhibit
               2.1.24 to Monfort International Sales Corp. free and clear of all Liens.

       2.1.25. To the extent that an Acquired Company is using any trade dress in connection with the sale of any fresh meat products, as of the date of this Agreement, the Acquired Company shall have the sole and exclusive right to use such trade dress in connection with the sale of fresh meat products. To the extent that ConAgra or any of its Affiliates (other than an Acquired Company) are using any trade dress in connection with the sale of any processed meat products, as of the date of this Agreement, then ConAgra and such Affiliates shall have the sole and exclusive right to use such trade dress in connection with the sale of the processed meat products. The parties shall and shall cause their Affiliates to execute such assignments or consents as may be reasonably required to effectuate the intent of this
               Section 2.1.25, provided, however, that any such assignments shall be made on an "as is" basis. The provisions of this Section
               2.1.25 shall not apply to the Brown `N Serve Properties (as defined in the Swift Transition License Agreement) which shall remain the sole and exclusive property of ConAgra. Holdco acknowledges ConAgra's sole ownership of the Brown `N Serve Properties and agrees that Holdco and its Affiliates shall be bound by the terms and conditions set forth in Section 10 of the Swift Transition License Agreement.

      2.1.26. Contemporaneously with the assignment of trademarks contemplated under Section 2.1.23, to the extent that such license agreement may be assignable under applicable Law, ConAgra shall cause Swift-Eckrich, Inc. to assign to Brand Holdco, and Brand Holdco shall accept, all rights and obligations arising under the trademark license agreements identified in Exhibit 2.1.26.

      2.1.27. ConAgra shall cause Swift-Eckrich, Inc. to cancel the trademark registrations for "Swift's Jewel & Design" (registration number 054402) and "Swift's La Primera & Design" (registration number 2241) in Panama. Swift-Eckrich, Inc. shall retain all rights in the trademarks "Jewel" or "La Primera." Swift-Eckrich, Inc. may file new applications to register "Jewel" and "La Primera," but shall not file any applications to register "Swift's" or any other derivation of "Swift."

      2.1.28. ConAgra shall cause Brand Holdco to file a new trademark application for the trademark "Miller's Blue Ribbon Beef" in the United States Patent and Trademark Office.

       2.1.29. Holdco agrees that, except as expressly set forth herein,
               ConAgra and its Affiliates shall retain all right, title and interest in all "Armour" and "Eckrich" derivative trademarks, service marks, trade names, domain names and other business designations, including all associated "E" logos. ConAgra agrees that, except as expressly set forth herein, ConAgra shall assign, or cause its Affiliates to assign, to Brand Holdco, all of their right, title and interest in all "Swift" derivative trademarks, service marks, trade names, domain names and other business designations. Nothing contained herein shall be construed as assigning, conveying or otherwise transferring to Holdco or its Affiliates (or Brand Holdco) any right, title or interest in the "Armour" or "Eckrich" portions of the trademarks, service marks, trade names or business designations "Swift-Eckrich," "Armour Swift-Eckrich" or "Swift-Eckrich, Inc.," nor shall anything contained herein be construed as retaining to ConAgra or its Affiliates any right, title or interest in the "Swift" portion of the trademarks, service marks, trade names or business designations "Swift-Eckrich," "Armour Swift-Eckrich" or "Swift-Eckrich, Inc." Swift-Eckrich, Inc. may continue to use the business designations "Swift-Eckrich," "Armour Swift-Eckrich" and "Swift-Eckrich, Inc.," and any derivation thereof, pursuant to the terms and conditions of the Swift Transition License
               Agreement. Upon termination of the Swift Transition License Agreement, ConAgra shall cause Swift-Eckrich, Inc. to discontinue all use of the trademarks, service marks, trade names and business designations "Swift-Eckrich," "Armour Swift-Eckrich" and "Swift-Eckrich, Inc." but may thereafter use any other "Armour" or "Eckrich" derivative trademark, service mark, trade name, domain name and business designation that does not incorporate the word "Swift."

       2.2. Payment of Consideration. ConAgra, Holdco and Acquisition LP hereby covenant and agree to take, or cause to be taken, the following actions at the Closing, chronologically in the order set forth below:

       2.2.1.  Acquisition LP shall cause equity funding from (i) Hicks,
               Muse, Tate & Furst Equity Fund V, L.P. ("Fund V") in the amount of One Hundred Forty-Five Million United States Dollars ($145,000,000) pursuant to the Fund V Commitment Letter and (ii) Gillco in the amount of Fifteen Million United States Dollars ($15,000,000) pursuant to the Gillco Subscription Agreement (collectively, the "Acquisition LP Funding Amount").

       2.2.2.  Acquisition  LP shall  purchase  from ConAgra and ConAgra shall sell and deliver to Acquisition LP, one hundred seventy-five million (175,000,000) shares (the "Acquisition LP Holdco Stock") of common stock, $0.00001 par value, of Holdco (the "Holdco Common Stock"), free and clear of all Liens, constituting, as of the Closing Date, 53.846% (the "Acquisition LP Percentage Interest") of the issued and outstanding shares of Holdco Common Stock, for an aggregate cash purchase price of One Hundred Sixty Million United States Dollars ($160,000,000).

       2.2.3. ConAgra shall cause Cattleco to establish additional reserves and/or asset writedowns not to exceed Eighteen Million United States Dollars ($18,000,000). ConAgra shall, and shall cause Cattleco to, enter into a revolving loan agreement in the form attached hereto as Exhibit 2.2.3 ("Cattleco Loan Agreement") pursuant to which ConAgra shall make an initial loan to Cattleco and ConAgra shall cause Cattleco to borrow, as of the Closing, up to Two Hundred and Sixty Million United States Dollars ($260,000,000) (the "Cattleco Loan Amount") as an initial advance under a revolving line of credit in an aggregate amount of Three Hundred Fifty Million United States Dollars ($350,000,000) (the "Cattleco Revolver"). Loans made pursuant to the Cattleco Loan Agreement shall be secured by a first perfected security interest in all Cattleco assets and shall be for an initial term of twenty-four (24) months. ConAgra shall cause Cattleco to execute and deliver to ConAgra the deeds of trust, security agreement, cash management agreement (the "Cash Management Agreement") and documents contemplated by the Cattleco Loan Agreement.

       2.2.4. ConAgra shall cause Cattleco to pay ConAgra, in repayment of preexisting intercompany indebtedness, an amount equal to the Cattleco Loan Amount.

       2.2.5.  U.S. Beef Company shall purchase from ConAgra and ConAgra shall sell and deliver or cause to be sold and delivered to U.S. Beef Company one (1) share of capital stock of ConAgra Refrigerated Foods, S.A. de C.V. (the "ConAgra Minority Mexican Stock Interest"), free and clear of all Liens.

        2.2.6. The parties shall cause Holdco to purchase from ConAgra or its Affiliate (other than an Acquired Company), and ConAgra shall sell and deliver or cause its Affiliate (other than an Acquired Company) to sell and deliver to Holdco, all the issued and outstanding shares of capital stock of U.S. Beef Company (the "U.S. Beef Company Stock") and U.S. Pork Company (the "U.S. Pork Company Stock") free and clear of all Liens. The parties shall cause Holdco to purchase from ConAgra or its Affiliate (other than an Acquired Company), and ConAgra shall sell and deliver or cause its Affiliate (other than an Acquired Company) to sell and deliver to Holdco, all the issued and outstanding shares of capital stock of Kabushiki Kaisha ConAgra Japan (the "KK Japan Stock"), free and clear of all Liens. The parties shall cause Holdco to purchase from ConAgra or its Affiliate (other than an Acquired Company), and ConAgra shall sell and deliver or cause its Affiliate (other than an Acquired Company) to sell and deliver to Holdco, forty-nine thousand nine hundred ninety-nine (49,999) shares of capital stock of ConAgra Refrigerated Foods, S.A. de C.V., free and clear of all Liens, which, together with the ConAgra Minority Mexican Stock Interest shall constitute all the issued and outstanding shares of capital stock of ConAgra Refrigerated Foods, S.A. de C.V. (collectively, the "ConAgra Mexican Stock"). The U.S. Beef Company Stock, U.S. Pork Company Stock, KK Japan Stock and the ConAgra Mexican Stock shall be collectively referred to as the "U.S. Processing Company Stock." In connection with such purchases and issuances, the parties shall cause the following actions to be taken:

               (i) Acquisition LP shall assign to U.S. Acquisition Co. and Australia Acquisition Co. its rights under the Senior Bank Commitment Letter and the related Fee Letter, U.S. Acquisition Co. and Australia Acquisition Co. shall assume all the obligations of Acquisition LP thereunder and
                    Acquisition LP shall be released from all obligations thereunder;

               (ii) The parties shall cause U.S.  Acquisition  Co. to enter into and request funding in the amount of One Hundred Forty-One Million United States Dollars ($141,000,000) (as such amount may be increased or decreased, as appropriate, to reflect any increase or decrease (w) in the amount of indebtedness incurred as contemplated by clause (iv) below, (x) in the amount of fees and expenses to be paid and reimbursed pursuant to Section 15.3 as compared to Sixty Million United States Dollars ($60,000,000), (y) in the amount of the Estimated Combined Processing Company Stockholders Net Investment (as reduced for the Estimated Australian
                    Stockholder Net Investment) as compared to the Initial Combined Processing Company Stockholders Net Investment (as reduced for the Initial Australian Stockholder Net Investment), and (z) in the amount of indebtedness incurred as contemplated by Section 2.2.8(i) as compared to One Hundred Fifty Million United States Dollars ($150,000,000)) under the loan agreement contemplated by the Senior Bank Commitment Letter;

               (iii)Acquisition  LP shall  assign to U.S.  Acquisition  Co.  its rights under (x) the Bridge Commitment Letter and the related Fee Letter, and (y) the Engagement Letter, and U.S. Acquisition Co. shall assume all the obligations of
                    Acquisition LP thereunder and Acquisition LP shall be released from all obligations thereunder;

               (iv) The parties shall cause U.S.  Acquisition  Co. to either (x)
                    consummate the sale of debt securities in the amount of Four Hundred Million United States Dollars ($400,000,000) as contemplated by the Engagement Letter (as such amount may be adjusted, as appropriate, as contemplated by the Fee Letter) or (y) to the extent that the debt securities cannot be sold in such amount, request funding in such amount under the bridge loan facility contemplated by the Bridge Commitment Letter;

               (v) The parties shall cause U.S. Acquisition Co. and S&C Holdco 3 to enter into the promissory note in the form attached hereto as Exhibit 2.2.6(v) (the "S&C Holdco 3 Acquisition Note") and pursuant thereto the parties shall cause U.S. Acquisition Co. to loan and S&C Holdco 3 to borrow, from the funds that U.S. Acquisition Co. received pursuant to clause
                    (ii) and (iv) above, an amount equal to Four Hundred Forty-One Million United States Dollars ($441,000,000) (as such amount may be increased or decreased, as appropriate, to reflect any increase or decrease (x) in the amount of the Estimated Combined Processing Company Stockholders Net Investment (as reduced for the Estimated Australian
                    Stockholder Net Investment) as compared to the Initial Combined Processing Company Stockholders Net Investment (as reduced for the Initial Australian Stockholder Net Investment) and (y) in the amount of fees and expenses to be paid and reimbursed pursuant to Section 15.3 as compared to Sixty Million United States Dollars ($60,000,000));

               (vi) The  parties  shall  cause S&C  Holdco 3 and S&C Holdco 2 to enter into the promissory note in the form attached hereto as Exhibit 2.2.6(vi) (the "S&C Holdco 2 Acquisition Note") and pursuant thereto the parties shall cause S&C Holdco 3 to loan and S&C Holdco 2 to borrow the funds that S&C Holdco 3 received pursuant to the S&C Holdco 3 Acquisition Note;

               (vii)The  parties  shall  cause S&C  Holdco 2 and Holdco to enter into the  promissory  note in the form  attached  hereto  as
                    Exhibit 2.2.6(vii) (the "Holdco Acquisition Note") and pursuant thereto the parties shall cause S&C Holdco 2 to loan and Holdco to borrow the funds that S&C Holdco 2 received pursuant to the S&C Holdco 2 Acquisition Note;

               (viii) In consideration of the U.S. Processing Company Stock, the parties shall cause Holdco to pay to ConAgra or its designees Three Hundred Eighty-One Million United States Dollars ($381,000,000) (as such amount may be increased or decreased, as appropriate, to reflect any increase or decrease in the amount of the Estimated Combined Processing Company Stockholders Net Investment (as reduced for the Estimated Australian Stockholder Net Investment) as compared to the Initial Combined Processing Company Stockholders Net Investment (as reduced for the Initial Australian Stockholder Net Investment)) of the funds received pursuant to clause (vii) above;

               (ix) In consideration of the U.S.  Processing  Company Stock, the parties shall cause Holdco to execute and deliver to ConAgra a promissory note in the principal amount of One Hundred Fifty Million United States Dollars ($150,000,000) in the form attached hereto as Exhibit 2.2.6(ix) (the "Promissory Note");

               (x) The parties shall cause (A) Holdco to transfer to S&C Holdco 2 all of the U.S. Processing Company Stock, (B) S&C Holdco 2 to execute and deliver to ConAgra an assumption agreement in the form attached as Exhibit 2.2.6(x) pursuant to which S&C Holdco 2 shall assume all obligations and liabilities of Holdco under the Promissory Note and (C) S&C Holdco 2 to accept such transfer in full repayment of the Holdco Acquisition Note, with such transfer being treated as a contribution to the capital of S&C Holdco 2 to the extent that the value of the U.S. Processing Company Stock exceeds the outstanding indebtedness under the Holdco Acquisition Note;

               (xi) ConAgra shall execute and deliver to Holdco a release in the form attached hereto as Exhibit 2.2.6(x) releasing Holdco from all obligations and liabilities of Holdco under the Promissory Note;

               (xii)The parties  shall cause (A) S&C Holdco 2 to transfer to S&C
                    Holdco 3 all of the U.S. Processing Company Stock that it received pursuant to clause (x) above, and (B) S&C Holdco 3 to accept such transfer in full repayment of the S&C Holdco 2 Acquisition Note, with such transfer being treated as a contribution to the capital of S&C Holdco 3 to the extent that the value of the U.S. Processing Company Stock exceeds the outstanding indebtedness under the S&C Holdco 2 Acquisition Note; and

               (xiii) The  parties  shall  cause (A) S&C Holdco 3 to transfer to
                    U.S. Acquisition Co. all of the U.S. Processing Company Stock that it received pursuant to clause (xii) above, and
                    (B) U.S. Acquisition Co. to accept such transfer in full repayment of the S&C Holdco 3 Acquisition Note, with such transfer being treated as a contribution to the capital of U.S. Acquisition Co. to the extent that the value of the U.S. Processing Company Stock exceeds the outstanding indebtedness under the S&C Holdco 3 Acquisition Note.

          2.2.7. The parties shall cause Cattle Holdco to purchase from ConAgra, and ConAgra shall sell and deliver to Cattle Holdco, all the issued and outstanding shares of capital stock of Cattleco (the "Cattleco Stock") free and clear of all Liens for an initial
               purchase   price  of  Thirty   Million   United  States   Dollars
               ($30,000,000) (the "Cattleco Stock Purchase Price"). As additional consideration, if, and only if, the HMC Group (as defined in the Stockholders Agreement) exercises the HMC Call Option (as defined in the Stockholders Agreement) prior to the complete Divestiture of the Feed Lot Business, Cattleco shall pay to ConAgra an amount equal to the "Additional Consideration." The Additional Consideration shall be an amount equal to the product of (A) the aggregate amount of consolidated net income of Cattle Holdco and its subsidiary as calculated from the Closing Date through the end of the last calendar month immediately prior to the date on which the closing of the HMC Call Option occurs (minus the value of any cash dividends paid or declared by Cattle Holdco prior to the closing date of the HMC Call Option) multiplied by (B) the CAGCO Ownership Percentage (as defined in the Stockholders Agreement). The parties shall cause Cattleco Holdco to pay to ConAgra the Cattleco Stock Purchase Price by delivering to ConAgra a promissory note in the stated aggregate principal amount of Eighty Million United States Dollars ($80,000,000) in the form attached to the Cattleco Loan Agreement (the "Cattleco Note") of which $30,000,000 million is deemed advanced as the initial purchase price as of the date of delivery. If any Additional Consideration is owed such amount shall be deemed to be an additional advance under the Cattleco Note. The initial stated principal amount of the Cattleco Note may be increased as necessary to reflect the Additional Consideration, all as otherwise described in Section 2(b)(1) of the Cattleco Loan Agreement.

          2.2.8. The parties shall cause Australia Acquisition Co. to purchase from Australia Holdco, and ConAgra shall cause Australia Holdco to sell and deliver to Australia Acquisition Co., all the issued and outstanding shares of capital stock of Australia Operating Company (the "Australia Operating Company Stock" and collectively with the U.S. Processing Company Stock, the "Processing Company Stock"), free and clear of all Liens. In connection with such purchase, the parties shall cause the following actions to be taken:

               (i) The parties shall cause Australia Acquisition Co. to enter into and request funding in the amount of One Hundred Fifty Million United States Dollars ($150,000,000) (or such greater or lesser amount as may be necessary and that may be available for borrowing) under the loan agreement contemplated by the Senior Bank Commitment Letter, provided that the amount to be borrowed under this clause (i) shall not exceed seventy-five percent (75%) of the amount to be paid pursuant to clause (iii) below.

               (ii) From the proceeds received pursuant to clauses (ii) and (iv)
                    of Section 2.2.6 above, the parties shall cause U.S. Acquisition Co., (A) to loan to Australia Acquisition Co. and the parties shall cause Australia Acquisition Co. to borrow, pursuant to the promissory note in the form attached hereto as Exhibit 2.2.8, an amount equal to the amount to be paid pursuant to clause (iii) below minus the sum of (x) the amount borrowed pursuant to clause (i) above and (y) the amount to be contributed pursuant to clause (B) of this
                    (ii), and (B) to contribute to the capital of Australia Acquisition Co. an amount equal to twenty-five percent (25%) of the amount to be paid pursuant to clause (iii) below.

               (iii)In consideration of the Australia  Operating  Company Stock, the parties shall cause Australia Acquisition Co. to pay to Australia Holdco Two Hundred Fifty Million United States Dollars ($250,000,000) (as such amount may be increased or decreased, as appropriate, to reflect any increase or decrease in the amount of the Estimated Australian Stockholder Net Investment as compared to the Initial Australian Stockholder Net Investment) from the proceeds received from clauses (i) and (ii) above.

3.       Aggregate Consideration.

          3.1. Processing Company Purchase Price.


          3.1.1. For purposes of the transactions contemplated herein, the aggregate consideration to be received by ConAgra and Australia Holdco under Article 2 in respect of the Acquired Companies (other than Cattleco) shall be an amount equal to the Combined Processing Company Stockholders Net Investment (as defined in
               Section 5.1.7) plus Eighteen Million United States Dollars ($18,000,000) (the "Aggregate Consideration"). The Aggregate Consideration shall be payable as provided in Articles 2 and 3 and shall be subject to adjustment as set forth in Article 5. For purposes of determining payment of the Aggregate Consideration and the other provisions of this Agreement, the aggregate value of the common stock of Holdco shall be deemed to equal Three Hundred Twenty-Five Million United States Dollars ($325,000,000) out of which the post-Closing ownership interest of ConAgra in the common stock of Holdco shall have a deemed value of One Hundred Fifty Million United States Dollars ($150,000,000). For purposes of this Agreement (including clause (iii) of Section 2.2.8), an amount of the Aggregate Consideration shall be allocated to the Australian Operating Common Stock equal to the product of (x) the Aggregate Consideration minus Eighteen Million United States Dollars ($18,000,000) times (y) a fraction (1) the numerator of which is the Australian Stockholder Net Investment as set forth in the Final Australian Closing Balance Sheet and
               (2) the denominator of which is the Combined Processing Company Stockholders Net Investment as set forth in the Final Processing Closing Balance Sheet. As of the date of this Agreement, the parties estimate (x) that the Combined Processing Company Stockholders Net Investment (which includes the Initial Australian Stockholder Net Investment) is approximately One Billion Seventy-Three Million United States Dollars ($1,073,000,000) (the "Initial Combined Processing Company Stockholders Net Investment") and (y) the Australian Stockholder Net Investment is approximately Two Hundred Fifty Million United States Dollars ($250,000,000) (the "Initial Australian Stockholder Net Investment").

          3.1.2. On the fourth business day prior to the Closing Date, ConAgra shall prepare and deliver, in accordance with the terms of this
               Section 3.1.2, an estimated combined balance sheet for the Acquired Companies (excluding Cattleco) (the "Estimated Processing Company Closing Balance Sheet"), together with a separate estimated combined balance sheet for Australia Operating Company (the "Estimated Australian Closing Balance Sheet"), in each case estimated as of 12:01 a.m. New York City time on the Closing Date. ConAgra shall prepare the Estimated Processing
               Company Closing Balance Sheet and the Estimated Australian Closing Balance Sheet in accordance with GAAP and the methodology, procedures and manner of presentation set forth in
               Section 5.1.1 and Exhibit 5.1.1. Acquisition LP and its representatives shall have the right to consult with ConAgra in connection with the preparation of the Estimated Processing
               Company  Closing  Balance  Sheet  and such  Estimated  Australian
               Closing Balance Sheet, but shall not have the right to approve such Estimated Processing Company Closing Balance Sheet and Estimated Australian Closing Balance Sheet. The parties acknowledge and agree that the amounts set forth in Sections 2.2.6(ii), 2.2.6(v), 2.2.6(viii), 2.2.8(i), 2.2.8(ii) and
               2.2.8(iii)  have been  calculated  based on the Initial  Combined
               Processing Company Stockholders Net Investment and the Initial Australian Stockholder Net Investment. For purposes of borrowings and payments made at the Closing pursuant to such Sections, the estimated Combined Processing Company Stockholders Net Investment as reflected in the Estimated Processing Company Closing Balance Sheet (the "Estimated Combined Processing Company Stockholders Net Investment") and the estimated Australian Stockholder Net Investment as reflected in the Estimated Australian Closing Balance Sheet (the "Estimated Australian Stockholder Net Investment"), shall be used as provided therein.

          3.2. Form of Cash Payments. All payments pursuant to Article 2 shall be made by wire transfer of immediately available funds to the account designated by the receiving party.

          3.3. Purchase Price Allocation. Within thirty (30) days after the later of (i) the determination of the Processing Company Settlement Payment pursuant to Section 5.1.4 and (ii) the determination of the Cattleco Settlement Payment pursuant to
               Section 5.1.5, Deloitte shall prepare and provide ConAgra and Holdco with an allocation of the purchase price (pursuant to the principles of Exhibit 3.3) with respect to the Processing Company Stock, the Cattleco Stock and the other assets acquired by Holdco or its Subsidiaries pursuant to this Agreement. The parties hereto agree to use the allocation provided by Deloitte consistent with and pursuant to this Section 3.3 for their Tax reporting purposes. The parties hereto agree that the transfers of the Processing Company Stock and the Cattleco Stock shall be reported as taxable sales or exchanges of such stock (and not of such companies' underlying assets) for Income Tax purposes. Any other assets (other than cash or cash equivalents) transferred to Holdco or a Subsidiary of Holdco pursuant to Sections 2.1.6, 2.1.17, 2.1.23 or 2.1.24 shall be reported as taxable sales or exchanges of such assets for Income Tax purposes.

4.  Closing.

          4.1. Closing. Subject to the terms and conditions contained in this Agreement, the closing of the transactions contemplated hereby (the "Closing") will occur at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on the earlier of (i) the Termination Date, and (ii) the second business day after the conditions set forth in Section 10 (other than those to be fulfilled at the Closing) have been satisfied or at such other date and place as the parties hereto may mutually agree (the date on which the Closing actually occurs being referred to herein as the "Closing Date"). The Closing shall be effective as of the time on the Closing Date that all actions contemplated to occur at the Closing pursuant to this Agreement have been completed (the "Effective Time").

          4.1.1. Obligations at the Closing. In addition to the actions contemplated by Article 2, at the Closing the parties shall cause the following actions to be taken:

               (i) Indemnification and Release Agreement. Holdco shall execute and deliver, and cause each Acquired Company (other than Colorado Feed LLC and Better Beef LLC) and Acquiring Company to execute and deliver, to ConAgra the indemnification and release agreement, in the form attached hereto as Exhibit 4.1.1(i) (the "Indemnification and Release Agreement"), pursuant to which each of the Acquired Companies (other than Colorado Feed LLC and Better Beef LLC) and Acquiring Companies agrees to be bound, jointly and severally, by each of the covenants with respect to periods following the Closing and indemnification obligations of Holdco set forth in this Agreement and to release ConAgra from certain environmental claims as set forth therein.

               (ii) Preferred  Supplier  Agreement.  ConAgra  shall  execute and deliver and Holdco shall execute and deliver a preferred supplier agreement in the form attached hereto as Exhibit 4.1.1(ii) pursuant to which the Processing Companies (other than Colorado Feed LLC and Better Beef LLC) agree to supply certain products to ConAgra and its Subsidiaries, and ConAgra and its Subsidiaries agree to purchase certain products, at market prices on a delivered basis and terms (the "Preferred Supplier Agreement").

               (iii)Stockholders Agreement.  ConAgra,  Acquisition LP and Holdco
                    shall execute and deliver a stockholders agreement in the attached hereto as Exhibit 4.1.1(iii) pursuant to which the parties agree to certain governance provisions including, without limitation, board representation, share transfer restrictions, registration rights and other stockholder rights (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, Acquisition LP shall have certain rights to acquire ConAgra's equity interests in Holdco, and ConAgra shall have the right to participate in certain transfers by Acquisition LP of its equity interest. In addition, ConAgra shall use its reasonable efforts for at least eighteen (18) months following Closing to solicit purchasers for Cattleco operations.

               (iv) Transition  Services  Agreement.  ConAgra  shall execute and deliver and Holdco shall cause the Acquired Companies (other than Colorado Feed LLC and Better Beef LLC) to execute and deliver a transition services agreement in the form attached hereto as Exhibit 4.1.1(iv) (the "Transition Services Agreement") pursuant to which (i) ConAgra agrees to provide certain transition services to the Acquired Companies (other than Colorado Feed LLC and Better Beef LLC) following Closing, (ii) U.S. Beef Company agrees to provide certain transition services to ConAgra following Closing and (iii) ConAgra agrees to provide certain transition services to Cattleco following the Closing.

               (v) Armour Transition Trademark License Agreement. ConAgra shall or shall cause its appropriate Affiliates to execute and deliver and Holdco shall cause the appropriate Acquired
                    Companies to execute and deliver a transition trademark license agreement in the form attached hereto as Exhibit 4.1.1(v) (the "Armour Transition License Agreement")
                    pursuant to which ConAgra or such Affiliates agree to license to the Acquired Companies (other than Colorado Feed LLC and Better Beef LLC) the "Armour" and "ConAgra" trademarks and business names on a transition basis.

               (vi) Swift Transition  Trademark License Agreement.  Holdco shall cause the appropriate Acquired Company (other than Colorado Feed LLC and Better Beef LLC) to execute and deliver and ConAgra shall execute and deliver a transition trademark license agreement in the form attached hereto as Exhibit 4.1.1(vi) (the "Swift Transition License Agreement") pursuant to which such Acquired Company agrees to license to ConAgra the "Swift" and "Swift Premium" trademarks on a transition basis.

               (vii)Hangar  License  Agreement.  U.S.  Beef  Company and ConAgra
                    shall execute and deliver a Hangar License Agreement in the form attached hereto as Exhibit 4.1.1(vii) (the "Hangar License Agreement"), relating to the joint use of certain hangar space located in Greeley, Colorado.

               (viii) Director Appointment.  The parties acknowledge that Holdco shall have a seven (7) member board of directors, five (5) of whom shall be designated by Acquisition LP and two (2) of whom shall be designated by ConAgra. At Closing, ConAgra and Acquisition LP shall take all action necessary to establish such board, and designate such members.

               (ix) Risk Management Agreement. ConAgra shall execute and deliver and Holdco shall cause Cattleco to execute and deliver the Risk Management Agreement in the form attached hereto as
                    Exhibit 4.1.1(ix) (the "Risk Management Agreement") pursuant to which ConAgra shall provide certain risk management services to Cattleco, and Cattleco shall undertake certain risk management activities.

               (x) Cattle Supply Agreement. Holdco shall cause Cattleco and U.S. Beef Company to execute and deliver the Cattle Supply Agreement in the form attached hereto as Exhibit 4.1.1(x) (the "Cattle Supply Agreement") pursuant to which U.S. Beef Company agrees to purchase, and Cattleco agrees to supply, live cattle.

               (xi) Monitoring  and  Oversight  Agreement.   Holdco,  the  other
                    Acquiring Companies and certain Acquired Companies shall execute and deliver to Hicks, Muse & Co. Partners, L.P. a monitoring and oversight agreement in the form attached hereto as Exhibit 4.1.1(xi).

               (xii)Financial  Advisory  Agreement.  Holdco, the other Acquiring
                    Companies and certain Acquired Companies shall execute and deliver to Hicks, Muse & Co. Partners, L.P. a financial advisory agreement in the form attached hereto as Exhibit 4.1.1(xii) (the "Financial Advisory Agreement").

               (xiii) Stock Certificates.  ConAgra shall deliver to Holdco stock certificates representing the U.S. Processing Company Stock, in each case, duly endorsed in blank or accompanied by stock powers duly endorsed in blank (or equivalent transfer documents under the Laws of the applicable country). ConAgra shall deliver to Cattle Holdco stock certificates representing the Cattleco Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank; ConAgra shall cause Australia Holdco to deliver to Australia Acquisition Co. share certificates representing the Australia Operating Company Stock and share transfer forms.

               (xiv)Acquisition  LP  Holdco  Stock.  ConAgra  shall  deliver  to
                    Acquisition  LP  a  stock   certificate   representing   the
                    Acquisition LP Holdco Stock duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

               (xv) Certificate.   ConAgra   shall   execute   and  deliver  the
                    certificates contemplated in Sections 10.2(a) and 10.2(b).


               (xvi)Certificate.  Acquisition  LP shall  execute and deliver the certificates  contemplated in Sections  10.3(a) and 10.3(b).

               (xvii)  Resignations.  ConAgra  shall  deliver to Holdco  written resignations of the directors (or equivalent positions) of each Acquiring Company and Acquired Company (other than Colorado Feed LLC and Better Beef LLC) (other than directors ConAgra is entitled to designate under Section 4.1.1(viii)), together with the written resignations of the officers (or equivalent positions) of each Acquiring Company and Acquired Company (other than Colorado Feed LLC and Better Beef LLC) as designated by Acquisition LP at least five (5) days prior to the Closing Date.

               (xviii) Real Property; Title Insurance.  ConAgra shall deliver to
                    Acquisition LP, with respect to the parcels of real property set forth on Schedule 7.23.1(a) and Schedule 7.23.1(b), (a) original ALTA form owner policies of title insurance insuring the title of the Acquired Companies in the properties designated on Schedule 7.23.1(a) to be good and marketable, including access, contiguity and comprehensive endorsements, (b) a certificate of title for each property listed in Schedule 7.23.1(b) for which a certificate of title has been issued showing that an Acquired Company is the registered proprietor under the applicable state registration system, (c) ALTA/ACSM Land Title Surveys, including items 2-4, 6, 7(a) and (c) and 8-11 of Table A of the Standards (or land title surveys prepared in accordance with equivalent standards with respect to real property listed on Schedule 7.23.1(b)), updated not earlier than ninety (90) days prior to the Closing, and (d) such other related title documents and certificates required by the Senior Bank Commitment Letter and the Bridge Commitment Letter, the cost and expense of which in each case shall be paid by ConAgra and shall be reimbursed by Holdco at the Closing subject to Section 15.3.

               (xix)By-Products Marketing Agreement. ConAgra shall cause ConAgra
                    Trade Group, Inc. to execute and deliver and Holdco shall cause U.S. Acquisition Co. to execute and deliver the By-Products Marketing Agreement in the form attached hereto as Exhibit 4.1.1(xix) (the "By-Products Agreement"), pursuant to which ConAgra Trade Group, Inc. agrees to purchase certain products.

               (xx) Transfer  Restriction  Agreement.  ConAgra  shallexecute and deliver an agreement, in a form attached hereto as Exhibit 4.1.1(xx), pursuant to which ConAgra shall agree to certain restrictions as set forth in the Senior Bank Commitment Letter.

               (xxi)License  Agreement.  Holdco  shall  cause  Brand  Holdco  to execute and deliver and ConAgra shall execute and deliver a patent license agreement reasonably satisfactory to the parties, pursuant to which Brand Holdco shall grant to ConAgra and its Affiliates a perpetual, world-wide, royalty-free license to use the technology described in Patent No. 6,133,321 only with respect to poultry. This license shall be exclusive with respect to poultry and shall be non-transferable, except upon the sale of all or substantially all of ConAgra's poultry assets. Neither party shall be required to make any representations or warranties of any kind to the other pursuant to such license agreement.

5. Post-Closing Matters.

               5.1. Closing Balance Sheets.

               5.1.1. Preparation.  As soon as reasonably  practicable following the Closing Date (but in any event within thirty (30) days after the Closing), ConAgra shall prepare, in accordance with the terms of this Article 5, (i) a combined balance sheet for the Acquired Companies (excluding Cattleco) (the "Preliminary Processing Company Closing Balance Sheet"), together with a separate combined balance sheet for Australia Operating Company (the "Preliminary Australian Closing Balance Sheet"), in each case estimated as of 12:01 a.m. New York City time on the Closing Date and (ii) a balance sheet for Cattleco as of 12:01 a.m. New York City time on the Closing Date (the "Preliminary Cattleco Closing Balance Sheet"). Such balance sheets are collectively referred to as the "Preliminary Closing Balance Sheets." ConAgra shall prepare the Preliminary Closing Balance Sheets in accordance with GAAP, and the methodology, procedures and manner of presentation set forth in Exhibit 5.1.1. It is expressly acknowledged by the parties hereto that the inclusion of items 13 and 14 on Schedule 7.8.2 shall not in any manner prejudice or otherwise constitute a waiver of any party's rights under this Article 5 or constitute an admission by a party that such actions are permitted under this Article 5 or Exhibit 5.1.1 hereto. Immediately upon completion of the Preliminary Closing Balance Sheets, ConAgra shall submit the Preliminary Closing Balance Sheets to Deloitte & Touche LLP ("Deloitte") for audit in accordance with the terms of this Article 5.

               5.1.2. Deloitte  Engagement  and Audit.  Promptly  following  the execution of this Agreement, ConAgra and Acquisition LP shall jointly engage Deloitte, pursuant to the engagement letter in substantially the form attached hereto as Exhibit 5.1.2(a), to (i) audit the Preliminary Closing Balance Sheets in accordance with GAAP and the provisions of this Agreement, including, without limitation, Exhibit 5.1.1 (the "Audit"), and (ii) upon completion of the Audit, deliver to ConAgra and Acquisition LP its draft preliminary audit reports in the form attached hereto as Exhibit 5.1.2(b) (the "Report") together with the accompanying draft audited combined balance sheet for the Acquired Companies (excluding Cattleco) (the "Audited Processing Closing Balance Sheet"), the accompanying draft audited combined balance sheet for Australia Operating Company (the "Audited Australian Closing Balance Sheet") and the accompanying audited balance sheet for Cattleco (the "Audited Cattleco Closing Balance Sheet"). The Audited Processing Closing Balance Sheet, the Audited Australian Closing Balance Sheet and Audited Cattleco Closing Balance Sheet are herein collectively referred to as the "Audited Closing Balance Sheets." The parties acknowledge and agree that Deloitte shall not issue its final audit report until all Notices of Objection have been resolved in accordance with Section 5.1.3 and such resolution is incorporated into the Audited Closing Balance Sheets.

               5.1.3. Objections; Resolution of Disputes. (i) Unless Acquisition
                    LP notifies ConAgra in writing, within thirty (30) days after Deloitte's delivery of the Audited Closing Balance Sheets, of any objection to the computations set forth therein (the "Notice of Objection"), the Audited Closing Balance Sheets shall become final and binding. Any such objection shall be limited to matters concerning (x)
                    mathematical errors or (y) the Audited Closing Balance Sheets not having been calculated or prepared in accordance with this Agreement, including, without limitation, Exhibit
                    5.1.1. During such 30-day period Acquisition LP and its representatives shall be permitted to review the working papers of ConAgra and Deloitte relating to the Audited Closing Balance Sheets. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein.

                    (ii) If  Acquisition  LP provides the Notice of Objection to
                         ConAgra within such 30-day period, Acquisition LP and ConAgra shall, during the 30-day period following ConAgra's receipt of the Notice of Objection, attempt in good faith to resolve Acquisition LP's objections. During such 30-day period, ConAgra and its representatives shall be permitted to review the working papers relating to the Notice of Objection and the basis therefor. If Acquisition LP and ConAgra are unable to resolve all such objections within such 30-day period, the matters remaining in dispute shall be submitted to KPMG LLP (or, if such firm declines to act, to another nationally recognized public accounting firm mutually agreed upon by Acquisition LP and ConAgra and, if Acquisition LP and ConAgra are unable to so agree within ten (10) days after the end of such 30-day period, then Acquisition LP and ConAgra shall each select such a firm and such firms shall jointly select a third nationally recognized firm to resolve the disputed matters (such selected firm being the "Independent Expert")). The parties shall instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than sixty (60) days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and nonappealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be borne by U.S. Acquisition Co. Promptly following the respective date that ConAgra and Acquisition LP reach agreement upon or, if applicable, the respective date of the final determination, the parties shall cause such resolution to be incorporated into the Audited Closing Balance Sheets and shall cause Deloitte to issue its final audit report. The Audited Processing Company Closing Balance Sheet, as adjusted (the "Final Processing Closing Balance Sheet"), the Audited Australian Closing Balance Sheet, as adjusted (the "Final Australian Closing Balance Sheet"), and the Audited Cattleco Closing Balance Sheet, as adjusted (the "Final Cattleco Closing Balance Sheet"), shall be final, binding and conclusive for all purposes hereunder.

               5.1.4.  Processing  Company  Settlement  Payment.  On the  fourth business day following delivery of the Final Processing Closing Balance Sheet pursuant to this Section 5, (i) Holdco shall pay or cause to be paid to ConAgra or its designee the amount, if any, by which the Combined Processing Company Stockholders Net Investment set forth in the Final
                    Processing Closing Balance Sheet exceeds the Estimated Processing Company Stockholders Net Investment, (ii) ConAgra or its designee shall pay to Holdco the amount, if any, by which the Estimated Processing Company Stockholders Net Investment exceeds the Combined Processing Company Stockholders Net Investment set forth in the Final Processing Closing Balance Sheet, and (iii) the party making the payment pursuant to (i) or (ii) above shall also pay interest on such amount from the Closing Date through the date of payment at the Prevailing Rate.

               5.1.5. Cattleco Settlement Payment. Effective as of the agreement upon or determination of the Final Cattleco Closing Balance Sheet, to the extent, if any, that the Cattleco Stockholder Net Investment set forth therein (after giving effect to Cattleco Loan Amount) is (i) less than Thirty Million United States Dollars ($30,000,000), then the Cattleco Loan Amount shall be deemed reduced by the amount of such shortfall and
                    (ii) more than Thirty Million United States Dollars ($30,000,000), then the Cattleco Loan Amount shall be deemed increased by the amount of such excess. Any such adjustment to the Cattleco Loan Amount shall solely be for purposes of determining the outstanding balance thereof and shall be retroactive to the date of the initial borrowing of the Cattleco Loan Amount and the Cattleco Loan Amount shall be deemed to have been adjusted as of such date and for all periods thereafter and for all purposes, including interest paid or accrued under the Cattleco Loan Agreement.

               5.1.6. Access; Fees. After the Closing, Holdco shall provide, and shall cause the Acquired Companies to provide, to ConAgra and Deloitte such assistance and access to books, records and other supporting documents as is necessary to timely prepare the Preliminary Closing Balance Sheets, conduct the Audit and prepare, issue and deliver the Report and the Audited Closing Balance Sheets, including, but not limited to, access to each Acquired Company's employees and books, records and other supporting documents. ConAgra shall provide to Deloitte such assistance and access to books, records and other supporting documents as is necessary for Deloitte to timely conduct the Audit and prepare, issue and deliver the Report and the Audited Closing Balance Sheets. Holdco shall pay or cause to be paid all of the fees and expenses of Deloitte in connection with the Audit and the Report.

               5.1.7. Certain  Definitions.  (i) For purposes of this Agreement,
                    "Combined Processing Company Stockholders Net Investment" shall mean the stockholders' net investment and advances as reflected in a combined balance sheet for the Acquired
                    Companies (excluding Cattleco) as of 12:01 a.m. New York City time on the Closing Date in accordance with Exhibit 5.1.1.

                    (ii) For purposes of this Agreement,  "Cattleco  Stockholder
                         Net Investment" shall mean the stockholder's net investment and advances as reflected in a balance sheet for Cattleco as of 12:01 a.m. New York City time on the Closing Date prepared in accordance with Exhibit 5.1.1.

                    (iii)For   purposes   of   this    Agreement,    "Australian
                         Stockholder Net Investment" shall mean the stockholder's net investment and advances as reflected in a combined balance sheet for Australia Operating Company as of 12:01 a.m. Australian time on the Closing Date in accordance with Exhibit 5.1.1.

6.       Employee Matters.

               6.1. General.  As  of  the  Effective  Time,  by  virtue  of  the transactions contemplated herein, each Acquired Company shall continue to employ each individual employed by an Acquired Company on the Closing Date (including employees absent from work due to short-term or long-term disability, sick leave, military leave or other permitted absences) (the "Company Employees"). As of the Effective Time, ConAgra shall terminate, or shall cause its Affiliates (that are not Acquired Companies) to terminate, those employees who are not employed by Acquired Companies but who are employed at locations at which the Businesses are located and who perform substantially all of their services for the Businesses, including, without limitation, those management employees listed on Exhibit 6.1, and Holdco, an Acquired Company, or a Subsidiary thereof shall offer such employees employment. Upon such employees' acceptance of employment with Holdco, an Acquired Company, or a Subsidiary thereof, these employees shall be included in the term "Company Employees." Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Holdco, any Acquired Company or a Subsidiary of either from terminating or changing the terms of employment of any Company Employee after the Effective Time. ConAgra and its Affiliates (that are not Acquired Companies) hereby waive any claims against Holdco, any Acquired Company and any Subsidiary of either, and against any Company Employee, as a result of such Company Employee's employment with Holdco, any Acquired
                    Company or a Subsidiary of either, including any claims under any employment agreement, confidentiality agreement (to the extent such confidential information relates to the Businesses and not to other businesses of ConAgra and its Affiliates (that are not Acquired Companies)) or non-competition agreement.

               6.2. Non-Solicitation.  For a period of  twenty-four  (24) months from the Closing Date, without the written consent of Holdco, ConAgra shall not, and shall cause its Affiliates (that are not Acquired Companies) to not, solicit for employment, hire or retain in any capacity, or dissuade (prior to the Closing or after the Closing during such twenty-four (24) month period) from continuing or accepting employment with Holdco or a Subsidiary thereof, any Company Employee or individual who (i) performed services for the Businesses prior to the Effective Time, (ii) is offered employment in accordance with Section 6.1 and (iii) receives stock options in Holdco on the Closing Date. Holdco shall provide ConAgra with notice of such covered individuals on the Closing Date. Notwithstanding the foregoing, if any such Company Employee's employment terminates with Holdco or a Subsidiary thereof, ConAgra may hire such Company Employee; provided, however, that such hiring shall be prohibited by this Section 6.2 if ConAgra solicits the Company Employee prior to the Company Employee's termination.

               6.3. COBRA.   Holdco  and  the   Acquired   Companies   shall  be
                    responsible for perpetuating the group health plan continuation coverage pursuant to Section 4980B of the Code and Sections 601-609 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for Company Employees and their eligible dependents.

               6.4. Pension  Plan.  As of the Closing  Date,  Company  Employees
                    shall cease to actively participate in any Employee Plan subject to Title IV of ERISA that is not a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan") and that is sponsored by ConAgra or any Affiliate (the "ConAgra Pension Plans"), and will receive no further benefit accruals under the ConAgra Pension Plans. ConAgra shall cause Company Employees to be one hundred percent (100%) vested in their accrued benefits under the ConAgra Pension Plans effective as of the Closing Date.

               6.5. 401(k)  Plans.  As of the Closing  Date,  Company  Employees
                    shall cease to actively participate in the ConAgra Retirement Income Savings Plan and the ConAgra Retirement Income Savings Plan for Hourly Rate Production Employees (the "ConAgra 401(k) Plans"). No contributions shall be made to the ConAgra 401(k) Plans for the benefit of Company Employees with respect to compensation earned by the Company Employees after the Closing Date. ConAgra shall cause the interests of the Company Employees in the ConAgra 401(k) Plans to be one hundred percent (100%) vested and fully nonforfeitable as of the Closing Date. Except as expressly set forth herein, no assets of any Employee Plan shall be transferred to Holdco or any of its Affiliates or to any plan of Holdco or any of its Affiliates. As soon as practical following receipt by Holdco and ConAgra of favorable determination letters or Holdco's certification to ConAgra, and ConAgra's certification to Holdco, in a manner reasonably acceptable to both ConAgra and Holdco, that Holdco's 401(k) plan and ConAgra's 401(k) Plans are qualified under the applicable provisions of the Code, ConAgra shall cause the trustee of ConAgra's 401(k) Plans to transfer, solely in the form of cash or notes representing outstanding participant loans (provided, however, at Holdco's reasonable election, some assets may be transferred in kind), assets representing the full account balances of the Company Employees, together with the appropriate net investment return (including unrealized appreciation or depreciation) thereon, reduced by any necessary benefit or withdrawal payments made in respect of Company Employees prior to the actual date of transfer, to the trustee of Holdco's 401(k) plan, and upon such transfer, Holdco and Holdco's 401(k) plan shall be responsible for proper administration of such account balances and the related liability to the Company Employees.

               6.6. Welfare  Plans.   Except  as  otherwise  set  forth  in  the
                    Transition Services Agreement, as of the Closing Date, Company Employees shall cease to participate in any plan or program described in Section 3(1)(A) of ERISA (other than a plan, fund or program established or maintained for the purpose of providing unemployment, severance or worker's compensation benefits), including foreign plans not subject to ERISA ("Welfare Plan"), sponsored by ConAgra or any Affiliate of ConAgra that is not an Acquired Company. Holdco shall provide those Welfare Plans to the Company Employees as Holdco deems appropriate after the Closing Date. ConAgra shall be responsible for and shall pay, or shall cause to be paid or shall cause its Welfare Plans to be responsible for and pay (subject to their terms), all claims incurred by the Company Employees and their beneficiaries on or before the Closing Date (whether or not reported as of the Closing
                    Date) under any Welfare Plan (whether those claims are incurred under a Welfare Plan sponsored by ConAgra, an Acquired Company, or a Subsidiary of either) and Holdco shall be responsible for and shall pay or cause to be paid, or shall cause its Welfare Plans to be responsible for and pay (subject to their terms), all claims incurred by the Company Employees and their beneficiaries after the Closing Date under Welfare Plans sponsored by Holdco, an Acquired Company or a Subsidiary of either. Notwithstanding the foregoing, matters with respect to any Welfare Plan that is a plan, fund or program established or maintained for the purpose of providing unemployment, severance or workers' compensation benefits shall be governed by Sections 6.12 and
                    6.14 to the extent those sections are inconsistent with this
                    Section 6.6.

               6.7. Flexible  Spending   Accounts.   ConAgra  maintains  a  plan
                    qualified  under  Codess.125  ("ConAgra's  125  Plan")  that includes flexible spending accounts for medical care reimbursements and dependent care reimbursements ("Reimbursement Accounts"). As soon as reasonably practicable following the Closing Date, cash equal to the aggregate value of the Reimbursement Accounts of the Company Employees shall be transferred from ConAgra to a plan established by Holdco intended to qualify under Codess.125 ("Holdco's 125 Plan"). Upon receipt of such amount, Holdco and Holdco's 125 Plan shall assume all obligations and liabilities with respect to the Reimbursement Accounts for the Company Employees. Holdco shall recognize the elections of the Company Employees under ConAgra's 125 Plan for purposes of Holdco's 125 Plan for calendar year 2002.

               6.8. Holdco  Plans.  To the extent such periods of service  would have counted under similar benefit plans of ConAgra and the Acquired Companies covering Company Employees, Holdco shall cause prior periods of service with ConAgra and the Acquired Companies to count for purposes of eligibility and vesting under any benefit plans provided to Company Employees after Closing. To the extent such conditions and provisions would be waived under similar benefit plans of ConAgra and the Acquired Companies covering Company Employees, Holdco shall cause the Acquired Companies to waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any employee benefit plan or compensation arrangements provided to any Company Employees after the Closing Date. After Closing, to the extent such amounts paid or accrued by Company Employees would be applied under similar benefit plans of ConAgra or the Acquired Companies, Holdco shall also cause the Acquired Companies to apply toward any deductible requirements and out-of-pocket maximum limits under its employee welfare benefit plans any amounts paid (or accrued) by each Company Employee prior to Closing under welfare benefit plans during the then-current plan year.

               6.9. Defined   Benefit   Pension   Plan  and   Retiree   Benefits
                    Obligations. From and after the Effective Time, ConAgra shall continue to be responsible for and pay all obligations under any and all Employee Plans or other plan of ConAgra or any Affiliate that provides post-retirement medical or life insurance benefits (except as required by Section 4980B of the Code and Sections 601-609 of ERISA), or that is subject to Title IV of ERISA (except for Multiemployer Plans to the extent they cover Company Employees), specifically including, but not limited to, (i) the SIPCO Post-Retirement Medical Plan, and (ii) the Swift Independent Packing Pension Plan for Nonsalaried Employees.

               6.10.Stock   Options.   From  and  after  the   Effective   Time,
                    employment of the Company Employees with an Acquired Company or Affiliate shall be deemed to be employment with ConAgra for eligibility to exercise and vesting purposes under any stock option, restricted stock, phantom stock, stock appreciation right or similar benefit granted to a Company Employee by ConAgra or an Affiliate prior to the Effective Time under any ConAgra stock option plan and under the ConAgra Foods, Inc. Long Term Senior Management Incentive Plan; provided, however, these provisions shall not apply with respect to any periods of employment during which the entity employing the Company Employee is less than twenty-five percent (25%) owned, directly or indirectly, by ConAgra and its Affiliates. ConAgra shall be responsible for all costs and expenses associated, including, without limitation, benefits payable, with the requirements of this
                    Section 6.10.

               6.11.Deferred  Compensation.  As of  the  Closing  Date,  Company
                    Employees shall cease to actively participate in any plan or program described in Section 3(2) of ERISA that is not intended to be qualified under Section 401(a) of the Code and that is sponsored by ConAgra or any Affiliate that is not an Acquired Company ("Nonqualified Plan"). ConAgra shall be responsible for and shall pay (or cause to be paid) all benefits due under any Nonqualified Plan. From and after the Effective Time, employment of the Company Employees with an Acquired Company or an Affiliate shall be deemed to be employment with ConAgra for purposes of vesting and eligibility for earnings or interest under any Nonqualified Plan; provided, however, that this provision shall not apply with respect to any periods of employment during which the entity employing the Company Employees is less than twenty-five percent (25%) owned, directly or indirectly, by ConAgra and its Affiliates. ConAgra shall be responsible for all costs and expenses associated with the requirements of this Section 6.11. Holdco shall be responsible for and shall pay (or cause to be paid) all benefits under nonqualified plans sponsored by any Acquired Company that are listed on
                    Exhibit 6.11.

               6.12.Worker's Compensation.  ConAgra shall be responsible for and shall pay, or shall cause its workers' compensation plans, policies (or similar arrangements for compensating employees for on-the-job injuries or illnesses) or carriers to be responsible for and pay (subject to the terms of the applicable plan, policy or arrangement), all claims asserted by the Company Employees whose place of employment is in the United States (whether such claim is asserted before, on or after the Closing Date) arising or resulting from, or relating to, incidents occurring on or before the Closing Date (whether or not the incident has been reported on or before the Closing Date). Holdco shall be responsible for and pay or cause to be paid, or shall cause its workers' compensation plans, policies (or similar arrangements for compensating employees for on-the-job injuries or illnesses) or carriers to be responsible for and pay (subject to the terms of the applicable plan, policy or arrangement), all claims asserted by the Company Employees arising or resulting from, or relating to, incidents occurring after the Closing Date.

               6.13.Stay Bonuses.  Holdco shall be responsible for and shall pay any and all retention, change in control, stay-pay or similar obligations which result from this Agreement or the consummation of the transactions contemplated herein as described and in the amounts set forth on Part I of Exhibit
                    6.13. ConAgra shall be responsible for and shall pay to the Company Employees any and all retention, change in control, stay-pay or similar obligations which result from this Agreement or the consummation of the transactions contemplated herein as described and in the amount set forth on Part II of Exhibit 6.13. ConAgra represents and warrants that, except as disclosed in Parts I and II of Exhibit 6.13, no amounts will be payable to any Company Employee as a result of the transactions contemplated by the Transaction Documents.

               6.14.Severance.  ConAgra shall be  responsible  for and shall pay any amount due to any individual who is terminated by ConAgra or an Affiliate (that is not an Acquired Company) in accordance with Section 6.1 that results from the termination of employment of such individual from ConAgra or an Affiliate that is not an Acquired Company or Acquiring Company. ConAgra shall be responsible for and shall pay any amount due to the individual listed on Exhibit 6.14(a) that results from the termination of employment of such individual from ConAgra or an Affiliate or an Acquired Company or Acquiring Company, whether or not in connection with the transactions contemplated by the Transaction Documents. Holdco shall be responsible for and shall pay any amount due to any Company Employees (other than the individual listed on Exhibit 6.14(a)) whose employment with an Acquiring Company or Acquired Company is terminated following the Closing. Holdco shall offer to the individuals listed on Exhibit 6.14(b) severance benefits set forth on
                    Exhibit 6.14(b). In addition, Holdco shall use its reasonable efforts to ensure that any individual listed on
                    Exhibit 6.14(b) that accepts employment with an Acquired Company waives severance rights under any agreement or arrangement with ConAgra existing prior to the Closing.

               6.15.Employment Agreements.  Subject to ConAgra's obligations set forth in Sections 6.13 and 6.14, Holdco shall be responsible for any payments due under the employment letters, agreements and arrangements set forth on Exhibit 6.15.

               6.16. [Intentionally Omitted]

               6.17.Cooperation.  The parties  shall  cooperate  with each other and exchange any information, filings or notices (including the notice required by Section 204(h) of ERISA) as appropriate to implement the provisions of this Article 6.

               6.18.Indemnity.  After the Closing,  Holdco shall  indemnify  and hold each of the ConAgra Indemnified Parties harmless from and against any ConAgra Indemnified Costs resulting directly or indirectly from any breach or nonfulfillment of any agreement, representation, warranty or covenant on the part of Holdco, the other Acquiring Companies or the Acquired Companies under this Article 6. After the Closing, ConAgra shall indemnify and hold each of the Holdco Indemnified Parties harmless from and against any Holdco Indemnified Costs resulting directly or indirectly from any breach or nonfulfillment of any agreement, representation, warranty or covenant on the part of ConAgra under this Article 6. With respect to any third-party action (as defined in Section 12.4.1) relating to the indemnification obligations set forth in this Section 6.18, Section 12.4 shall govern the procedures, rights and obligations with respect thereto.

               6.19.LLC Employees.  Notwithstanding the foregoing  provisions of
                    Article 6, Company Employees who are employed by Better Beef LLC or Colorado Feed LLC ("LLC Employees") and employee benefit plans covering the LLC Employees and the claims and liabilities associated with the LLC Employees under such employee benefit plans shall be handled as follows:

                    (a) ConAgra and Holdco intend that the consummation of the transactions contemplated by this Agreement shall not cause a change in the employment status of the LLC Employees.

                    (b) To the extent that the LLC Employees are covered by employee benefit plans that are sponsored by ConAgra or any Affiliate of ConAgra that is not an Acquired Company, the LLC Employees shall cease to participate in  such  plans  as of  the  Closing  Date  (except  as
                         provided in the Transition Services Agreement), and ConAgra shall be responsible for and shall pay, or shall cause to be paid or shall cause its employee benefit plans to be responsible for and pay (subject to their terms), all claims and Liabilities associated with the LLC Employees arising on or before the Closing Date, and neither ConAgra nor any Affiliate that is not an Acquired Company shall have any Liability for any claims and Liabilities associated with the LLC Employees that arise after the Closing Date.

                    (c) To the extent that the LLC Employees are covered by employee benefit plans that are not sponsored by ConAgra or any Affiliate of ConAgra that is not an Acquired Company, ConAgra shall be responsible for and shall pay, or shall cause to be paid, its share of all claims and Liabilities associated with the LLC Employees under such employee benefit plans arising on or before the Closing Date in accordance with past practices in effect for such claims and Liabilities, and neither ConAgra nor any Affiliate that is not an Acquired Company shall have any Liability for any claims and Liabilities associated with the LLC Employees that arise after the Closing Date.

7. Representations and Warranties of ConAgra. ConAgra hereby represents and warrants to Acquisition LP as set forth below. Such representations and warranties are made subject to those matters set forth in the ConAgra Disclosure Schedule dated as of the date hereof and delivered as a separate document (the "ConAgra Disclosure Schedule") in the manner provided for in the introductory paragraph of the ConAgra Disclosure Schedule. After the date of their respective formation, each of the following representations and warranties pertaining to an Acquiring Company shall also cover S&C Holdco 2, S&C Holdco 3, Cattleco Holdco, U.S. Acquisition Co., Brand Holdco and Australia Acquisition Co., as applicable, as of their respective date of formation through the time period that Acquisition LP acquires its Acquisition LP Percentage Interest. Except to the extent that the provisions of a particular representation and warranty expressly provide that it is made as of a specified date, each of the following representations and warranties shall be made as of the date of this Agreement and shall constitute continuing representations and warranties made as of each date after the date of this Agreement prior to and including the Closing Date. Each of the representations and warranties set forth in Sections 7.1, 7.6, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21,
7.22, 7.23, 7.24 and 7.25, insofar as they pertain to Better Beef LLC and Colorado Feed LLC shall be deemed to have been made to the Knowledge of ConAgra. For purposes of Article 12, following the Closing, all such representations and warranties shall be deemed to have been made directly to Holdco and each Subsidiary thereof.

          7.1. Organization, Good Standing and Corporate Power. Each Acquiring Company and Acquired Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation as set forth on Schedule 7.1. Each Acquiring Company and Acquired Company has power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each Acquiring Company and Acquired Company is duly qualified and in good standing to conduct its business in all jurisdictions listed on Schedule 7.1, which jurisdictions represent every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except where the failure to so qualify has not had a Company Material Adverse Effect.

          7.2. Articles and By-Laws. ConAgra has previously made available to Acquisition LP complete and correct copies of the certificates or articles of incorporation, applications, constitutions, certificates of formation, by-laws and operating agreements (or equivalent organization and governing documents) of Holdco and each Acquired Company, as in effect at the date of this Agreement (collectively, and together with the certificates of incorporation, applications, constitutions and by-laws of each of the Acquiring Companies to be formed prior to the Closing as provided herein, the "Charter Documents"). As of the Closing, the Charter Documents shall be in the form and substance as previously delivered to Acquisition LP or, as applicable, in the form and substance attached as an Exhibit to this Agreement.
               Schedule 7.2 contains a complete and accurate list of all officers and directors (or equivalent Persons) of Holdco and each Acquired Company. No Acquired Company (other than Better Beef LLC and Colorado Feed LLC) and, to the Knowledge of ConAgra, neither Better Beef LLC nor Colorado Feed LLC is in violation of any provisions of its Charter Documents.

          7.3. Corporate Authorization; Binding Effect. ConAgra and each Acquiring Company and Acquired Company has all requisite power and authority to enter into this Agreement and each other agreement, document and instrument required to be executed in accordance herewith, including, without limitation, each of the documents the forms of which are attached as Exhibits hereto (collectively with the Agreement, the "Transaction Documents"), to which ConAgra or any such Acquiring Company or Acquired Company is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents by ConAgra and each Acquiring Company and Acquired Company and the consummation by ConAgra and such Acquiring Company and Acquired Company of transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of ConAgra and such Acquiring Company and Acquired Company. This Agreement has been, and at the Closing each of the other Transaction Documents to which ConAgra and each Acquiring Company and Acquired Company is a party will be, duly executed and delivered by ConAgra and such Acquiring Company and Acquired Company. This Agreement constitutes, and upon execution and delivery thereof by ConAgra and each Acquiring Company and Acquired Company, the other Transaction Documents to which ConAgra and each Acquiring Company and Acquired Company is a party will constitute, the valid and binding obligations of ConAgra and each Acquiring Company and Acquired Company, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

          7.4. Effect of Agreement. Except as set forth on Schedule 7.4, the execution, delivery and performance of the Transaction Documents by ConAgra, the Acquiring Companies and the Acquired Companies and the consummation by ConAgra, the Acquiring Companies and the Acquired Companies of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time or both, assuming compliance with the matters referred to in Section 7.5, (i) violate, conflict with, or result in any breach of any provision of any of the Charter Documents, or ConAgra's certificate of incorporation or by-laws, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or require the consent or approval of any third-party under or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of any Acquiring Company or Acquired Company or otherwise) any obligation, or result in the loss of any benefit, or give any Person the right to require any security to be repurchased, or give rise to the creation of any Lien upon any of the properties or assets of ConAgra or any Acquiring Company or Acquired Company under, any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any Company Material Contract or, with respect to ConAgra, any material contract, to which any of them is a party or by which any of them or any of their properties or assets may be bound or subject, or
               (iii) violate any Law applicable to ConAgra or any Acquiring Company or any Acquired Company or by which or to which any of their respective properties or assets is bound or subject.

          7.5. Government Authorization. Except as set forth on Schedule 7.5, the execution, delivery and performance by ConAgra of the Transaction Documents requires no consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority other than (a) the filing of a pre-merger notification report under the HSR Act; (b) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and state securities or blue sky laws; and (c) compliance with any applicable non-United States laws intended to prohibit, restrict, limit or regulate actions having the purpose or effect of monopolization or restraint of trade or regulating foreign investment, including, without limitation, FATA.

          7.6. Capital Stock; Title to Shares. Schedule 7.6 sets forth the capitalization of Holdco and each Acquired Company, including the number of authorized shares of each class of capital stock, voting securities or other ownership interests and the par value thereof, the number of shares of each class of capital stock, voting securities or other ownership interests held in treasury, and the number of issued and outstanding shares of each class of capital stock, voting securities or other ownership interests and the names of, and number of securities held by, the record owners thereof, and such ownership is free and clear of all Liens. At the Closing, each Acquiring Company's ownership of each other Acquiring Company as contemplated herein shall constitute ownership of all outstanding securities of the Acquiring Company so owned and such ownership shall be free and clear of all Liens. No shares of capital stock, voting securities or other ownership interests of any Acquiring Company or any Acquired Company are reserved for issuance for any purpose. As to each Acquiring Company and Acquired Company, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote ("Voting Debt") on any matters on which holders of capital stock, voting securities or other ownership interests thereof may vote. All of the issued and outstanding shares of capital stock, voting securities or other ownership interests of each Acquiring Company and Acquired Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no options, warrants, calls, rights, commitments or agreements of any character to which any Acquiring Company or Acquired Company is a party or by which it is bound obligating it to issue, deliver or sell, or cause to be delivered or sold, additional shares of capital stock, voting securities or other ownership interests or any Voting Debt of such Acquiring Company or Acquired Company, or obligating such Acquiring Company or Acquired Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of any Acquiring Company or Acquired Company to repurchase, redeem or otherwise acquire any shares of capital stock of any Acquiring Company or Acquired Company. No Acquired Company has any Subsidiaries other than another Acquired Company. Schedule 7.6 sets forth a general description of the business, assets and Liabilities of each Divested Company. No Acquiring Company or Acquired Company has any ownership interest, directly or indirectly, in Weld Insurance Co., Inc. or ConAgra International (Far East) Limited.

          7.7. Financial Statements. ConAgra has heretofore delivered to Acquisition LP copies of (i) the audited combined balance sheets of the ConAgra Red Meat Business (as defined in footnote 1 to such audited financial statements) as of May 27, 2001 and May 28, 2000, and the combined statements of earnings, stockholder's net investment and advances and cash flows for the years ended May 27, 2001, May 28, 2000, and May 30, 1999 (the "Audited Financial Statements"), and (ii) the unaudited combined summary balance sheets, summary statements of earnings and summary cash flows of the ConAgra Red Meat Business for the years ended May 31, 1998, and May 25, 1997, and the unaudited combined summary balance sheet of the ConAgra Red Meat Business for the year ended May 30, 1999 (collectively, the "Prior Unaudited Financial Statements"), and (iii) the unaudited balance sheet of the ConAgra Red Meat Business (the "Most Recent Balance Sheet") as of February 24, 2002 (the "Balance Sheet Date"), together with (A) the related combined statements of earnings, stockholder's net investment and advances and cash flows for the nine periods ended February 24, 2002, and (B) the related combined statement of earnings and cash flows for the nine periods ended February 25, 2001 (together with the Most Recent Balance Sheet, the "Most Recent Unaudited Financial Statements"). The Prior Unaudited Financial Statements and the Most Recent Unaudited Financial Statements shall be collectively referred to as the "Unaudited Financial Statements." The Audited Financial Statements and the Unaudited Financial Statements shall be collectively referred to as, the "Financial Statements." The Financial Statements, other than the Prior Unaudited Financial Statements (including the related notes), have been prepared in accordance with GAAP (other than the absence of related notes in the case of the Unaudited Financial Statements), present fairly, in all material respects, the financial position, results of operations, stockholder's equity and cash flows of the ConAgra Red Meat Business as of such dates and for the periods then ended, except in the case of the Unaudited Financial Statements for normal year end adjustments that are not material in nature. The information presented by the Prior Unaudited Financial Statements has been prepared on a basis consistent with the accounting principles used in the preparation of ConAgra's consolidated audited financial statements and in a manner as required by SEC Regulation S-K Item 301 and fairly presents, in all material respects, the financial position, results of operations, stockholder's equity and cash flows of the ConAgra Red Meat Business as of such dates and for the periods then ended.

          7.8. Conduct of Business Since May 27, 2001. Since May 27, 2001 and except for the transactions contemplated herein:

          7.8.1. As of the date hereof, there has not been a Company Material Adverse Effect.

          7.8.2. Except as set forth on Schedule 7.8.2, as of the date hereof, no event has occurred that would have been prevented by Section
               9.1.1 if the terms of such Section had been in effect as of and after May 27, 2001.

          7.8.3. Except as set forth on Schedule 7.8.3 and except for indebtedness owed by an Acquired Company to ConAgra or a Subsidiary thereof, since the Balance Sheet Date, none of the Acquiring Companies or Acquired Companies have incurred or assumed any indebtedness for borrowed funds or purchase money indebtedness, or assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in respect to such assumptions, guarantees or endorsements for such amounts that are immaterial and incurred in the ordinary course of the Acquired Companies.

          7.9. Taxes and Tax Returns.

          7.9.1. General Tax Representations. Except as set forth on Schedule 7.9.1:

               (i) All material Tax returns required to be filed by or with respect to any Acquired Company have been duly and timely filed; all material items of income, gain, loss, deduction and credit or other items required to be included in each such Tax return have been so included and all such items and any other information provided in each such Tax return is true, correct and complete in all material respects; all material Taxes owed by any Acquired Company which are or have become due have been timely paid in full; no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax return or late payment of any such Tax; all material Tax withholding and material deposit requirements imposed on or with respect to any Acquired Company have been satisfied in full; and there are no Liens on any of the assets of any Acquired Company that arose in connection with any failure (or alleged failure) to pay any material Tax, except as shown on Schedule 7.23.1(a) or Schedule 7.23.1(b);

               (ii) All deficiencies asserted as a result of all federal, state, local and foreign Tax examinations of the Acquired Companies have been paid, fully settled or adequately provided for as a Liability in the books and records of either the Acquired Companies or ConAgra;

               (iii)There  are  no  pending   examinations   or  written  claims
                    asserted for Taxes of any Acquired Company or outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax return of any Acquired Company for any period or any pending Tax litigation of any Acquired Company;

               (iv) No Acquired Company has filed a consent under Section 341(f)
                    of the Code;

               (v) Subject to the requirements of Exhibit 5.1.1 hereto, the amounts set up as liabilities for current and deferred Taxes in the Most Recent Balance Sheet will be sufficient to cover the payment of all material Taxes in accordance with GAAP, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Acquired Companies up to and through the periods ending on the dates thereof;

               (vi) No Acquired  Company has made any payments,  is obligated to make any payments, or is a party to any agreement that would obligate it to make any payments that would not be deductible by operation of Section 162(m) of the Code;

               (vii)Since  May 27,  1995,  no  Acquired  Company  (a) has been a member of an affiliated group filing a consolidated federal Income Tax return, other than the group of which ConAgra is the common parent (the "ConAgra Group"), or (b) has any Liability for the Taxes of any Person (y) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law) other than for any member of the ConAgra Group, or (z) as a transferee or successor, by contract or otherwise, except for Taxes payable under a contract entered into in the ordinary course of business;

               (viii) The ratio of Australia  Operating Company's land assets to its total assets, whether considering its assets alone or including any assets that it is deemed to own under the stamp duty legislation or duty legislation in any Australian State or Territory, is such that any acquisition, issue, redemption or cancellation of shares in Australia Operating Company cannot give rise to stamp duty or duty being incurred in any Australian State or Territory at ad valorem conveyance rates, either in substitution for or in addition to any duty at transfer of share rates; and

               (ix) In relation to  Australia  Operating  Company and any of its
                    Subsidiaries (each of these companies are referred to as an "Australian Company" in this paragraph): (a) each Australian Company has maintained, in all material respects, reasonably accurate records required under any Law relating to material Taxes; (b) no Australian Company that is an Acquired Company has claimed or has been a party to any claim for rollover relief under the capital gains rules; (c) no material dividend has been paid or is payable by an Australian Company (including a deemed dividend) which would result in the company being liable for material franking deficits tax or material deficits deferral tax (each term as defined in the Income Tax Assessment Act of 1936 of Australia (the "1936 Act")); (d) no material debt or other obligation of an Australian Company has been or is proposed to be forgiven within the meaning of Schedule 2C (Division 245) of the 1936 Act; and (e) no share capital account of an Australian Company is or has been "tainted" within the meaning of part IIIAA of the 1936 Act.

          7.9.2. Taxes Since May 27, 2001. Since May 27, 2001, no Acquired Company has incurred any material Tax Liability other than Taxes incurred in the ordinary and regular course of its business.

          7.9.3. Definitions. For purposes of this Agreement, (i) the term "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments of any kind, including, without limitation, income, gross receipts, excise, property, sales, use, license, payroll, franchise, stamp, ad valorem, transfer, profits, severance, withholding, unemployment compensation, social security, fringe benefits, duties or business occupation and other taxes and charges of any nature whatsoever imposed by the United States, or any state, local or foreign authority, government or subdivision or agency thereof whether computed on a consolidated, unitary, combined or separate basis; and such term shall include any and all interest, penalties and additions to tax, as well as any transferee Liability for taxes; (ii) the term "Tax return" shall mean any report, return, statement or other document filed or required by Law to be filed with a taxing authority in connection with Taxes; (iii) the term "Pre-Closing Period" shall mean any Taxable year that ends on or before the Closing Date, and, with respect to any Taxable year beginning before and ending after the Closing Date, shall mean the portion of such Taxable year ending on the Closing Date; (iv) the term "Income Taxes" shall mean all federal, state, local, foreign and other governmental Taxes imposed on or measured by net income or Taxes that are the functional equivalent of Taxes imposed on or measured by net income that are imposed on or measured by capital; and (v) the term "Non-Income Taxes" shall mean any Taxes other than Income Taxes.

          7.10. Intellectual Property.

          7.10.1. Schedule 7.10.1 lists:

               (i) Each item of Trademark Intellectual Property owned by any Acquired Company, or by ConAgra or ConAgra's Affiliates and used primarily in the Businesses, which is registered or for which an application has been filed in a Covered Country;

               (ii) Each item of  Non-Trademark  Intellectual  Property owned by any Acquired Company and material to the operation of the Businesses, or owned by ConAgra or ConAgra's Affiliates and used primarily in the Businesses, which is registered or for which an application has been filed in the United States or Australia; and

               (iii)Each   license   or  other   agreement   under   which   the
                    intellectual property of a third-party is licensed to an Acquired Company, where the licensed intellectual property is material to the operation of the Businesses, other than normal and routine off-the-shelf software license agreements.

          True and complete copies of the foregoing, and all related license agreements or contracts have been previously made available to Acquisition LP.

          7.10.2. Except as set forth in Schedule 7.10.2:

               (i) Each Acquired Company has (or Brand Holdco will have as a result of actions to be taken as described in this Agreement) good title, free and clear of all Liens, to each item of Trademark Intellectual Property listed in Schedule
                    7.10.1 which exists in a Covered Country, and to other items of material Trademark Intellectual Property and Non-Trademark Intellectual Property relating to or used or intended for use primarily in connection with the Processing Business or the Feed Lot Business (other than (x) those items of intellectual property that are owned by a third party and licensed to an Acquired Company and (y) those items of intellectual property that are retained by ConAgra and that are used by ConAgra to provide the services contemplated by the Transition Services Agreement and the Risk Management Agreement) and, to the Knowledge of ConAgra, each Acquired Company has the legal right to use the intellectual property associated with the licenses or other agreements listed in Schedule 7.10.1. To the Knowledge of ConAgra, each Acquired Company has the legal right to use the know-how and trade secrets currently being used in the operation of the Businesses;

               (ii) For each  material  United  States  and  Australian  patent, patent application, design patent, industrial design, and design patent application listed in Schedule 7.10.1, all maintenance fees required to be paid to avoid abandonment have been timely paid;

               (iii)For each item of Trademark  Intellectual  Property  existing in a Covered Country listed in Schedule 7.10.1, all appropriate affidavits and associated fees necessary to show continued use, and all renewals and associated fees, have been timely filed with the appropriate administrative or governmental office;

               (iv) As listed in Schedule 7.10.1 (x) each material United States and Australian patent application and copyright application remains pending and has not been abandoned, (y) each material United States and Australian patent is validly existing and in full force and effect, and (z) each item of Trademark Intellectual Property in a Covered Country listed in Schedule 7.10.1 is validly existing and in full force and effect.

               (v) Each license agreement or contract listed in Schedule 7.10.1, under which an Acquired Company has any license, right or interest in the material Intellectual Property Rights is a valid and binding agreement which remains in full force and effect;

               (vi) To the  Knowledge  of  ConAgra,  no  product  used,  sold or manufactured by an Acquired Company, nor the conduct of the Businesses as currently conducted, infringes on or otherwise violates the patent, design patent, trademark, service mark, trade name, copyright, industrial design, trade secret or other intellectual property right of any third-party;

               (vii)There  are  no  unresolved   Actions   pending  or,  to  the
                    Knowledge of ConAgra, threatened, that allege an Acquired Company has infringed or misappropriated the intellectual property of any third-party or that question the validity or ownership of the Trademark or Non-Trademark Intellectual Property owned by the Acquired Companies or used in the Businesses. To the Knowledge of ConAgra, no third-party has misappropriated or infringed any material Trademark or Non-Trademark Intellectual Property owned by the Acquired Companies or used in the Businesses.

               (viii) No Acquired Company is a party to any agreements, or named in or a party to any judicial orders or settlement agreements which limits or restricts such Acquired Company's use or right to use any of the material Trademark Intellectual Property, or Non-Trademark Intellectual Property or to any item of Trademark Intellectual Property listed in Schedule 7.10.1 which exists in a Covered Country. The Acquired Companies have not granted any licenses or other rights to any Trademark Intellectual Property listed in Schedule 7.10.1 which exists in a Covered Country, or to any other item of the material Trademark Intellectual Property or Non-Trademark Intellectual Property owned by the Acquired Companies or used in the Businesses, and are under no obligation, contingent or otherwise, to do so now or in the future.

          7.10.3. "Trademark Intellectual Property" shall mean intellectual property of any kind relating to trademarks and the goodwill attached thereto, including, without limitation, all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, registered trade names, trade name applications, domain names, brands and product configurations, all trademarks containing the term "Swift" and any derivatives, and any other item or thing that tends to indicate the source of a particular product or service.

          7.10.4. "Non-Trademark Intellectual Property" shall mean all intellectual property of any kind, including, without limitation, all inventions (whether patented or not), discoveries, technical advances, patents, copyrights, computer software, documentation, confidential and proprietary information (including trade secrets and know-how), and registrations and applications for registration of the foregoing, excluding, however, the Trademark Intellectual Property.

          7.11.Absence of Undisclosed Liabilities. As of the date hereof, there are no Liabilities or obligations of any kind material to the Business (whether absolute, accrued, fixed, known or unknown, contingent or otherwise) of an Acquired Company that are not reflected on or reserved against in the Most Recent Balance Sheet, other than (i) Liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date, or as otherwise contemplated by this Agreement, (ii) Liabilities and obligations arising pursuant to this Agreement, (iii) any such Liability or obligation which would not be required to be presented in financial statements prepared in conformity with GAAP, and (iv) the items set forth on Schedule 7.11.

          7.12.Actions and Proceedings. Except as set forth on Schedule 7.12, as of the date hereof, and other than collection matters, automobile liability claims, workers' compensation claims (with respect to claims relating to Australia, this term shall refer to claims brought under the Workplace Injury Management and Workers Compensation Act of 1998 (NSW), Workcover Queensland Act of 1996
               (QLD) or equivalent state legislation) and other matters that individually and collectively are not material and that arise in the ordinary course of business, there is no Action pending (including current actions) or, to the Knowledge of ConAgra, threatened against any Acquired Company or any of its properties, assets or Businesses, nor to the Knowledge of ConAgra are there any investigations or prosecutions of any Acquired Company or any of its directors, officers, key employees, properties, assets or Businesses pending (including current investigations or prosecutions) or threatened by or before any arbitrator or Governmental Authority. Except as set forth on Schedule 7.12, as of the date hereof, and other than collection matters, automobile liability claims, workers' compensation claims and other matters that individually and collectively are not material and that arise in the ordinary course of business, there is no judgment, decree, injunction, order, determination, award, finding or letter of deficiency of any Governmental Authority or arbitrator outstanding against any Acquired Company or any of its properties, assets or Businesses. Except as set forth on Schedule 7.12, as of the date hereof, there is no Action pending (including current actions) or, to the Knowledge of ConAgra, threatened against any Acquired Company relating to the transactions contemplated by this Agreement and the other Transaction Documents. Except as set forth on Schedule 7.12, as of the date hereof, there are no material unfunded settlements or other settlements or letters of commitment or conciliation agreements that any Acquired Company has entered into with any party, including any Governmental Authority.

          7.13. Compliance with Laws.

          7.13.1. Except as set forth on Schedule 7.13.1, the Businesses have been conducted in compliance with all Laws in all material respects (other than non-compliance with Laws that has been corrected prior to the date hereof and for which the Acquired Companies have no further Liability under any Laws).

          7.13.2. Schedule 7.13.2 lists all material licenses, permits, permissions or authorizations issued to any Acquired Companies by any Governmental Authority and currently held by it. Such licenses, permits, permissions and authorizations, and all applications for modification, extension or renewal thereof or for new licenses, permits, permissions or authorizations are collectively referred to herein as the "Licenses." Schedule
               7.13.2 lists the legally authorized holder(s) of the Licenses, each of which is in full force and effect. Each Acquired Company has duly obtained all material licenses, permits, permissions and authorizations necessary for the conduct of the Businesses in the ordinary course, consistent with past practice. To the Knowledge of ConAgra, except as set forth on Schedule 7.13.2, the
               Businesses have been operated in all material respects in accordance with the terms of the Licenses. As of the date hereof, there are no proceedings pending or, to the Knowledge of ConAgra, threatened with respect to any Acquired Company, that reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Licenses, the denial of any pending applications for Licenses, the issuance against any Acquired Company of any cease and desist order, or the imposition of any administrative actions by any Governmental Authority with respect to the Licenses. Except as set forth on
               Schedule 7.13.2, the consummation of the transactions contemplated by this Agreement will not result in the termination of any License or require any Acquiring Company or Acquired Company to replace or amend any License.

          7.13.3. The provisions of this Section 7.13 shall not apply to the subject matter of Sections 7.16, 7.17 and 7.18.

          7.14.Material  Contracts.  Schedule  7.14  lists  each of the  Company
               Material Contracts required to be transferred pursuant to Section
               9.2.2. Schedule 7.14 lists, with regard to the Acquired Companies or Company Employees, each oral or written (a) agreement, contract, indenture, or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money, (b) employment agreement with an individual requiring payments of compensation in excess of $100,000 per year, (c) material distributor, purchase or supply agreement which is not terminable after the Closing by an Acquired Company without Liability on thirty (30) days (or less) notice, (d) joint venture or similar contract or agreement, (e) contract or agreement that limits or purports to limit the ability of any Acquired Company to compete in any line of business or in any geographic area, (f) any material contract or agreement between or among any Acquired Company on the one hand and ConAgra or its other Subsidiaries on the other hand, (g) collective bargaining or labor agreement, or industrial instrument, (h) lease of real property pursuant to which any Acquired Company is required to pay or is entitled to receive (x) consideration in excess of $50,000 in any calendar year after December 31, 2001, or (y) consideration in excess of $250,000 in the aggregate over the remaining term of such lease (collectively, the "Leases"), or (i) other material contract, agreement or arrangement, entered into other than in the ordinary course of business. The contracts required to be so listed pursuant to this Section 7.14 or pursuant to Section 7.17 are collectively referred to herein as the "Company Material Contracts." Each Company Material Contract is a valid and binding obligation of the Acquired Company that is a party thereto or otherwise bound thereby, and is in full force and effect without further amendment. Except as set forth on
               Schedule 7.14, the Acquired Company that is bound by each Company Material Contract, and, to the Knowledge of ConAgra, each other party thereto, is not (with or without lapse of time or the giving of notice, or both) in material breach or default thereunder. In respect to Company Material Contracts to be assigned pursuant to Section 9.2.2, the assignor is bound by each such Company Material Contract and, to the Knowledge of ConAgra, each other party thereto, is not (with or without lapse of time or the giving of notice, or both) in material breach or default thereunder. No Acquired Company has received (i) any notice, written or otherwise, of default by the Acquired Company under any Company Material Contract or (ii) any notice, written or otherwise, that any other party to any such Company Material Contract has terminated or cancelled, or intends to terminate or cancel, such contract. Schedule 7.14 identifies, as to each Company Material Contract listed thereon, whether (A) the consent or the approval of any other party thereto is required in order for such Company Material Contract to continue in full force and effect upon the consummation of the transactions contemplated hereby and by the other Transaction Documents, (B) such Company Material Contract can be cancelled by the other party without Liability to such other party due to the consummation of the transactions contemplated in the Transaction Documents or (C) a right of first refusal, right of first offer, right of redemption or similar right or obligation would be triggered due to the consummation of the transactions contemplated hereby and by the other Transaction Documents. A copy of each written Company Material Contract and a description of each oral Company Material Contract has been made available to Acquisition LP. No Acquired Company has any obligation for borrowed funds other than as reflected in the Financial Statements and except as contemplated herein. Each Acquired Company has valid, binding, and enforceable leasehold interests in and to the properties covered under lease that is a Company Material Contract, free and clear of all Liens. The Leases are not subject to any payment default or other material default.

          7.15. Related Party Transactions.

          7.15.1. Schedule 7.15.1 sets forth a description of all material services provided by ConAgra or its Subsidiaries (other than the Acquired Companies) to the Acquired Companies, as well as a description of material sales or purchase relationships between an Acquired Company on the one hand, and ConAgra or its other Subsidiaries on the other.

          7.15.2. No Acquired Company nor any directors, officers, partners, agents or employees thereof have (i) used any company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          7.15.3. Except as set forth on Schedule 7.15.3, to the Knowledge of ConAgra, none of the directors, officers, partners, agents or employees of any Acquired Company (i) owns, directly or indirectly, any significant interest in, or is a director, officer, partner, agent or employee of, any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Businesses, owns directly or indirectly, in whole or in part, any real property, leasehold interests or other property, the use of which is necessary for the Businesses, or
               (ii) has sold to, or purchased from, any Acquired Company any assets or property for aggregate consideration in excess of Ten Thousand United States Dollars ($10,000) since May 27, 2001.

          7.16. Labor Relations.

          7.16.1. Schedule 7.16.1 lists each collective bargaining agreement or other collective labor contract or industrial instrument to which any Acquired Company is a party. All such collective bargaining agreements or other collective labor contracts or industrial instruments have been duly ratified, certified or approved. Except for those unions which are parties to one or more of the listed collective bargaining agreements or as otherwise listed on
               Schedule 7.16.1, (i) no Acquired Company has agreed to recognize any union or other collective bargaining representative; and (ii) as of the date hereof, no union or other collective bargaining representative has been certified as the exclusive bargaining representative of any of its employees. All employees covered by such collective bargaining agreements or other collective labor contracts or industrial instruments are employees of an Acquired Company as of immediately prior to the Closing.

          7.16.2. Except as set forth on Schedule 7.16.2, as of the date hereof, there are no pending (including current) (i) labor strikes, slowdowns, lockouts, representation or certification campaigns, work stoppages or other forms of industrial action with respect to employees of any Acquired Company or to ConAgra's Knowledge, threatened against or affecting any Acquired Company, (ii) material grievance or arbitration proceedings, decisions, letter agreements or settlement agreements arising out of collective bargaining agreements to which an Acquired Company is a party or otherwise bound or (iii) material unfair labor practices or unfair labor practice charges or complaints before the National Labor Relations Board or other Governmental Authority responsible for regulating labor relations initiated against an Acquired Company or, to the Knowledge of ConAgra, threatened against any Acquired Company.

          7.16.3. Except as set forth on Schedule 7.16.3, each Acquired Company is and has been since May 27, 2001, in material compliance with all applicable Laws respecting labor, employment, industrial relations and employment practices, including, without limitation, Laws (including Australian industrial awards and agreements) regarding terms and conditions of employment, wages and hours, equal employment opportunity, affirmative action, employee benefits, plant closing and mass layoff, occupational safety and health, immigration and workers' compensation (collectively, the "Labor Laws") (other than non-compliance with Labor Laws that has been corrected prior to the date hereof and for which the Acquired Companies have no further Liability under any Labor Laws).

          7.16.4. Except as set forth on Schedule 7.16.4, as of the date hereof, to the Knowledge of ConAgra, there are, with respect to each Acquired Company, no charges, complaints or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority responsible for regulating employment practices, initiated, or, to the Knowledge of ConAgra, threatened against any Acquired Company.

          7.16.5. Except as set forth on Schedule 7.16.5, to the Knowledge of ConAgra, all of the Acquired Companies are in material compliance with all Laws relating to the employment of persons who are not citizens of the country in which they are employed, and all Laws relating to the documentation and recordkeeping of employees' work authorization status.

          7.16.6. As of the date hereof, and since May 27, 2001, there have not been any plant closings, mass layoffs or other terminations of employees of the Acquired Companies which would create any obligations upon or Liabilities for the Acquired Companies under the Worker Adjustment and Retraining Notification Act or similar Laws.

          7.17.Employee Plans.  For purposes of this Section 7.17 and Article 6, the term "Employee Plan" includes all pension, superannuation, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans or policies, severance or redundancy plans or other employee benefit plans or arrangements, including, without limitation, any "pension plan" ("Pension Plan") as defined in Section 3(2) of ERISA, and any "welfare plan," as defined in Section 3(1) of ERISA, and including foreign plans not subject to ERISA, whether or not any of the foregoing is funded, (a) to which any Acquired Company is a party or by which it is bound; (b) with respect to which any Acquired Company has made any payments or contributions; (c) to which any Acquired Company may otherwise have any Liability; or (d) under which any Company Employee is eligible to participate or benefit. Notwithstanding the foregoing, an Australia Superannuation fund that is not nor has ever been administered by an Australia Acquired Company shall be considered an "Employee Plan" solely for purposes of Sections 7.17.11, 7.17.12, 7.17.20 and 7.17.21.
               True, correct and complete copies of each Employee Plan, along with related trusts, insurance and group annuity contracts, have been made available to Acquisition LP. The most recent Form 5500 for each Employee Plan for which such report is required to be filed, and summary plan descriptions have also been made available to Acquisition LP. As to each Pension Plan subject to Title IV of ERISA, the most recent actuarial report and valuation has been provided to Acquisition LP. "Employee Plan" shall not include any government-sponsored employee benefit arrangements. Each Employee Plan is set forth on Schedule 7.17(a); if an Employee Plan is oral or has been orally modified or amended, a summary of the material features of such Employee Plan or amendment or modification is included on Schedule 7.17(a). Except as set forth on Schedule 7.17(b):

          7.17.1. No Acquired Company or Acquiring Company is a party to or otherwise bound by or subject to any Liability under any oral or written agreement, plan or arrangement with any officer, director or management employee of an Acquired Company (i) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving an Acquired Company of the nature of any of the transactions contemplated by the Transaction Documents, (ii) providing Stay Bonuses, (iii) providing severance benefits or other benefits after the termination of employment or other contractual relationship regardless of the reason for such termination and regardless of whether such termination is before or after a change of control, (iv) under which any person may receive payments not deductible under Section 280G of the Code or subject to the tax imposed by Section 4999 of the Code, or (v) any of the benefits of which may be increased, or the vesting of benefits of which may be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents or the value of any of the benefits of which may be calculated on the basis of any of the transactions contemplated by the Transaction Documents, except as required by Sections 6.4 and 6.5 of this Agreement.

          7.17.2. The Acquired Companies, each Employee Plan, and the administrator and fiduciaries of each Employee Plan have complied in all material respects with all applicable legal requirements governing each Employee Plan. No lawsuits, actions, claims (other than routine claims for benefits) or complaints to, or by, any Person, are pending (including current lawsuits, actions, claims or complaints) or, to ConAgra's Knowledge, threatened with respect to any Employee Plan.

          7.17.3. No Acquired Company, Employee Plan, or administrator or fiduciary of any Employee Plan has taken any action, or failed to take any action, that could subject it, him, her or any other Person to any Liability for any excise tax or for any breach of fiduciary duty with respect to or in connection with any Employee Plan.

          7.17.4. No Acquired Company, Employee Plan, administrator or fiduciary of any Employee Plan, or any other Person has any Liability to any plan participant, beneficiary or other Person under any provision of ERISA or any other applicable Law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with any Employee Plan. No Acquired Company is in arrears with respect to any contributions under any Employee Plan.

          7.17.5. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is sponsored, maintained or contributed to, or which has been sponsored, maintained or contributed to within six years prior to the Closing, by the Acquired Companies or any Person under common control with the Acquired Companies within the meaning of Sections 414(b), (c) or
               (m) of the Code or section  4001 of ERISA  ("Commonly  Controlled
               Entity"),  (a) no  withdrawal  Liability,  within the  meaning of
               Section 4201 of ERISA, has been incurred by a Commonly Controlled Entity, which withdrawal Liability has not been satisfied; (b) no Liability to the Pension Benefit Guaranty Corporation has been incurred by any Commonly Controlled Entity, which Liability has not been satisfied; (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred; and (d) all contributions (including installments) to such plan required by
               Section 302 of ERISA and Section 412 of the Code have been timely made.

          7.17.6. No Employee Plan is intended to provide, at any time, retiree medical or retiree life insurance benefits to any Company Employee who has not retired as of the date of this Agreement.

          7.17.7. There is no matter pending (including current matters) (other than routine qualification determination filings) with respect to any Employee Plan before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

          7.17.8. Except with respect to the acceleration of vesting as required by this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not create or give rise to any additional vested rights or service credit under, require any greater contribution to, or require payment of any greater benefit from, any Employee Plan.

          7.17.9.  No  Acquired  Company  is  a  participating   employer  in  a
               Multiemployer Plan.

          7.17.10. No events have occurred which could result in withdrawal Liability under any Multiemployer Plan to which contributions are or have been made on behalf of Company Employees, or to which contributions have been made on behalf of employees (current or former) of Acquired Companies, which withdrawal Liability has not been satisfied. No withdrawal Liability would be owed by ConAgra, its Affiliates or any Acquired Company to any Multiemployer Plan to which contributions are made on behalf of Company Employees if contributions on behalf of Company Employees ceased immediately before the consummation of the transactions contemplated by this Agreement.

          7.17.11. All accrued obligations of each Acquired Company for payments by it to trust or other funds or to any governmental or administrative agency, with respect to pension benefits, unemployment compensation benefits, social security benefits, superannuation funds, sick leave, long service leave or any other benefits for employees of such Acquired Company have been paid or adequate accruals therefor have been made in the Financial Statements, and none of the foregoing has been rendered not due by reason of any extension, whether at the request of an Acquired Company or otherwise.

          7.17.12. All obligations of each Acquired Company with respect to Company Employees (whether or not such Company Employees are employed by an Acquired Company prior to Closing) for salaries, superannuation, vacation and holiday pay, sick leave, long service leave, bonuses and other forms of compensation which are or were payable to its officers, directors or other employees have been paid or adequate accruals therefor have been made in the Financial Statements.

          7.17.13. Each Acquired Company is in material compliance with the requirements of Sections 162(k) (to the extent applicable prior to its amendment by the Technical and Miscellaneous Revenue Act of 1988) and 4980B of the Code and Section 601 of ERISA.

          7.17.14. Except as required by the collective bargaining agreements set forth on the Disclosure Schedule, each Employee Plan sponsored by an Acquired Company, or from which the Acquired Company might reasonably be expected to take a spinoff of assets and Liabilities, may be unilaterally amended and terminated in its entirety without Liability except as to benefits accrued thereunder prior to such amendment or termination.

          7.17.15. No Employee Plan provides that payments made pursuant to such Employee Plan may or shall be made in securities of any Acquired Company or any Commonly Controlled Entity, and no trust
               maintained   pursuant  to  any  Employee   Plan  holds  any  such
               securities.

          7.17.16. Each Employee Plan that is a Pension Plan is qualified  under
               Section 401(a) of the Code, and the trust or trusts maintained in connection with such Employee Plan is or are exempt from tax under Section 501(a) of the Code. A favorable IRS determination letter as to the qualification under the Code has been received for each such plan and made available to Acquisition LP.

          7.17.17. No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred with respect to any Employee Plan which is a Pension Plan but which is not a Multiemployer Plan. Other than the Swift Independent Packing Pension Plan for Nonsalaried Employees, on a termination basis, there is no underfunding with respect to any such Employee Plan.

          7.17.18. None of the Acquired Companies sponsors a Pension Plan.

          7.17.19. None of the Acquired Companies sponsors or has any Liability with respect to any Nonqualified Plan.

          7.17.20. Other than amounts whose quantum has been disclosed in writing to Acquisition LP, the only contributions or payments which any Australian Acquired Company pays or is obligated to pay to any Employee Plan in respect of any Company Employee (for example, under any trust deed, industrial award or agreement or under any contract of employment) is the minimum amount required to be contributed by the Australian Acquired Company in order for it to avoid being liable to pay the superannuation guarantee charge (within the meaning of the Superannuation Guarantee (Administration) Act 1992 of the Commonwealth of Australia) in respect of that Company Employee. In this and succeeding sub-paragraphs, "Australian Acquired Company" means an Acquired Company which is incorporated under the Corporations Act 2001 (Australia) or which is registered under that Act to carry on business in a State or Territory in that jurisdiction.

          7.17.21. No Australian Acquired Company is now or has ever been the trustee of any Employee Plan.

          7.18.Environmental. Except as set forth on Schedule 7.18 and except as expressly disclosed in any Environmental Site Assessments:

          7.18.1. The real property and facilities owned, operated, and leased by the Acquired Companies and the operations of the Acquired Companies thereon comply in all material respects with, and (other than non-compliance with Environmental Laws that has been corrected and for which the Acquired Companies have no further Liability under Environmental Laws) have at all times complied in all material respects with, all Environmental Laws.

          7.18.2. No judicial proceedings are pending or, to the Knowledge of ConAgra, threatened against any Acquired Company alleging the violation of any Environmental Laws, and there are no administrative proceedings pending or, to the Knowledge of ConAgra, threatened against any Acquired Company, alleging the violation of any Environmental Laws and no notice from any Governmental Authority or any private or public person has been received by any Acquired Company claiming any violation of any Environmental Laws in connection with any real property or facility owned, operated or leased by any Acquired Company, or requiring any remediation, clean-up, modification, repairs, work, construction, alterations or installations on or in connection with any real property or facility owned, operated or leased by any Acquired Company under any Environmental Laws and that have not been complied with or otherwise resolved to the satisfaction of the party giving notice.

          7.18.3. Schedule 7.18.3(a) lists all material permits, registrations, licenses, authorizations and similar instruments ("Environmental Permits") required to be obtained or filed by each Acquired
               Company under any Environmental Laws in connection with its operations, including, without limitation, those activities relating to the generation, use, storage, treatment, disposal, release or remediation of Hazardous Materials. All Environmental Permits have been duly obtained or filed, and each Acquired Company is in compliance and at all times has complied in all material respects with the terms and conditions of all such Environmental Permits; and, except as set forth on Schedule 7.18.3(b), the consummation of the transactions contemplated by this Agreement will not result in the termination of any Environmental Permits or require any Acquiring Company or Acquired Company to replace or amend any Environmental Permit.

          7.18.4. All Hazardous Materials used or generated by any Acquired Company or any of its predecessors on, in, or under any of the owned, operated or leased real property or facilities are and have at all times been generated, stored, used, treated, disposed of and released by such persons or on their behalf in such manner as not to result in any material Environmental Costs or Liabilities.

          7.18.5. There are not now on, in or under any property or facilities owned, leased, or operated by any Acquired Company any Hazardous Materials that are in a condition that materially violates any Environmental Law or that reasonably could be expected to require material remediation under any Environmental Laws and there are not now, on, in or under property or facilities previously owned, leased, or operated by any Acquired Company any Hazardous Materials that were disposed of during the ownership of, lease of, or operation by such Acquired Company and that are in a condition that materially violates any Environmental Law or that reasonably could be expected to require material remediation under any Environmental Law.

          7.18.6. Acquisition LP has been given access to review all reports, surveys and site assessments of which ConAgra has Knowledge and
               possession   or   access   to  that   relate   to   environmental
               investigations, surveys, audits or assessments that have been conducted and relate to any of the Businesses or properties previously or currently owned (including, without limitation, properties to be transferred hereunder) by any of the Acquired Companies.

          7.18.7. No Acquired Company has received any notification from any source advising such Acquired Company that: (A) it is a potentially responsible party under CERCLA or any other Environmental Laws; (B) any real property or facility currently or previously owned, operated, or leased by it is identified or proposed for listing as a federal National Priorities List ("NPL") (or state-equivalent) site or a Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list (or state-equivalent) site; and (C) any facility to which it has every transported or otherwise arranged for the disposal of Hazardous Substances is identified or proposed for listing as an NPL (or state-equivalent) site or CERCLIS (or state-equivalent) site.

          7.18.8. Except as set forth on Schedule 7.18.8, to ConAgra's Knowledge the average daily flow of process wastewater generated at any real property or facilities currently owned by any of the Acquired Companies (including those that are to be transferred to the Acquired Companies pursuant to Sections 2.1.6 or 2.1.17) does not constitute more than ten percent (10%) of the average daily flow of influent wastewater at any "publicly owned treatment works" (as that term is defined in 40 C.F.R. ss. 403.3(o)) to which such wastewater is delivered. Except as set forth on
               Schedule 7.18.8, to the Knowledge of ConAgra, each publicly owned treatment works treating wastewater generated from such real property or facilities is in compliance in all material respects with such publicly owned treatment work's current wastewater discharge permit. Except as set forth on Schedule 7.18.8, in connection with the Businesses, other than authorizations under which wastewater generated by an Acquired Company is discharged to a public owned treatment works, neither ConAgra nor any Acquired Company has agreed or been requested to, nor, to the Knowledge of ConAgra, is any Acquired Company expected to be requested to, enter into any enforceable commitment or guarantees regarding the use of or financing of any publicly owned treatment works.

               7.18.9. (i)  "Environmental  Laws"  mean all  currently  existing foreign, federal, state and local laws, statutes, codes, ordinances, rules, regulations, orders, decrees, determinations, common law, judgments or binding agreements issued, promulgated or entered into by or with any
                    Governmental Authority, relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources and public or employee health and safety or protection of human health as it relates to the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, handling of or exposure to Hazardous Materials, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, The Oil Pollution Act of 1990, as amended, the Safe Drinking Water Act, as amended, the Hazardous Material Transportation Act, as amended, the Toxic Substances Control Act, as amended, the Federal Insecticide Fungicide and Rodenticide Act, the New South Wales
                    Contaminated Land Management Act of 1997, the New South Wales Protection of the Environment Operations Act of 1997, the New South Wales Environmental Planning and Assessment Act of 1979, the New South Wales State Environmental Planning Policy 30-Intensive Agriculture, the Queensland Environmental Protection Act of 1994 and other environmental conservation or protection Laws.

               (ii) "Hazardous  Materials"  means (A) any  hazardous  materials, hazardous wastes, hazardous substances, toxic wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any asbestos or any material which contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (C) PCBs, or PCB-containing materials or fluids; (D) radon; (E) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant, constituent, or solid, liquid or gaseous waste; (F) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof; (G) any substance that, whether by its nature or its use, is subject to regulation under any
                    Environmental Laws or with respect to which any Environmental Laws or Governmental Authority requires environmental investigation, monitoring or remediation; (H) any underground storage tanks, dikes, or impoundments as defined under any Environmental Laws; and (I) brine.

               (iii)"Release"  means  any  release,  spill,  emission,  leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

               (iv) "Environmental   Costs  or  Liability"   means  any  losses,
                    liabilities, obligations, damages, fines, penalties, judgments, settlements, actions, claims, costs, expenses and capital expenditures (including, without limitation, reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants, and the costs of investigation or feasibility studies and performance of remedial or removal actions and cleanup activities) required under any Environmental Laws, under any order existing prior to the Closing, or under any contract (which shall include the Dinmore Environment Management Programs) existing prior to the Closing of the Company or its Subsidiaries with any Governmental Authority or any private or public person relating to environmental matters.

          7.19.Brokers and Finders.  Except for Gleacher & Co.,  neither ConAgra nor any Acquiring Company or Acquired Company has employed any investment banker, broker or finder or incurred or reasonably expects to incur any Liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by the Transaction Documents.

          7.20.Insurance. The Acquired Companies have insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of Law and of all Company Material Contracts. Set forth on Schedule 7.20 is a list of all fire, liability and other forms of insurance and all fidelity bonds held by or applicable to the Acquired Companies, or the Businesses, setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type of coverage and annual premium. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years and, to ConAgra's Knowledge, no threat has been made to cancel any insurance policy of any Acquired Company during such period. Except as set forth on Schedule 7.20, all such insurance will remain in full force and effect with respect to periods before the Closing.

          7.21. Sufficiency.

          7.21.1. Except as set forth on Schedule 7.21.1 and except for the services to be received pursuant to the Transition Services Agreement, Risk Management Agreement, Cash Management Agreement or By-Products Agreement, and except for the assets, systems and personnel utilized by ConAgra or its Affiliates to provide the services pursuant to the Transition Services Agreement, Risk Management Agreement, Cash Management Agreement or By-Products Agreement, upon consummation of the transactions contemplated in the Transaction Documents, Holdco shall have (after giving effect to the Armour Transition License Agreement and the Swift Transition License Agreement) all the material personnel, assets, properties and services necessary and presently utilized to conduct the Businesses as presently conducted. Each Acquired Company will have at the Closing good title to all of its assets set forth on the Final Processing Closing Balance Sheet and the Final Cattleco Closing Balance Sheet (other than the assets in Sections 7.10 and 7.23 which shall be subject to the representations and warranties set forth in those Sections) free and clear of all Liens (other than permitted Liens described on Schedule 7.23.1(a) and Schedule 7.23.1(b)).

          7.21.2. [Intentionally Omitted]

          7.22.No Activities. Since the date of its incorporation,  no Acquiring
               Company has incurred any Liabilities or otherwise engaged in any activity or business other than as contemplated by this Agreement.

          7.23. Real Property.

          7.23.1. Schedule 7.23.1(a) sets forth a list and description of all material real property located in the United States owned in fee by each Acquired Company or, as so designated in such Schedule, will be owned by an Acquired Company on the Closing Date.
               Schedule 7.23.1(b) sets forth a list and description of all material real property located outside the United States owned in fee by each Acquired Company or, as so designated in such Schedule, will be owned by an Acquired Company on the Closing
               Date. Each Acquired Company has, or, with respect to real property to be transferred to an Acquired Company under Sections
               2.1.6 and 2.1.17 prior to the Closing Date, will have as of the Closing Date, good and marketable fee title to each such parcel of real property described on Schedule 7.23.1(a) or Schedule 7.23.1(b) free and clear of all Liens, except those Liens listed on Schedule 7.23.1(a) or Schedule 7.23.1(b) with respect to such parcel. Schedule 7.14 sets forth a list and description of all real property leased by or, with respect to leased real property to be transferred to an Acquired Company under Section 2.1.6 or
               2.1.17 prior to the Closing Date, will be leased by any Acquired Company pursuant to a Company Material Contract.

          7.23.2. To ConAgra's Knowledge, there are no material encroachments on to any of the parcels of real property described on Schedule 7.23.1(b), other than those encroachments that would not materially affect the value, use or enjoyment of such parcels, and no improvement, structure or service on those parcels of real property encroaches on to any adjoining land in a material manner. No land has the benefit of any material unregistered right or interest in or over or which burdens any part of the parcels of real property described on Schedule 7.23.1(b). The existing use of the parcels of real property described on
               Schedule 7.23.1(b) is in all material respects the lawful use permitted under any applicable planning legislation or other similar zoning control vested in a competent authority and is not temporary or personal. All material consents necessary for those existing uses have been obtained and are subsisting. Each of the buildings and other improvements on each of the parcels of real property described on Schedule 7.23.1(b) is approved and otherwise complies in all material respects with applicable Laws. As used in this Section 7.23.2, the term "material" shall mean a condition which, if uncured (or, when used in the context of a benefit, if absent), presents a commercially unreasonable risk of materially adversely affecting the current value of the affected property or materially hindering or interrupting operations at such property as currently conducted.

          7.24.Product Recalls and Withdrawals. As of the date hereof, except as set forth on Schedule 7.24, since April 1, 2000, there have been no recalls or withdrawals of products produced or sold by any Acquired Company.

          7.25.Customers and  Suppliers.  Schedule 7.25 sets forth a list of (i)
               the ten (10) largest customers of the Businesses based on sales during the period May 28, 2001, through February 24, 2002 (and through March 31, 2002, with respect to Australia Operating
               Company), showing the approximate total sales to each such customer during such periods and (ii) the ten (10) largest suppliers of the Businesses based on purchases during the period May 28, 2001, through February 24, 2002 (and through March 31, 2002, with respect to Australia Operating Company), showing the approximate total purchases by the Businesses from each such supplier during such periods. To the Knowledge of ConAgra, since the Balance Sheet Date, there has not been any material adverse change in the business relationship among the Acquired Companies with any customer or supplier named on Schedule 7.25.

8. Representations and Warranties of Acquisition LP. Acquisition LP hereby represents and warrants to ConAgra as set forth below. Except to the extent that the provisions of a particular representation and warranty expressly provide that it is made as of a specified date, each of the following representations and warranties shall be made as of the date of this Agreement and shall constitute continuing representations and warranties made as of each date after the date of this Agreement prior to and including the Closing Date.

          8.1. Organization, Good Standing and Power. Acquisition LP is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has the power to own, operate and lease its properties and to carry on its business as now being conducted. Booth Creek Management Corporation and Affiliates of Hicks, Muse, Tate & Furst Incorporated own all the outstanding equity interests in Acquisition LP. Acquisition LP has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents by Acquisition LP and the consummation by Acquisition LP of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Acquisition LP. This Agreement has been, and at the Closing each of the other Transaction Documents to which Acquisition LP is a party will be, duly executed and delivered by Acquisition LP. This Agreement constitutes and, upon execution and delivery thereof, the other Transactions Documents to which Acquisition LP is a party will constitute, the valid and binding obligations of Acquisition LP, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

          8.2. Government Authorization. The execution, delivery and performance by Acquisition LP of the Transaction Documents to which it is a party requires no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority other than (a) the filing of a premerger notification report under the HSR Act, (b) application requirements, if any, of the Securities Act and state securities or blue sky laws; and
               (c) compliance with any applicable non-United States laws intended to prohibit, restrict, limit or regulate actions having the purpose or effect of monopolization or restraint of trade or regulation of foreign investment, including, without limitation, FATA.

          8.3. Effect of Agreement. The execution, delivery and performance of the Transaction Documents by Acquisition LP and the consummation by Acquisition LP of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time or both, assuming compliance with the matters referred to in Section 8.2, (i) violate, conflict with, or result in any breach of any provision of its certificate of limited partnership or any partnership, voting or similar agreement, or
               (ii) violate any Law applicable to Acquisition LP.

          8.4. Brokers and Finders. Except in respect to Hicks, Muse & Co. Partners, L.P. and Booth Creek Management Corporation, Acquisition LP has not employed any investment banker, broker or finder or incurred or reasonably expects to incur any Liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by the Transaction Documents.

          8.5. Financing. Acquisition LP has provided to ConAgra a true and correct copy of (i) the senior credit facilities commitment letter, dated May 20, 2002, from Citicorp North America, Inc., Salomon Smith Barney Inc., JPMorgan Chase Bank and J.P. Morgan Securities Inc., a copy of which is attached hereto as Exhibit 8.5(a) (the portions thereof relating to the Senior Credit Facilities (as defined therein) shall be referred to as the "Senior Bank Commitment Letter" and the portions thereof relating to the Senior Bridge Facility (as defined therein) shall be referred to as the "Bridge Commitment Letter"), (ii) the engagement letter dated May 20, 2002, by and among Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and Acquisition LP, a copy of which is attached hereto as Exhibit 8.5(b) (the "Engagement Letter"), (iii) the commitment letter from Fund V, dated May 20, 2002 (the "Fund V Commitment Letter"), a copy of which is attached hereto as Exhibit 8.5(c), and (iv) the Subscription Agreement from Greeley Investments, LLC ("Gillco"), dated May 20, 2002 (the "Gillco Subscription Agreement"), a copy of which is attached hereto as Exhibit 8.5(d) (the Fund V Commitment Letter and the Gillco Subscription Agreement are herein collectively referred to as the "Commitment Letters"). As provided therein, the Senior Bank Commitment Letter is assignable by Acquisition LP to U.S. Acquisition Co. and Australia Acquisition Co. As provided therein, the Bridge Commitment Letter is assignable by Acquisition LP to U.S. Acquisition Co. The Commitment Letters have not been amended and are in full force and effect.

          8.6. Investment Purpose. Acquisition LP is purchasing the Acquisition LP Holdco Stock for investment only and not with a view to resale or other disposition. Acquisition LP acknowledges that the Acquisition LP Holdco Stock is not being registered under the securities laws of the United States or any state thereof or any foreign jurisdiction in reliance upon one or more exemptions from the registration requirements made available under such laws.

9.   Covenants.

          9.1. Covenants of ConAgra.

          9.1.1. Conduct of Business. During the period from the date hereof to the Closing Date, unless Acquisition LP shall otherwise consent in writing (which consent will not be unreasonably withheld) or as contemplated by this Agreement, ConAgra covenants and agrees that ConAgra shall cause the Acquiring Companies and Acquired Companies (with respect to any covenant of ConAgra relating to either of Better Beef LLC or Colorado Feed LLC, to the extent such company is not Controlled by ConAgra, ConAgra shall use its reasonable efforts to comply with such covenant) to (a) conduct and operate their business in all material respects in the usual and ordinary course consistent with past practice, (b) use their reasonable commercial efforts to preserve intact their business organizations and preserve their relationships with customers, suppliers and others having business dealings with them, and (c) use their reasonable commercial efforts to keep available the services of their present officers and key employees and the individuals listed on Exhibit 9.1.1 ("Management"). Without limiting the generality of the foregoing, unless Acquisition LP shall otherwise consent in writing (which consent will not be unreasonably withheld) or as otherwise contemplated by this Agreement, during the period from the date hereof to the Closing Date, ConAgra shall cause each Acquiring Company and Acquired Company (with respect to any covenant of ConAgra relating to either Better Beef LLC or Colorado Feed LLC, to the extent such company is not Controlled by ConAgra, ConAgra shall use its reasonable efforts to comply with such covenant) not to (except as otherwise contemplated herein):

               (a)  adopt or propose any change in its Charter Documents;

               (b) except as set forth on Exhibit 9.1.1(b), authorize for issuance, issue, deliver, sell, pledge, dispose of, encumber or grant any Lien on, or authorize or propose the issuance, delivery, sale, pledge, disposition of, encumbrance or grant of any Lien on, any shares of its capital stock, or other voting securities or any securities convertible into or exercisable for, or any rights, warrants, commitments or options to acquire, any such securities or voting securities or any other ownership interest (or interest the value of which is derived by reference to any of the foregoing);

               (c) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof or otherwise acquire or agree to acquire any assets (other than an acquisition which is not material in nature to the operation of the Businesses taken as a whole);

               (d) sell, abandon or otherwise dispose of, or pledge, mortgage or otherwise subject to any Lien any material assets of an Acquired Company or the Businesses other than the sale or disposition of its products or inventory in the ordinary course of business consistent with past practice;

               (e) make any change in any method of accounting or accounting practice, except as required by applicable Law or to comply with GAAP;

               (f) split, combine, divide, distribute or reclassify any shares of its capital stock (or other ownership interests), declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock (or other ownership interests) (whether in cash, shares of stock or otherwise), or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock (or other ownership interests) or other securities;

               (g) incur or assume any indebtedness for borrowed funds (including obligations in respect of capital leases), assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other Person or make any loans, advances or capital contributions to, or investments in, any Person (other than (i) advances to employees in the ordinary course of business and consistent with past practice, and
                    (ii) loans, advances or other indebtedness extended by ConAgra or a Subsidiary thereof relating to the Feed Lot Business and arising in the ordinary course of business);

               (h) adopt or amend any Employee Benefit Plan or collective bargaining agreement, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit other than pursuant to an existing agreement (other than (i) the adoption or amendment of the collective bargaining agreements resulting from current negotiations relating to the Louisville, Kentucky facility, and (ii) the increase of salaries or compensation in the ordinary course of business, provided that there shall be no increase in salary or compensation for the key employees listed on Exhibit 9.1.1(h) hereto);

               (i) make any material settlement of or compromise any material Tax Liability, change any material Tax election or material Tax method of accounting, or make any new material Tax election or adopt any new material Tax method of accounting that would adversely affect the Tax Liability of the Acquired Companies for any period ending after the Closing Date;

               (j) pay or discharge any material claims or Liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (x) with respect to the California
                    Kim Litigation or Korean Kim Litigation or (y) in the ordinary course of business and consistent with past practice; or fail to pay or otherwise satisfy (except if being contested in good faith) any accounts payable, claims or Liabilities on a basis, and within the time, consistent with past practice;

               (k)  fail to  maintain  working  capital in an amount  materially
                    consistent   with   historical    practices    taking   into
                    consideration business and market conditions;

               (l) change in any material respect its existing practices and procedures with respect to the collection of accounts receivable;

               (m) except as set forth on Exhibit 9.1.1(m), enter into any agreement or contract that would constitute a Company Material Contract if such were in force as of the date hereof or amend or modify, in any material respect, any Company Material Contract or obligation thereunder;

               (n) permit any Acquiring Company to engage in any business activity or incur any Liability, except as specifically required by this Agreement;

               (o) encourage any customer of the Businesses to purchase or maintain an inventory of products with respect to the Businesses at a level in excess of the level of inventory of such products historically purchased or maintained by such customer with the knowledge and intention that such action would result in decreased orders by such customer after the Closing as compared to the normal historical orders of such customer; or

               (p) agree or commit to do any of the actions prohibited by paragraphs (a) through (o) of this Section 9.1.1.

          9.1.2. Access to Information. During the period from the date hereof until the Closing Date, ConAgra will, and will cause the Acquired Companies (with respect to Better Beef LLC and Colorado Feed LLC, to the extent such company is not Controlled by ConAgra, ConAgra shall use its reasonable efforts to cause such companies) and their respective employees, officers, auditors and agents to, give Acquisition LP and its counsel, financial advisors, accountants and other authorized representatives (except to the extent not permitted under applicable Law as advised by counsel) reasonable access during normal business hours to each Acquired Company's (other than Colorado Feed LLC and Better Beef LLC) and the Businesses' books and records and properties, plants and personnel.

          9.1.3. Interim Financial Information. Within fifteen (15) days following the end of each month beginning with the month ending May 2002, and prior to the Closing, ConAgra shall deliver to Acquisition LP a copy of ConAgra's unaudited internally prepared management report of each of (x) the Processing Companies and (y) the Feed Lot Business for the month then ended, specifically including the Senior Financial Officer Letters, consistent with prior practice (collectively, the "Monthly Reports"). Within thirty (30) days following the end of each fiscal quarter beginning with the fiscal quarter ending May 2002, and prior to the Closing, ConAgra shall deliver to Acquisition LP a copy of ConAgra's unaudited internally prepared quarterly balance sheet and income statement of each of (x) the Processing Companies and
               (y) the Feed Lot Business for the quarter then ended (collectively, the "Quarterly Statements"). Acquisition LP acknowledges that the Monthly Reports are not and will not be prepared in accordance with GAAP. The Quarterly Statements shall be prepared in accordance with GAAP (except as disclosed therein and except that the Quarterly Statements will contain no footnotes and will be subject to year end adjustments).

          9.1.4. Cash Management. During the period from the date hereof to the Closing Date, U.S. Beef Company, U.S. Pork Company and their respective Subsidiaries shall continue to participate in ConAgra's cash management program. During the period from the date hereof to the Closing Date, Australia Operating Company and its Subsidiaries shall continue to participate in ConAgra's cash management program. Subject to Sections 2.1.20 and 9.1.1(k), all cash generated by U.S. Beef Company, U.S. Pork Company and their respective Subsidiaries prior to the Effective Time, and all cash generated by Australia Operating Company and its Subsidiaries prior to the Closing, (including all lock box receipts) shall be retained by ConAgra, except to the extent accrued as an asset on the Final Processing Closing Balance Sheet (and taken into account in calculating the Aggregate Consideration) or Final Cattleco Closing Balance Sheet (and taken into account in determining the Cattleco Stockholder Net Investment).

          9.2. Covenants  of   Acquisition   LP,   Holdco  and/or  the  Acquired
               Companies.

          9.2.1. Guarantees. Prior to the Closing, ConAgra shall use commercially reasonable efforts to cause U.S. Acquisition Co. to be substituted in all respects for ConAgra and its Affiliates (other than the Acquired Companies), and cause ConAgra and its Affiliates (other than the Acquired Companies) to be released, effective as of the Closing or as soon as possible thereafter, in respect of all obligations of ConAgra and its Affiliates (other than the Acquired Companies) under each of the guarantees, indemnities, bonding arrangements, letters of credit and letters of comfort given by ConAgra or its Affiliates (other than the Acquired Companies) for the benefit of the Acquired Companies identified on Exhibit 9.2.1 hereto (the "Guarantees"). Except as otherwise set forth in this Section 9.2.1, as of the Closing, all Guarantees for which the substitution and release referred to in the immediately preceding sentence has not been obtained as of the Closing shall be terminated; provided, however, that notwithstanding the foregoing, (i) the parties recognize that each Guarantee relating to a hedge not settled as of the Closing Date shall stay in place with respect to such hedge until such hedge is settled and shall be subject to the indemnification obligations of Holdco set forth below, and (ii) the Deed of Cross Guarantee shall be terminated in accordance with Section 2.1.22. If any such release cannot be obtained as to a Guarantee, after the Closing, Holdco shall indemnify and hold the ConAgra Indemnified Parties harmless from and against any Liability relating to the Guarantee not released, and shall use its commercially reasonable efforts to insure that no additional obligations arise under the Guarantees not released after the Effective Time. To the extent any provisions of this Section
               9.2.1 conflict with or differ from provisions of the Transition Services Agreement with respect to the subject matter of this
               Section 9.2.1, the provisions of the Transition Services Agreement shall control.

          9.2.2. Contracts. The parties acknowledge that contracts relating to the Business may have been originally entered into or are currently in the name of ConAgra or its Affiliates. Such contracts have been or, subject to Section 9.8, will be assigned to the appropriate Acquired Company at or prior to Closing pursuant to Sections 2.1.6 and 2.1.17. After the Closing, Holdco shall indemnify and hold the ConAgra Indemnified Parties harmless from and against all Liability under all such assigned contracts.

          9.2.3. Debt Financing.

               (a) Acquisition LP will use its commercially reasonable efforts (including preparing the necessary offering circulars, private placement memoranda, prospectuses, registration statements or other offering documents or marketing materials and negotiating definitive loan documentation providing for funding conditions not materially more onerous than those set forth in the Senior Bank Commitment Letter or the Bridge Commitment Letter, as the case may be) in order for (x) U.S. Acquisition Co. to consummate by the Termination Date (i) the senior secured financing contemplated by the Senior Bank Commitment Letter, (ii) the sale of debt securities in an aggregate principal amount of Four Hundred Million United States Dollars ($400,000,000) (as such amount may be adjusted, as appropriate, as contemplated by the Fee Letter), and (iii) if such debt securities are not issued in such aggregate principal amount, the bridge financing contemplated by the Bridge Commitment Letter and (y) Australia Acquisition Co. to obtain by the Termination Date the Australian financings contemplated by the Senior Bank Commitment Letter; provided that in no event shall Acquisition LP have any obligation hereunder to proceed to the Closing under the terms of the bridge loan contemplated by the Bridge Commitment Letter at any time prior to the Termination Date. In the event that either the Senior Bank Commitment Letter or the Bridge Commitment Letter expires or is terminated for any reason, Acquisition LP shall (A) promptly notify ConAgra of such expiration or termination and the reasons therefore and (B) use its commercially reasonable efforts, until the Termination Date, to obtain alternate financing for the transactions contemplated by this Agreement; provided, however, that Acquisition LP shall not be required to obtain alternate financing on terms materially less favorable to the borrower thereunder than those set forth in the Senior Bank Commitment Letter or the Bridge Commitment Letter, as the case may be.

               (b) If Acquisition LP requests, ConAgra shall reasonably cooperate, shall cause Holdco and each Acquired Company to reasonably cooperate, and shall instruct its independent accountants to reasonably cooperate, at any time prior to the Closing, and after the Closing, with respect to (i) the senior secured financing contemplated by the Senior Bank Commitment Letter, (ii) the sale of senior notes as contemplated by the Engagement Letter in an aggregate principal amount of Four Hundred Million United States Dollars ($400,000,000) (as such amount may be adjusted, as appropriate, as contemplated by the Fee Letter), (iii) if such debt securities are not issued in such aggregate principal amount, the bridge financing contemplated by the Bridge Commitment Letter, (iv) the Australian financings contemplated by the Senior Bank Commitment Letter, (v) if the bridge financing contemplated by the Bridge Commitment Letter is made, the private placement of debt securities, the proceeds of which are to be used to refinance such bridge loan, (vi) any shelf registration statement filed following the Closing with respect to the Exchange Securities (as defined in the Senior Bank Commitment Letter and the Bridge Commitment Letter), and (vii) any registration statement filed following the Closing relating to a Registered Exchange Offer (as described in the Senior Bank Commitment Letter and the Bridge Commitment Letter) (including providing reasonable assistance in the preparation of one or more offering circulars, private placement memoranda, prospectuses, registration statements or other offering documents or marketing materials relating to a debt financing or any other filings that may be made with the U.S. Securities and Exchange Commission in connection therewith). Such cooperation shall include (A) using reasonable commercial efforts to provide or cause to be provided each of the historical financial statements relating to the Businesses, the related "comfort" letters of ConAgra's accountants thereon and the other materials set forth in Exhibit 9.2.3(b), in each case on or before the
                    applicable   date  set  forth  in  Exhibit   9.2.3(b);   (B)
                    furnishing to its independent accountants such customary management representation letters as such accountants may reasonably require of ConAgra as a condition to its execution of any required accountant's consents necessary in connection with the delivery of any "comfort" letters reasonably requested by the financing sources in connection with the contemplated financings; (C) causing senior management, representatives, advisors and appropriate officers and members of the management team of ConAgra and the Acquired Companies to participate, at the request of Acquisition LP, and at such times and places as Acquisition LP may request, in drafting meetings and other informational meetings with potential lenders, presentations and other activities in connection with the "road shows"; and (D) taking such other actions within the control of ConAgra or its Affiliates reasonably necessary to satisfy the conditions precedent provided for in the Senior Bank Commitment Letter, the Bridge Commitment Letter, and the definitive documentation with respect to the Facilities (as defined in the Senior Bank Commitment Letter and the Bridge Commitment Letter), including, without limitation, actions relating to obtaining or perfecting Liens, releasing Liens, providing access to properties and assets for third party appraisals, furnishing officers' certificates, obtaining consents, establishing new lock-boxes and implementing a new cash management system.

               (c) The unaudited interim and/or audited historical financial statements, if any, relating to the Businesses for periods ending on or after May 27, 2001, and prior to the Closing that are included in Exhibit 9.2.3(b), and any pro forma financial statements that are included in Exhibit 9.2.3(b) and are required to be provided or caused to be provided by ConAgra in accordance with Section 9.2.3(b)(A) and which are included in the offering memorandum relating to the initial offering of the debt securities or the subsequent registration statement registering the exchange or refinancing of such debt securities shall be accompanied by a certificate (the "Representation and Warranty Certificate") in the form of Exhibit 9.2.3(c).

          9.2.4. Equity Financing. Acquisition LP shall complete the purchase of the equity interests in Holdco pursuant to the terms of the Fund V Commitment Letter and the Gillco Subscription Agreement. Acquisition LP shall not make any change in the terms thereof without ConAgra's prior written consent, such consent not to be unreasonably withheld.

          9.3. Insurance Matters. Holdco acknowledges that the Acquired Companies are covered by certain insurance policies and insurable risk programs made available through ConAgra as described on
               Exhibit 9.3. ConAgra shall provide that these policies and insurable risk programs shall be continued for a ninety (90) day period following June 1, 2002. Holdco shall use its reasonable efforts to cause the Acquired Companies to implement their own insurance policies and programs as of the Closing Date. ConAgra shall use its reasonable efforts to assist Holdco in obtaining any refunds payable in respect of any ConAgra policies or programs that are cancelled as of the Closing Date. Subject to the provisions of Section 9.7.4, with respect to any loss, Liability or damage relating to, resulting from or arising out of the conduct of the Businesses on or prior to the Closing Date for which ConAgra would be entitled to assert, or cause any Affiliate or other Person to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of ConAgra or any Affiliate thereof in respect of the Businesses, at the request of Holdco, (x) ConAgra shall use its reasonable efforts to assert, or to assist Holdco or its Subsidiaries to assert, one or more claims under such insurance covering such loss, Liability or damage if neither Holdco nor any Subsidiary thereof is not itself entitled to assert such claim, but ConAgra or an Affiliate thereof is so entitled and (y) ConAgra shall provide Holdco with access to any applicable insurance policies.

          9.4. Approvals and Consents.

          9.4.1. Subject to the terms and conditions herein provided and applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws to ensure that the conditions set forth in Article 10 are satisfied and to consummate and make effective the transactions contemplated by this Agreement.

          9.4.2. ConAgra and Acquisition LP shall use their respective reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of, or registration or filing with or notification to, any Governmental Authority or any other Person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, such party's consummation of the transactions contemplated by this Agreement.

          9.4.3. Each party hereto shall promptly inform the other of any material communication from the FTC, the DOJ, FIRB or any other Governmental Authority regarding any of the transactions contemplated by this Agreement. If any party hereto or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such party shall use best efforts to cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

          9.4.4. Without limiting the generality of the foregoing, Acquisition LP and ConAgra will use their reasonable best efforts to obtain all authorizations or waivers required under the HSR Act and FATA to consummate the transactions contemplated hereby, including, without limitation, making all filings with the Antitrust
               Division of the DOJ, the FTC and FIRB required in connection therewith (the initial filings to occur no later than five (5) business days following the execution and delivery of this Agreement) and responding as promptly as practicable to all inquiries received from the DOJ, the FTC or FIRB for additional information or documentation. Subject to reimbursement by Holdco at the Closing pursuant to Section 15.3, ConAgra and Acquisition LP shall pay in equal amounts all filing fees associated with the above referenced filings. Each of Acquisition LP and ConAgra shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or FATA. Acquisition LP and ConAgra shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ and FIRB.

          9.4.5. No Solicitation. Prior to the Closing, neither Acquisition LP nor its Affiliates or representatives will, directly or indirectly, solicit or initiate any inquiries or the making of any proposal with respect to any purchase or acquisition of, or joint venture or similar transaction involving, any business conducted in the United States or Australia that competes with the Businesses or negotiate, explore or otherwise engage in discussions with any person (other than ConAgra and its representatives) with respect to any such transaction.

          9.5. Charter Documents. During the six (6) year period following the Closing Date, Holdco shall not, and shall cause the Acquired Companies not to, amend, alter or otherwise modify their respective Charter Documents in any manner that would adversely affect or otherwise prejudice the indemnity rights or limitations on Liability of any Person who may be entitled to indemnification by the Acquired Companies. The Persons to whom this Section 9.5 applies shall be third party beneficiaries of this Section 9.5, each of whom may enforce the provisions of this Section 9.5.

          9.6. Investigation   and   Agreement   by  the   Parties;   No   Other
               Representations or Warranties.

               (a) Acquisition LP, on the one hand, and ConAgra, on the other hand, each acknowledge and agree that they have made their own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning, the other party and its Subsidiaries and their businesses and operations, and such party has requested such documents and information from the other party as such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Acquisition LP, on the one hand, and ConAgra, on the other hand, acknowledge and agree that they have had an opportunity to ask all questions of and receive answers from the other party with respect to any matter such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. In connection with each party's investigation of the other party and its Subsidiaries and their businesses and operations, each party and its representatives have received from the other party or its representatives certain projections and other forecasts for the other party and its Subsidiaries and certain estimates, plans and budget information. Each party acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that such party is familiar with such uncertainties; that such party is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its representatives; and that such party will not (and will cause all of its respective Subsidiaries or other Affiliates or any other Person acting on its behalf to not) assert any claim or cause of action against the other party or any of the other party's direct or indirect partners, directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives with respect thereto, or hold any such other Person liable with respect thereto.

               (b) Each of Acquisition LP and Holdco, on the one hand, and ConAgra, on the other hand, agree that, except for the representations and warranties made by the other party that are expressly set forth in this Agreement and the other Transaction Documents, the other party has not made and shall not be deemed to have made to such party or to any of its representatives or Affiliates any representation or warranty of any kind. Without limiting the generality of the foregoing, each party agrees that neither the other party nor any of its Affiliates makes or has made any representation or warranty to such party or to any of its representatives or Affiliates with respect to:

                    (i) any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the other party or any of its Subsidiaries or the future business, operations or affairs of the other party or any of its Subsidiaries heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates; and

                    (ii) any   other   information,   statement   or   documents
                         heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates with respect to the other party or any of its Subsidiaries or the business, operations or affairs of the other party or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made by the other party and contained in this Agreement and the other Transaction Documents.

          9.7. Certain Claims.

          9.7.1. Company Litigation. Acquisition LP acknowledges that various Actions are now pending as listed on Exhibit 9.7.1 or may arise after Closing and result from operations of the Businesses but name both (i) one or more Acquired Companies and (ii) ConAgra (and/or its Affiliates) as a party thereto (the "Company
               Litigation"); provided, however, that for purposes of this Agreement, the term "Company Litigation" shall not include the California Kim Litigation, the Leuking Action or other Cattlemen Litigation. Except as to matters subject to ConAgra's indemnification obligations under Articles 6, 12 and 13, after the Closing Holdco shall indemnify and hold the ConAgra Indemnified Parties harmless from and against all Liability relating to the Company Litigation including, without limitation, all costs and expenses of defending the Company Litigation.

          9.7.2. Procedure. ConAgra shall give prompt written notice to Holdco of the commencement or assertion of any action, proceeding, demand or claim in respect of any Company Litigation for which ConAgra seeks indemnification under Section 9.7.1. Subject to the terms and conditions set forth below, Holdco shall have the right to assume control of the defense of, settle or otherwise dispose of such Company Litigation on such terms as it deems appropriate. Notwithstanding anything contained in Section 12.4 to the contrary, Holdco may settle or compromise any such Company Litigation (i) with the written consent of ConAgra, which consent shall not be unreasonably withheld, or (ii) without such consent, so long as such settlement or compromise includes (A) an unconditional release of ConAgra and/or its Affiliates, as the case may be, from all Liability in respect of such Company Litigation, (B) does not subject ConAgra or its Affiliates to any injunctive relief or other equitable remedy, and (C) does not include a statement or omission of fault, culpability or failure to act by or on behalf of ConAgra or its Affiliates. ConAgra and its Affiliates shall have the right, but not the obligation, to participate at their own expense in the defense of any Company Litigation and any such participation shall not in any way diminish or lessen the obligations of Holdco or the Acquired Companies hereunder. ConAgra shall , and shall cause its Affiliates to, reasonably cooperate with Holdco, at Holdco's cost and expense, in connection with the defense of any Company Litigation and, in connection therewith, shall furnish on a timely basis all such information, records, documents and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Holdco, and provide, on a timely basis, access to and availability of its employees for purposes of such litigation, including, without limitation, for purposes of assisting in trial preparation and the conduct of any trial.

          9.7.3. Kim Litigation.  Notwithstanding  anything contained in Section
               12.4 to the contrary, the parties hereto agree that ConAgra, at its cost and expense, shall retain all claims and causes of action relating to, and shall have the sole right to control (a) the litigation captioned ConAgra, Inc., et al. vs. Gap Su Kim, et al., Case No. 99-04791 currently pending in the United States District Court, Central District of California, including any appeals thereof (the "California Kim Litigation"), and (b) the Korean trademark proceedings between ConAgra and Gap Su Kim, James Kim, and companies under their control, including Monfort Korea Beef, Inc., a Kim created entity, over the ownership and use of the trademark "Monfort" in Korea as described on Exhibit
               9.7.3 (the "Korean Kim Litigation"). ConAgra shall be entitled to receive and retain the benefits of any judgment awarded or settlement reached pursuant to the California Kim Litigation and Holdco shall be entitled to receive and retain any judgment awarded or settlement reached pursuant to the Korean Kim Litigation, or to have any trademark rights acquired as a result of the Korean Kim Litigation, or any other related benefits, assigned to Holdco. Holdco shall, and shall cause the Acquired Companies to, reasonably cooperate with ConAgra, at ConAgra's cost and expense, in respect to the California Kim Litigation and Korean Kim Litigation and, in connection therewith shall furnish, on a timely basis, all information, records, documents and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by ConAgra and provide, on a timely basis, access to, and availability of, Company Employees for purposes of such litigation, including, without limitation, for purposes of assisting in trial preparation and the conduct of any trial. ConAgra may settle or compromise the California Kim Litigation
               (i) with the written consent of Holdco, which consent shall not be unreasonably withheld or delayed, or (ii) without such consent, so long as such settlement or compromise includes (A) an unconditional release of Holdco and all Acquired Companies from all Liability in respect of the California Kim Litigation, (B) does not subject Holdco or any Acquired Company to any injunctive relief or other equitable remedy, and (C) does not include a statement or omission of fault, culpability or failure to act by or on behalf of Holdco or any Acquired Company. ConAgra may not settle, dismiss or compromise the Korean Kim Litigation without the prior consent of Holdco, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein, in the event ConAgra fails to vigorously pursue the claims relating to the Korean Kim
               Litigation, Holdco shall have the sole and exclusive right to control such litigation. Holdco shall have the right, but not the obligation, to participate in the California Kim Litigation and the Korean Kim Litigation and any such participation shall not in any way diminish or lessen the obligations of ConAgra hereunder.

          9.7.4. Garden City. The parties acknowledge that ConAgra is the owner of certain insurance claims described in Exhibit 9.7.4(a) (the "Garden City Insurance Claims") that relate to and arise out of a fire at the fed cattle processing plant located at Route 1, Farmland Road, Garden City, Kansas. ConAgra shall have the right, at its own cost and expense, to pursue collection of proceeds or reach a settlement with respect to the Garden City Insurance Claims and, except as required in this Section 9.7.4, retain the proceeds with respect to such Garden City Insurance Claims. Holdco shall, and shall cause the Acquired Companies to, reasonably cooperate with ConAgra, at ConAgra's expense, in
               connection  with  the  Garden  City  Insurance   Claims  and,  in
               connection therewith, shall furnish on a timely basis all such information, records, documents and testimony, including testimony through affidavits, depositions and court room appearance, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by ConAgra, and provide, on a timely basis, access to and availability of Company Employees for purposes of such action, including, without limitation, for purposes of assisting in any preparation for proceedings and the conduct of any proceedings. To the extent ConAgra receives any cash proceeds attributable to the Garden City beef business interruption claim as described on
               Exhibit 9.7.4(b) (the "BI Claim"), ConAgra shall contribute such cash proceeds, after deducting therefrom all out-of-pocket costs, reasonable attorneys' fees (including, without limitation, all fees arising under the Agreement for Recovery of Fire Related Losses and Fees, dated as of January 28, 2002, among ConAgra, ConAgra Beef Company and McGrath, North, Mullin & Kratz, P.C.), expenses and Taxes incurred by ConAgra as a direct result of the collection and realization of such cash proceeds, to the capital of Holdco (the "Garden City Insurance Capital Contribution") within five (5) business days following the receipt thereof. In the event ConAgra makes one or more Garden City Insurance Capital Contributions, the parties agree that ConAgra shall not receive any additional shares of common stock of, or other equity interest in, Holdco in connection therewith. The parties hereto agree that the Garden City Insurance Capital Contribution is an adjustment to the purchase price of the U.S. Beef Company Stock and shall be reported as such for Income Tax reporting purposes.

          9.8. Unassignable Contracts. If (i) any third-party's (including any Governmental Authority's) consent or approval to the assignment or other transfer to the applicable Acquired Company of a contract to be transferred pursuant to Sections 2.1.6 or 2.1.17 has not been obtained prior to the Closing, then as to the burdens, obligations, rights or benefits under or pursuant to such contracts (collectively, the "Rights") not assignable to the applicable Acquired Company because such consent or approval has not been obtained:

               (a) ConAgra shall, and shall cause its Subsidiaries to, hold the Rights in trust for the applicable Acquired Company, for the account and benefit of the applicable Acquired Company;

               (b) After the Closing, Holdco shall, and shall cause the applicable Acquired Company to take, and ConAgra shall, and shall cause its Subsidiaries to, take all such reasonable actions and do all such things as shall be reasonably necessary or desirable in order that (i) the value of the Rights shall be preserved and shall inure to the benefit of the applicable Acquired Company and such that all benefits under the Rights may be received by the applicable Acquired Company and (ii) the applicable Acquired Company will perform the burdens and obligations under such Rights; and

               (c) After the Closing, ConAgra shall continue to use its reasonable efforts to obtain such consent or approval.

          9.9. Record  Retention.  Except as set forth below and also subject to
               Article 13 hereof, Holdco will cause all books and records of the Acquired Companies (the "Records") to be retained for seven (7) years after Closing. Following the Closing, ConAgra shall retain the books and records set forth on Exhibit 9.9 (the "Retained Records") for seven (7) years. During such term, each party shall allow the other party and its representatives access to inspect or copy the Records and Retained Records, as appropriate, during normal business hours. In the event a party intends to destroy any Records or Retained Records in its control at the end of such seven-year term, such party shall first notify the other party at which time the other party shall have the right to remove the Records at its own cost. The parties acknowledge that, in the past, ConAgra and the Acquired Companies have routinely disposed of certain Records on a periodic basis and have not retained such Records for seven (7) years. Notwithstanding the foregoing, ConAgra, Holdco and the Acquired Companies may continue such routine periodic record destruction so long as, prior to such destruction, the party intending to destroy the records notifies the other party of the nature of such destruction and permits the other party to remove and retain such Records at its expense.

          9.10.Material Covenants.  The parties acknowledge that for purposes of
               Sections 10.2(b) and 11.1(d)(B), "material covenants" and "material obligations" shall include, without limitation: (a) covenants and obligations involving the mere payment of money,
               (b) covenants and obligations, the breach of which could have the effect of diminishing the Borrowing Base (as defined in the Senior Bank Commitment Letter), (c) covenants and obligations, the breach of which could have the effect of hindering, delaying or frustrating the Closing, (d) covenants and obligations, the breach of which could have the effect of hindering, delaying or frustrating the financing pursuant to the Senior Commitment Letter, the Bridge Commitment Letter or the Engagement Letter, or
               (e) covenants and obligations as to which notice of breach has been given pursuant to Section 11.1(d)(B) and as to which such breach is capable of being, but has not been, cured, within the cure period provided for in Section 11.1(d)(B).

          9.11.Sale of  Receivables.  ConAgra agrees that as of June 1, 2002, it will discontinue selling and factoring the receivables (or interests therein) of the Acquired Companies pursuant to the Receivables Sale Agreement among ConAgra, Asset Securitization Cooperative Corporation and Canadian Imperial Bank of Commerce, or any similar or related arrangement (collectively, "Factoring Agreements"). ConAgra shall cause all receivables (or interests therein) of the Acquired Companies, on the Closing Date, to be at levels at which such receivables would have otherwise been had they not been subject to the Factoring Agreements. ConAgra covenants and agrees that, as of the Closing Date, all receivables (and interests therein) of the Acquired Companies shall be held by the Acquired Companies free and clear of all Liens.

          9.12. Closing Material Adverse Effect.

          9.12.1. In the event either ConAgra or Acquisition LP notifies the other party of an occurrence of a Closing Material Adverse Effect, then Acquisition LP shall have six (6) business days from the receipt of such notice in which to notify ConAgra if Acquisition LP waives its rights under Section 10.2(d) and
               Section  11.1(f) with respect to such  Closing  Material  Adverse
               Effect. If Acquisition LP does not elect to make such waiver, then, if after the date of the occurrence of such Closing Material Adverse Effect, ConAgra should receive an unsolicited, bona fide inquiry from an unrelated third party to acquire the Businesses ("Acquisition Proposal") that ConAgra's Board of Directors has in good faith concluded (following the receipt of the advice of its outside legal counsel and its financial advisors) is, or is reasonably likely to result in, a Superior Offer (as defined in Section 9.12.2), ConAgra may then take the following actions: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A)(1) concurrently with furnishing any such nonpublic information to such party, it gives Acquisition LP written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement, and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Acquisition LP (to the extent such nonpublic information has not been previously so furnished); and
               (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Acquisition LP written notice of its intention to enter into negotiations with such third party. Thereafter ConAgra shall provide Acquisition LP as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Acquisition LP informed in all material respects of the status of any such Acquisition Proposal. In the event that the Board of Directors of ConAgra determines that such Acquisition Proposal is a Superior Offer, it shall promptly give Acquisition LP notice of such determination and Acquisition LP shall have two (2) business days from the receipt of such notice in which to waive such Closing Material Adverse Effect as a Closing condition pursuant to Section 10.2(d) and as a termination right pursuant to Section 11.1(f). In the event Acquisition LP does not waive such Closing Material Adverse Effect as a Closing condition and termination right, ConAgra shall have the right at any time within four (4) business days from its notice to Acquisition LP to terminate this Agreement contemporaneously with entering into definitive documents with respect to such Superior Offer and tendering payment to Acquisition LP, in immediately available funds such amount as may be required to reimburse Acquisition LP and its Affiliates and partners for all out-of-pocket fees, costs and expenses incurred by any of them in connection with their due diligence efforts or the transactions (including, without limitation, the preparation and negotiation of documentation) contemplated in the Transaction Documents or in the Senior Bank Commitment Letter and Bridge Commitment Letter, including, without limitation, (A) fees, costs and expenses of accountants, escrow agents, counsel, financial advisors and other similar advisors, (B) fees paid to any Governmental Authority, and (C) fees, costs and expenses paid or payable to third parties under the Senior Bank Commitment Letter and Bridge Commitment Letter or in connection with the transactions contemplated therein (collectively, the "Termination Fee").

          9.12.2. Certain Definitions. "Superior Offer" shall mean an unsolicited, bona fide written offer made after the occurrence of Closing Material Adverse Effect by an unrelated third party to acquire, directly or indirectly, the Businesses on terms that the Board of Directors of ConAgra has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, to ConAgra's stockholders (in their capacities as stockholders) than the terms of the transactions contemplated by this Agreement.

10.  Conditions Precedent to Obligations.

          10.1.Conditions   to  Each   Party's   Obligations.   The   respective
               obligations of each party to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority, legally required for the consummation of making any of the transactions contemplated hereby shall have been obtained, shall have been made or shall have occurred, as the case may be, other than such authorizations, consents, orders, declarations, approvals, filings, terminations or expirations which the failure to so obtain would not result in a Company Material Adverse Effect.

               (b) HSR Act. The waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.


               (c) FATA. The Treasurer of the Commonwealth of Australia shall have provided advice pursuant to FATA that there are no objections to the acquisition of Australia Operating Company in accordance with the terms of this Agreement. For purposes of this Agreement, the Treasurer shall be deemed to have provided such advice:

                    (i) if Australia Acquisition Co. receives written advice from the Treasurer or on his behalf to the effect that there are no objections in terms of the Federal Government's foreign investment policy to the acquisition of Australia Operating Company either unconditionally or on terms reasonably acceptable to Australia Acquisition Co.; or

                    (ii) if  ten  (10)  days  have  elapsed  from  the  day  the
                         Treasurer ceased to be empowered to make any order under Part II of FATA in relation to the acquisition of Australia Operating Company because of lapse of time, notice of the acquisition of Australia Operating Company having been given to the Treasurer under FATA.

               (d) No Injunction. No Governmental Authority having jurisdiction over ConAgra, Acquisition LP or Holdco, or any Acquired Company, shall have enacted, issued, promulgated, enforced or entered any Law, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of the transactions contemplated herein.

               (e)  Financing.   As   contemplated   by   Article  2,  (x)  U.S.
                    Acquisition Co. and Australia Acquisition Co. shall have received the proceeds of the financings contemplated by the Senior Bank Commitment Letter (or other alternate financing, if any, obtained by Acquisition LP as contemplated by
                    Section 9.2.3(a)),  and (y) U.S.  Acquisition Co. shall have
                    (i) received the proceeds of the bridge loan contemplated by the Bridge Commitment Letter (or other alternate financing, if any, obtained by Acquisition LP as contemplated by
                    Section 9.2.3(a)) or (ii) consummated the Rule 144A offering of the debt securities as contemplated by the Bridge Commitment Letter (or other alternate financing, if any, obtained by Acquisition LP as contemplated by Section 9.2.3(a)).

          10.2.Conditions  to Obligation of  Acquisition  LP. The  obligation of
               Acquisition LP to consummate the transactions contemplated herein shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived in writing by Acquisition LP:

               (a) Representations and Warranties. The representations and warranties of ConAgra set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for such inaccuracies (without giving effect to any limitations as to materiality or a Company Material Adverse Effect set forth in such representations and warranties) that, individually and in the aggregate, have not had a Company Material Adverse Effect. Holdco shall have received a certificate signed on behalf of ConAgra by the Chief Executive Officer, Chief Financial Officer or Executive Vice President - Operations Control and Development of ConAgra to such effect.

               (b) Performance of Obligations. ConAgra shall have performed in all material respects all material covenants and material obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Holdco shall have received a certificate signed on behalf of ConAgra by the Chief Executive Officer, Chief Financial Officer or Executive Vice President - Operations Control and Development of ConAgra to such effect.

               (c)  [Intentionally Omitted]

               (d)  Closing Material Adverse Effect. No Closing Material Adverse
                    Effect    shall   have   been    incurred    or    suffered.

          10.3.Conditions to Obligation of ConAgra. The obligation of ConAgra to consummate the transactions contemplated herein shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived in writing by
               ConAgra:

               (a) Representations and Warranties. The representations and warranties of Acquisition LP set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speaks as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for such inaccuracies (without giving effect to any limitations as to materiality or a material adverse effect set forth in such representations or warranties) that, individually and in the aggregate have not had a material adverse effect. ConAgra shall have received a certificate signed on behalf of Acquisition LP to such effect.

               (b) Performance of Obligations. Acquisition LP shall have performed in all material respects all material covenants and material obligations required to be performed by it under this Agreement on or prior to the Closing Date, and ConAgra shall have received a certificate signed on behalf of Acquisition LP to such effect.

               (c) Acquisition LP Ownership. Greeley Investments, LLC and Affiliates of Hicks, Muse, Tate & Furst Incorporated shall own as of Closing all of the outstanding equity interests in Acquisition LP.

11. Termination.

          11.1.Termination.   This   Agreement  may  be   terminated,   and  the
               transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

               (a)  by mutual written agreement of ConAgra and Acquisition LP;

               (b) by either ConAgra, on the one hand, or Acquisition LP, on the other hand, if the Closing shall not have occurred on or before the earlier of (i) September 30, 2002, or (ii) the first business day immediately following the sixtieth (60th) day after the initial day that actual marketing of the debt securities contemplated by the Bridge Commitment Letter begins (which for purposes of this Agreement shall be the date that the definitive offering memorandum is first delivered to potential purchasers of such debt securities); provided that, if Acquisition LP has delivered to ConAgra a termination notice as contemplated by Section 11.1(d) and if such termination is ineffective as a result of a timely cure by ConAgra of the asserted breach, then Acquisition LP shall have the right, by means of notice to ConAgra, to extend such date to a date that is the first business day immediately following the sixtieth (60th) day after the tenth (10th) day of the applicable cure period (the "Termination Date"); provided further that the party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have breached in any material respect their obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the transactions contemplated herein on or before the Termination Date;

               (c) prior to the Closing by either ConAgra, on the one hand, or Acquisition LP, on the other hand, if any permanent injunction, order, decree or ruling by any Governmental Authority of competent jurisdiction preventing the consummation of the transactions contemplated herein shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used its reasonable best efforts to remove such injunction or overturn such action;

               (d)  by Acquisition LP, at any time, if there shall have been any
                    (A) breach of one or more representations or warranties of ConAgra (which has not been waived), except for breaches (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth in such representations and warranties) which, individually and in the aggregate, have not had a Company Material Adverse
                    Effect and except for breaches that result from actions expressly permitted under or taken pursuant to this
                    Agreement, or (B) material breach of one or more material covenants or material obligations set forth in this Agreement by ConAgra (which has not been waived), in each case of clause (A) or (B), which breach or breaches shall not have been cured within ten (10) days following receipt by ConAgra of written notice from Acquisition LP of such breach, and whether or not the breach was (1) within the control of ConAgra or (2) the result of ConAgra's actions or inactions;

               (e) by ConAgra, at any time, if there shall have been any (A) breach of one or more representations or warranties of Acquisition LP (which has not been waived), except for breaches (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties) which, individually and in the aggregate, have not had a material adverse effect and except for breaches that result from actions expressly permitted under or taken pursuant to this Agreement, or (B) material breach of one or more covenants or agreements set forth in this Agreement by Acquisition LP (which has not been waived), in each case of clause (A) or (B), which breach or breaches shall not have been cured within ten (10) days following receipt by Acquisition LP of written notice from ConAgra of such breach, and whether or not the breach was (1) within the control of Acquisition LP or (2) the result of Acquisition LP's actions or inactions;

               (f) by Acquisition LP, if any Closing Material Adverse Effect shall have been incurred or suffered; or

               (g)  by ConAgra pursuant to Section 9.12 while  contemporaneously
                    (i) entering into definitive documents with respect to a Superior Offer and (ii) tendering payment of the Termination Fee pursuant to Section 9.12.1.

          11.2.Effect  of  Termination.  In the  event  of  termination  of this
               Agreement pursuant to this Section 11, the transactions contemplated hereby shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions of
               Section 15.3, Section 15.15, this Section 11.2 and the terms of the Confidentiality Agreement shall survive any termination of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for any breach of this Agreement.

12. General Indemnity.

          12.1.Indemnification by ConAgra  Indemnified  Parties.  Subject to the
               overall limitations, minimum amounts, time limitations and limitations on recourse and other limits set forth in this
               Article 12:

          12.1.1. ConAgra Indemnity. ConAgra agrees, from and after the Closing Date, to indemnify and hold harmless Holdco and each Subsidiary of Holdco and each of their respective officers, directors and employees (collectively, the "Holdco Indemnified Parties") from and against any and all damages, losses, claims, Liabilities, demands, charges, suits, proceedings, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Holdco Indemnified Costs") which any of the Holdco Indemnified Parties may sustain, or to which any of the Holdco Indemnified Parties may be subjected, relating to or arising directly or indirectly out of:

               (a) any Environmental Costs or Liabilities arising out of or in connection with or as a result of any facts or circumstances existing on or before the Closing Date relating to the operations of or property owned or leased or previously owned or leased by the Acquired Companies at any time on or before the Closing Date (regardless of whether such matters have been disclosed in the Schedules to this Agreement or otherwise) (the "Pre-Existing Environmental Matters"), including any Holdco Indemnified Costs that any Holdco Indemnified Party may sustain in connection with any remediation, clean-up, modification, repairs, work, construction, alterations or installations required as a result of the Pre-Existing Environmental Matters (except any increased costs to the extent such increased costs are caused, contributed to or exacerbated by the actions of any Holdco Indemnified Party), including, without limitation, any costs relating to capital improvements, physical upgrading or maintenance and repairs required by Environmental Laws which for purposes of this Section 12.1.1(a) shall be deemed Holdco Indemnified Costs; provided, however, that this Subsection (a) shall not be deemed to apply to any entity or property acquired or leased by a Holdco Indemnified Party subsequent to the Closing;

               (b) any violation of any Labor Laws by the Acquired Companies existing on or before the Closing Date (regardless of whether such matters have been disclosed in the Schedules to this Agreement or otherwise);

               (c) except with respect to Liabilities arising in connection with transactions between ConAgra or a Subsidiary thereof on one hand and a Holdco Indemnified Party on the other hand pursuant to the Cattle Supply Agreement, Risk Management Agreement, Cash Management Agreement, Transition Services Agreement or By-Products Agreement, any third-party action (as defined in Section 12.4.1) involving an Indemnified Party relating to or arising out of the operation of the Feed Lot Business or the ownership or use of any of the assets or property used or held for use by the Feed Lot Business whether relating or arising prior to, at or after the Closing; provided, however, that Cattle Holdco and Cattleco shall not be beneficiaries of this Section 12.1.1(c);

               (d) a breach or alleged breach by any of the Acquiring Companies or Acquired Companies of the terms and provisions of any agreement entered into governing the sale and purchase effecting a "Divestiture" (as such term is used in the Stockholders Agreement) of all or any portion of the Feed Lot Business or the assets or property used or held for use by the Feed Lot Business as contemplated by the Stockholders Agreement; provided that Cattle Holdco and Cattleco shall not be entitled to the benefits of the indemnification provided by this Section 12.1.1(d);

               (e) any breach or inaccuracy of any representation or warranty made by ConAgra and contained in this Agreement, each Representation and Warranty Certificate or the certificates delivered pursuant to Article 10;

               (f) any breach or nonfulfillment or nonperformance by ConAgra of any agreement or covenant of ConAgra in this Agreement or the certificates delivered pursuant to Article 10;

               (g) the California Kim Litigation and Korean Kim Litigation, including any accrued but unpaid Liability relating to either preceding, provided, however, that ConAgra shall have no Liability under this Article 12 or otherwise in the event the Korea Kim Litigation results in the Businesses, Acquired Companies or Acquiring Companies not having rights to the Monfort mark in Korea;

               (h) except with respect to Liabilities arising in connection with transactions between ConAgra or a Subsidiary thereof on one hand and a Holdco Indemnified Party on the other hand pursuant to the Transition Services Agreement, Preferred Supplier Agreement, Armour Transition License Agreement, Swift Transition License Agreement, Hangar License Agreement, Risk Management Agreement, Cattle Supply Agreement or By-Products Agreement, any third-party action (as defined in Section 12.4.1) involving an Indemnified Party relating to or arising out of the failure by ConAgra or its Affiliates (other than the Acquiring Companies and the Acquired Companies) to pay, perform or discharge any of their respective Liabilities relating to (x) the conduct of any business (other than the Businesses) by ConAgra and its Subsidiaries (other than the Acquiring Companies and the Acquired Companies), prior to, at or after the Closing, (y) the ownership and operation of any assets or property not owned by any Acquired Company as of the Closing, or (z) the Divested Companies; or

               (i) any third-party action (as defined in Section 12.4.1) that any Holdco Indemnified Party is made a party to and that results from ConAgra's assertion of the Garden City Insurance Claims.

               12.1.2. Pre-Closing  Cattlemen  Litigation.  ConAgra agrees, from and after the Closing Date, to indemnify and hold harmless the Holdco Indemnified Parties from and against (i) judgments for monetary damages including, without limitation, any award of fees and expenses, and (ii) monetary settlements, in either case, to the extent that such:

                    (a) arises out of (x) the litigation styled Robert M. Leuking and Gordon M. Reisinger v. ConAgra Foods, Inc. and ConAgra Beef Company pending in the United States District Court for the District of Nebraska as Case No. 4:CV02-3124 (the "Leuking Litigation") or (y) any
                         future litigation filed against ConAgra or any Acquiring Company or Acquired Company after the date of this Agreement that is based primarily on the substantive facts alleged in the Leuking Litigation and, in either case, to the extent such seeks damages resulting from activities of ConAgra or the Acquired Companies occurring prior to the Closing Date (the "Pre-Closing Cattlemen Litigation"); and

                    (b) only to the extent to which such monetary damages or monetary settlements result from activities of ConAgra or the Acquired Companies occurring prior to the Closing Date (the "Pre-Closing Damages"). In no event shall ConAgra be responsible or liable under this
                         Section 12.1.2 for (x) any litigation, damages or settlements associated with operations of the Acquiring Companies or Acquired Companies after the Closing Date including, without limitation, any damages or settlements associated with the Pre-Closing Cattlemen Litigation that do not constitute Pre-Closing Damages,
                         (y) any equitable relief granted in any Pre-Closing Cattlemen Litigation, or any costs, damages, liabilities or other consequences of any such equitable relief, or (z) any costs, damages, liabilities or other consequences of the Pre-Closing Cattlemen Litigation that do not constitute Pre-Closing Damages.

               12.2.Cattleco  Indemnity.  Cattleco  agrees,  from and  after the
                    Closing Date, to indemnify and hold harmless each of the other Holdco Indemnified Parties (other than Cattle Holdco) from all Holdco Indemnified Costs which any of the other Holdco Indemnified Parties (other than Cattle Holdco) may sustain, or to which any of the other Holdco Indemnified Parties may be subjected, relating to or arising directly or indirectly out of any third-party action (as defined in Section 12.4.1) that has been asserted against a Holdco Indemnified Party (other than Cattle Holdco) that results from the operation of the Feed Lot Business or the ownership or use of any of the assets or property used or held for use by the Feed Lot Business whether relating or arising prior to, at or after the Closing, other than those arising under the terms of the Cattle Supply Agreement.

               12.3.Indemnification of the ConAgra Indemnified  Parties.  Holdco
                    agrees from and after the Closing Date to indemnify and hold harmless ConAgra and each Subsidiary thereof and each of their respective officers, directors and employees, (collectively, the "ConAgra Indemnified Parties" and collectively with the Holdco Indemnified Parties, the "Indemnified Parties") from and against any and all damages, losses, claims, Liabilities, demands, charges, suits, proceedings, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "ConAgra Indemnified Costs" and collectively with Holdco Indemnified Costs, the "Indemnified Costs") which any of the ConAgra Indemnified Parties may sustain, or to which any of the ConAgra Indemnified Parties may be subjected, relating to or arising directly or indirectly out of (w) any breach or nonfulfillment or nonperformance by Holdco, the other Acquiring Companies or the Acquired Companies of any covenant or obligation of Holdco, the other Acquiring Companies or the Acquired Companies in this Agreement that is to be performed on or after the Closing, (x) any third-party action (as defined in Section 12.4.1) relating to or arising out of the failure by Holdco or the Acquired Companies to pay, perform or discharge any of the Liabilities of the Acquired Companies arising prior to, at or after the Closing, in each case, other than those (a) for which ConAgra has agreed to indemnify the Holdco Indemnified Parties pursuant to this Agreement including, without limitation, Pre-Closing Cattlemen Litigation or (b) that are not primarily related to the conduct of the Businesses, (y) the Leuking Litigation or any future litigation filed against ConAgra or any Acquiring Company or Acquired Company after the date of this Agreement that is based primarily on the substantive facts alleged in the Leuking Litigation and, in either case, to the extent that such arises out of activities of the Acquiring Companies after the Closing Date (the "Post-Closing Cattlemen Litigation" and collectively with the Pre-Closing Cattlemen Litigation, the "Cattlemen Litigation") or (z) except as provided in Sections 12.1.2 and 12.4.3(c), any ConAgra Indemnified Cost arising from the Pre-Closing Cattlemen Litigation or any settlement thereof to the extent that a ConAgra Indemnified Party is liable therefore. In no event shall the indemnification provided for in this Section 12.3 include any ConAgra Indemnified Costs that a ConAgra Indemnified Party may suffer or sustain as a result of (1) any loss in the value of any debt or equity security (including, without limitation, the common stock of Holdco, the Cattleco Note, the Promissory Note or the Cattleco Revolver) of an Acquiring Company or Acquired Company that may be now or hereafter owned by a ConAgra Indemnified Party or (2) the impairment of the ability of an Acquiring Company or Acquired Company to perform under any such debt or equity security or any other contractual obligation existing between a ConAgra Indemnified Party and an Acquiring Company or Acquired Company.

               12.4.Defense of Third-Party Claims.

               12.4.1. Notice of Third-Party  Claims. An Indemnified Party shall give prompt written notice to any Person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand or claim by a third-party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder; provided that for purposes of this Section 12.4, the Indemnified Party in respect of an indemnification by Cattleco under Section 12.2 shall be deemed to exclude Cattleco. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any Liability that it may have to such Indemnified Party under this Article 12 unless and to the extent such failure to give notice materially and adversely prejudices such Indemnifying Party.

               12.4.2. Non-Cattlemen Litigation. Except in the case of Cattlemen
                    Litigation, the Indemnifying Party shall have the right to assume control of the defense of, settle or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

                    (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, or (iii) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel).

                    (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third-party action or any Liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party.

                    (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all Liability in respect of such third-party action.

                    (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within ten (10) business days after notice of a claim for indemnification or (ii) to the extent the third-party action seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets or financial condition of the Indemnified Party; provided, that the Indemnified Party shall make no settlement, compromise, admission or acknowledgment that would give rise to Liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

                    (e) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article 12 and, in connection therewith, shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

                    (f) To the extent an Indemnified Holdco Cost is exclusively incurred or suffered by Cattleco or Cattle Holdco that claim shall be made by Cattleco or Cattle Holdco and any payment in respect thereof shall be received by Cattleco or Cattle Holdco.

               12.4.3.   Cattlemen   Litigation.   In  the  case  of   Cattlemen
                    Litigation,  the following  provisions  shall be applicable:


                    (a) ConAgra shall be entitled, through its designated counsel, to control the defense of any Cattlemen Litigation, including any settlement or compromise thereof; provided, that ConAgra shall obtain the prior written approval of Holdco, which approval shall not be unreasonably withheld, before entering into or making any settlement or compromise of any Cattlemen Litigation or any judicial admission or judicial acknowledgement of the validity of any claim asserted in any Cattlemen Litigation.

                    (b) The Holdco Indemnified Parties shall be entitled, through counsel that shall appear jointly with counsel designated by ConAgra pursuant to clause (a) above, to participate in the defense of any Cattlemen Litigation. The parties hereto shall extend reasonable cooperation in connection with the defense of any Cattlemen Litigation pursuant to this Section 12.4.3 and, in connection therewith, shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

                    (c) Notwithstanding any other provision to the contrary contained herein, (i) ConAgra and Holdco shall each be responsible for its own attorneys' fees and expenses incurred under this Section 12.4.3 in connection with any Cattlemen Litigation and (ii) ConAgra and Holdco shall each bear one-half (1/2) of all court costs, witness and expert costs and other similar out-of-pocket costs incurred in connection with any Cattlemen Litigation.

               12.5.Limitation on Environmental Indemnification. With respect to any claims for Holdco Indemnified Costs under Section 12.1.1(a), Holdco shall have exclusive control over the selection and performance of any remediation method or goal or other corrective action implemented at or otherwise affecting the subject property. ConAgra shall have the right, but not the obligation, (i) to participate in any meetings between the Holdco Indemnified Parties and Governmental Authorities; (ii) to receive copies of any remediation or corrective action proposals before such proposals are submitted to Governmental Authorities; and
                    (iii) to provide comments to such proposals for consideration by Holdco. ConAgra shall have twenty (20)
                    business days following receipt to provide comments to Holdco concerning any remediation or corrective action proposals,  unless  Holdco  believes  that fewer than twenty
                    (20) business days are available for review because of pending or threatened enforcement action, claims by third parties, or applicable governmental or other deadlines, in which case Holdco will notify ConAgra and the parties will make reasonable arrangements to achieve an expedited review. Holdco shall consider all comments by ConAgra before making a final determination concerning proposed work, but Holdco shall have no obligation to adopt any suggestions by ConAgra. Notwithstanding the exclusive control by Holdco over the selection and performance of any remediation method or goal or other corrective action pursuant to this section, ConAgra shall have no obligation under Section 12.1.1(a) to indemnify the Holdco Indemnified Parties for any cost in excess of the lowest available cost reasonably necessary to achieve the minimum legal requirements to resolve or correct the indemnity claim while maintaining but not unreasonably interfering with the historical use of the subject property. Holdco shall provide to ConAgra reasonable access to all information, documentation, employees, consultants and properties relating to any claim under Section 12.1.1(a)

               12.6.Direct  Claims.  In any case in which an  Indemnified  Party seeks  indemnification  hereunder  which is not  subject  to
                    Section 12.4 because no third-party action is involved, the Indemnified Party shall promptly notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless, and to the extent, the resulting delay prejudices the position of the Indemnifying Party with respect to such claim.

               12.7.Limitation on Indemnification.

               12.7.1.  Except as  otherwise  provided  in this  Agreement,  the covenants, representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the Closing and shall continue for the applicable limitations period notwithstanding such Closing or any investigation made by or on behalf of the party entitled to the benefit thereof or any knowledge of such party; provided, however, that

                    (i)  The representations and warranties contained in Section
                         7.9 (Taxes) (other than Sections 7.9.1(vi), 7.9.1(viii) and 7.9.1(ix)(b)), Section 7.16 (Labor) and Section
                         7.18 (Environmental) shall not survive the Closing;

                    (ii) ConAgra  shall  not  be  responsible   for  any  Holdco
                         Indemnified Costs pursuant to Section 12.1.1(e) suffered by a Holdco Indemnified Party arising out of a breach of any representations or warranties of ConAgra contained in Section 7 unless a claim therefore is asserted in writing within the following periods of time: (A) the representations and warranties contained in Section 7.1 (Organization), Section 7.2 (Articles and By-Laws), Section 7.3 (Corporate Authorization), subpart (i) of Section 7.4 (Effect of the Agreement),
                         Section  7.6   (Capitalization),   Section   7.9.1(vi),
                         Section 7.9.1(viii) and Section 7.9.1(ix)(b) (Taxes) and Section 7.17.1(iv) (ERISA) shall survive the Closing Date until the tenth day after the expiration of all applicable statutes of limitation with respect to such representations and warranties (after taking into account all extensions and suspensions thereof);
                         (B) the  representations  and  warranties  contained in
                         Section 7.17 (other than Section 7.17.1(iv)) (ERISA) shall survive the Closing Date for five (5) years following the Closing Date; and (C) all other representations and warranties shall survive for twelve
                         (12) months following the Closing Date;

                    (iii)ConAgra  shall  not  be  responsible   for  any  Holdco
                         Indemnified Costs pursuant to Sections 12.1.1(a), (b) and (e) or Non-Income Taxes indemnifiable pursuant to
                         Section 13.5.1 suffered by a Holdco Indemnified Party unless the aggregate of all Holdco Indemnified Costs and such Non-Income Taxes suffered by the Holdco Indemnified Parties exceed, on a cumulative basis, an amount equal to Seven Million Five Hundred Thousand United States Dollars ($7,500,000);

                    (iv) the aggregate Liability of ConAgra hereunder,  pursuant to Sections 12.1.1(a), (b) and (e) for Holdco Indemnified Costs and Section 13.5.1 for indemnifiable Non-Income Taxes suffered by a Holdco Indemnified Party shall in no event exceed One Hundred Fifty Million United States Dollars ($150,000,000); and

                    (v) ConAgra shall not be responsible for any Holdco Indemnified Costs pursuant to Sections 12.1.1(a), (b),
                         (c), (e), (f) and (h) to the extent that such Holdco Indemnified Costs are reflected as a reserve or expense accrual in (i) the Final Processing Closing Balance
                         Sheet (and are taken into account in calculating the Aggregate Consideration) if such Holdco Indemnified Costs are asserted on behalf of any Acquiring Company (other than Cattle Holdco) or any Processing Company or
                         (ii) the Final Cattleco Closing Balance Sheet (and are taken into account in determining the Cattleco Stockholder Net Investment) if such Holdco Indemnified Costs are asserted on behalf of Cattle Holdco or Cattleco.

               12.7.2. Offsets -  Representation  and Warranty  Indemnification.
                    The amount of any Holdco Indemnified Costs for which indemnification is provided under Sections 12.1.1(a), (b),
                    (e) and (f) shall be subject to a net offset equal to the sum of (i) the amount of cash proceeds actually received by any Acquiring Company or Acquired Company from the sale or other divestiture, or use, of any of the assets described on
                    Exhibit 12.7.2 (the "Garden City Assets"), after deducting from the amount of such cash proceeds (A) all out-of-pocket costs, expenses and Taxes incurred by any Acquiring Company or Acquired Company as a direct result of the collection and realization of such cash proceeds, and (B) the book value of the Garden City Assets set forth on the Final Processing Closing Balance Sheet and after increasing such offset by all reductions in Taxes actually realized by Holdco or any Acquiring Company or Acquired Company from the sale or other divestiture of the Garden City Assets (collectively, the "Garden City Value"), plus (ii) the amount of any Garden City Insurance Capital Contribution previously made to Holdco or any Acquired Company or Acquiring Company. In the event Holdco, any Acquiring Company or any Acquired Company receives Garden City Value or any Garden City Insurance Capital Contributions subsequent to receipt of any payment from ConAgra for Holdco Indemnified Costs as described above, then Holdco shall pay to ConAgra the amount of Garden City Value and Garden City Insurance Capital Contributions received to the extent of such prior indemnity payment(s) paid by ConAgra.

          12.7.3. [Intentionally Omitted]

          12.7.4. Survival. ConAgra shall not be responsible for any Holdco Indemnified Costs pursuant to Section 12.1.1(a) or 12.1.1(b) unless a claim with respect thereto is asserted in writing within five (5) years following the Closing Date.

          12.7.5. Offsets - Sections 12.1.1(c) and (d) Indemnification. The amount of Holdco Indemnified Costs for which indemnification is provided under Section 12.1.1(c) or Section 12.1.1(d) shall be subject to a net offset equal to (a) the amount of cash proceeds received under the indemnification provided under Section 12.2 after deducting therefrom all out-of-pocket costs, expenses and Taxes incurred by any Acquiring Company or Acquired Company (other than Cattle Holdco and Cattleco) in connection with the collection and realization of such cash proceeds and after increasing such offset for all reductions in Taxes realized from the collection and realization of such cash proceeds and (b) the amount (the "Profit Amount") by which (x) the aggregate cash proceeds received by any Acquiring Company or Acquired Company (other than Cattle Holdco and Cattleco) from the Divestiture of the Feed Lot Business (after deducting therefrom all out-of-pocket costs, expenses and Taxes incurred by any Acquiring Company or Acquired Company in connection with the Divestiture of the Feed Lot Business and the repayment of all obligations outstanding under the Cattleco Loan Agreement, the Cattleco Note and all other indebtedness incurred by the Feed Lot Business and also after increasing such offset for all reductions in Taxes realized from the Divestiture of Feed Lot Business) exceeds (y) Eighteen Million United States Dollars ($18,000,000); provided, however, in the event that the HMC Call Option (as such term is defined in the Stockholders Agreement) has been previously exercised as contemplated in the Stockholders Agreement then, to the extent that all or any portion of the Profit Amount has been taken into account in calculating the Option Purchase Price (as such term is defined in the Stockholders Agreement) payable in connection with such exercise, such portion of the Profit Amount shall not be available for use as an offset under clause (b) above.

          12.7.6. Calculation of Indemnity Payments. The amount of any Holdco Indemnified Costs and ConAgra Indemnified Costs for which indemnification is provided under this Article 12 shall be net of any amounts recovered by the applicable Indemnified Party from any contribution or counterclaims or under any insurance policies (in each case, after deducting therefrom all out-of-pocket costs, expenses and Taxes incurred in connection with the collection and realization of such amounts) with respect to such Holdco Indemnified Costs or ConAgra Indemnified Costs, as applicable, and shall be increased to take account of any net Income Tax cost actually incurred by the applicable Indemnified Party arising from the receipt of indemnity payments hereunder attributable to fines and penalties incurred by Holdco or its Affiliates that are not deductible for Income Tax purposes (grossed up for Income Taxes imposed on such increase). In computing the amount of any such Tax cost, the applicable Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified amount. The applicable Indemnified Party agrees to use reasonable best efforts to pursue and collect on any recovery available to it and to net any such recovery against any claim for indemnification hereunder or, if an indemnification claim has already been resolved, against the amount paid by the Indemnifying Party pursuant to such resolution. After it has been determined that there has been a breach of a representation or warranty, the amount of Holdco Indemnified Costs recoverable under Section 12.1.1(e) shall be determined without regard to any materiality qualification contained therein or to whether or not any such breach results or may result in a Company Material Adverse Effect.

          12.7.7. Tax Treatment of Indemnification. For all Tax purposes, the parties agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement (including, without limitation, any payments by any party hereto, or its designee, to another party hereto, or its designee, under
               Article 13 hereof, whether or not by way of indemnity or otherwise) as an adjustment to the purchase price unless a final and unappealable determination by an appropriate Governmental Authority (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise; provided that the Indemnifying Party's prior written consent (which will not be unreasonably withheld, conditioned or delayed) will be obtained by the Indemnified Party who seeks to accept, via a settlement or compromise with any such Governmental Authority, a position that is contrary to treatment of an indemnity payment (or such other payment) as an adjustment to the purchase price.

          12.8.General   Liability   Casualty  Policy,   Product  Liability  and
               Automobile Claim Indemnification. ConAgra agrees to (i) be responsible for and pay, or cause its applicable plans, policies (or similar arrangements) or carriers to be responsible for and pay (subject to the terms of the applicable plan, policy or arrangement) and (ii) from and after the Closing Date, indemnify and hold harmless each of the Holdco Indemnified Parties from and against all Holdco Indemnified Costs which any Holdco Indemnified Party may sustain, or to which any Holdco Indemnified Party may be subjected, relating to or arising directly or indirectly out of the occurrence on or prior to the Closing Date (whether known or unknown as of the Closing Date) of an event that would have been covered under ConAgra's general liability casualty policy, product liability or automobile self-insurance program, including, without limitation, any item that would otherwise be subject to ConAgra's self-insurance program and whether or not such Holdco Indemnified Costs are in excess of any self-insurance amounts.

          12.9.Deed of Cross Guarantee Indemnity.


          12.9.1. ConAgra Indemnity. ConAgra agrees, from and after the Closing Date, to indemnify and hold harmless each of the Holdco Indemnified Parties from and against all Holdco Indemnified Costs which any Holdco Indemnified Party may sustain, or to which any Holdco Indemnified Party may be subjected, as a result of any Debt (as defined in the Deed of Cross Guarantee) incurred by ConAgra Trade Group Pty. Ltd.

          12.9.2. Holdco Indemnity. Holdco agrees, from and after the Closing Date, to indemnify and hold harmless each of the ConAgra Indemnified Parties from and against all ConAgra Indemnified Costs which any ConAgra Indemnified Party may sustain, or to which any ConAgra Indemnified Party may be subjected, as a result of any Debt (as defined in the Deed of Cross Guarantee) incurred by Australia Operating Company and/or Burcher Pty. Limited.

          12.10. Remedies. After the Closing the provisions of this Agreement shall be the exclusive basis for the assertion of claims against, or the imposition of Liability on, any party by another party hereto in respect of any breach of this Agreement.

          12.11. No  Contribution.  After the  Closing,  except as  provided  in
               Section 12.2, no Acquiring Company or Acquired Company shall be liable for any Holdco Indemnified Costs sustained by any Holdco Indemnified Party; accordingly, ConAgra shall not be entitled to seek contribution or any other payments from an Acquiring Company or Acquired Company for any Holdco Indemnified Costs that ConAgra is obligated to pay pursuant to this Agreement.

          12.12. Assignment. The rights and obligations of Holdco and the Holdco Indemnified Parties under this Article 12 shall not be assignable in all or in part; provided, however, that to the extent requested by a lender under the Senior Bank Commitment Letter, the parties shall execute and deliver such documents as may be necessary to effect a collateral assignment of the rights arising under this Agreement to the lenders under the Senior Bank Commitment Letter.

          12.13. Mitigation. ConAgra, Holdco, the Acquiring Companies and the Acquired Companies will use commercially reasonable efforts to mitigate the Indemnified Costs.

          12.14. Limitation of Damages. ConAgra, Cattleco, and Holdco shall be responsible only for direct damages, and in no event shall ConAgra, Cattleco, or Holdco be liable for punitive or exemplary, indirect, special consequential or similar damages.

          12.15. Other Indemnities. The indemnification obligations set forth in
               Article 6 and Article 13 are in addition to the indemnification obligations set forth in this Article 12 and, unless expressly stated otherwise in Article 6, this Article 12 or Article 13, the indemnification obligations in Article 6 and Article 13 are not subject to the overall limitations, minimum amounts, time limitations, limitations on recourse and other limitations set forth in this Article 12.

          12.16. Exclusive Indemnification. The indemnification obligation set forth in Section 12.1.2 shall be the exclusive indemnification obligations of ConAgra in respect of Pre-Closing Cattlemen Litigation and the provisions of Section 12.1.1 shall not be applicable to Pre-Closing Cattlemen Litigation.

13.  Tax Matters.

          13.1.Transfer Taxes. Holdco shall be responsible for and shall pay all
               Non-Income Taxes imposed on or in connection with the sale or transfer of securities hereunder, the sale or transfer of assets to the Acquiring Companies or Acquired Companies and any other transactions effected pursuant to this Agreement (other than the transactions described in Section 2.1.5) and shall indemnify and hold harmless the ConAgra Indemnified Parties from such Non-Income Taxes. ConAgra shall be responsible for and shall pay all Non-Income Taxes imposed on or in connection with the transactions described in Section 2.1.5 and shall indemnify and hold harmless the Holdco Indemnified Parties from such Non-Income Taxes.

          13.2.Tax  Sharing  Agreements.  Any tax  sharing  or other  allocation agreement with respect to Taxes to which any Acquiring Company or Acquired Company is a party with ConAgra or any other Affiliate thereof is hereby terminated as of the Closing Date and shall have no further effect for any taxable period. This Article 13 and Section 7.9 above shall control all of the parties' respective obligations for Taxes affecting the Acquiring Companies and Acquired Companies and supersede any and all prior agreements, contracts or understandings between ConAgra or its Affiliates and any Acquiring Company or Acquired Company regarding any Acquiring Company or Acquired Company's Taxes.

          13.3. Tax Returns.

          13.3.1. Tax Returns. After the Closing, Holdco shall cause each of the Acquired Companies to consent to join, for all Tax periods of the Acquired Companies ending on or before the Closing Date for which the Acquired Companies are eligible to do so, in any consolidated or combined federal, state or local Tax returns of ConAgra. ConAgra shall cause to be prepared and timely filed any and all consolidated or combined federal, state or local Tax returns as well as any separate federal, state, local or foreign Tax returns for the Acquired Companies for all Tax periods ending on or before the Closing Date and shall be responsible for the timely payment of all Taxes shown due except (i) if such Taxes are a liability of any Processing Company, to the extent accrued as a Liability on the Final Processing Closing Balance Sheet (and taken into account in calculating the Aggregate Consideration) or
               (ii) if such Taxes are a Liability of Cattleco, to the extent accrued as a Liability on the Final Cattleco Closing Balance Sheet (and taken into account in determining the Cattleco Stockholder Net Investment), as the case may be. Holdco shall prepare or cause to be prepared and timely filed any and all Tax returns of (i) the Acquiring Companies for all Tax Periods and
               (ii) the Acquired Companies for Tax periods beginning after the Closing Date. Holdco shall provide ConAgra informational drafts of the Income Tax Returns for the Acquiring Companies that include the Closing Date or any portion of the Pre-Closing Period at least thirty (30) days before any such return's due date for filing with the appropriate Governmental Authority. The parties agree that for federal (and applicable state) Income Tax purposes the transactions described in Sections 2.2.3 through 2.2.8 of this Agreement will be treated as occurring at the beginning of the day following the Closing Date as provided in Treas. Reg. ss. 1.1502-76(b)(2)(ii)(B) and analogous state law. Holdco agrees that it and its Affiliates shall report, and take all actions consistent with the Tax reporting of, the Acquiring Companies as never having been members of ConAgra's Group for any Tax purposes (or any unitary, combined or consolidated group of ConAgra), provided that ConAgra and its Subsidiaries shall be in compliance with their obligations under Section 9.1.1(n). The parties agree to cooperate with each other and each other's Affiliates in the preparation of Tax returns pertaining to the Acquiring Companies and the Acquired Companies. The parties shall be entitled to utilize the services of the other party's personnel who would have been responsible for preparing such returns as they relate to the Acquiring Companies and the Acquired Companies, without charge to the extent reasonably necessary in preparing said returns on a timely basis. The parties shall also provide each other with full access to applicable and reasonably relevant records to enable the timely preparation and filing of said returns. ConAgra shall pay on a timely basis all Taxes in respect to the Pre-Closing Period shown as due on the returns it is responsible to prepare under this Section 13.3.1 except (i) if such Taxes are a Liability of any Processing Company, to the extent accrued as a Liability on the Final Processing Closing Balance Sheet (and taken into account in calculating the Aggregate Consideration) or (ii) if such Taxes are a Liability of Cattleco, to the extent accrued as a Liability on the Final Cattleco Closing Balance Sheet (and taken into account in determining the Cattleco Stockholder Net Investment), as the case may be. Holdco shall pay or cause to be paid on a timely basis all Taxes shown as due on the returns it is responsible to prepare under this Section 13.3.1. The parties shall make available to each other without charge, copies of the portions of such returns relating to the Acquiring Companies and the Acquired Companies for Taxable years ending before or including the Closing Date. The parties' obligations to pay Taxes under this
               Section 13.3.1 shall not affect their rights to indemnification for Taxes under other provisions of this Article 13; it is the intention of the parties hereto that in no event shall a party pay more than once under different provisions of this Agreement for the same Tax Liability.

          13.3.2. Allocations. ConAgra shall include the income and deductions of the Acquired Companies (including any deferred income triggered into income by Treas. Reg. ss. 1.1502-13 and Treas. Reg. ss. 1.1502-19, or equivalent provisions of state or local law) on ConAgra's consolidated or combined federal, state or local Income Tax returns for the Pre-Closing Period and shall pay any Income Taxes attributable thereto. In any case where any Tax return covers a Tax period beginning before and ending after the Closing Date, the amount of Taxes allocable between ConAgra on one hand, and the Acquired Companies on the other hand, shall be determined by closing the books of the Acquired Companies as of and including the Closing Date. If the allocation of an item of income, gain, loss, deduction or credit cannot be specifically allocated based on such closing of the books, such item shall be allocated on a daily basis.

          13.3.3. Straddle Period Returns of the Acquired Companies. For purposes of this Section 13.3.3, "Straddle Period Return" means a Tax return of the Acquiring Companies or Acquired Companies that covers a Taxable year or period beginning before and ending after the Closing Date. Not later than thirty (30) days prior to the due date of a Straddle Period Return, Holdco shall prepare and deliver a copy of such Straddle Period Return return to ConAgra together with (i) in the case of an Income Tax return, a statement of the amount of Income Taxes shown due on such Straddle Period Return that are attributable to Income Taxes accrued on or before the Closing Date by the Acquiring Companies (but, in the case of an Acquiring Company, only such Income Taxes that are the direct result of a breach by ConAgra or a Subsidiary thereof of Section 9.1.1(n) and then only to the extent of the increase in Income Taxes caused by such breach over the Income Taxes that would be payable absent such breach) or Acquired Companies (a "Pre-Closing Straddle Period Income Tax") and (ii) in the case of a Non-Income Tax return, a statement of the excess, if any, of (x) the amount of Non-Income Taxes shown due on such Straddle Period Return that are attributable to the Pre-Closing Period (but, in the case of an Acquiring Company, only such Non-Income Taxes that are the direct result of a breach by ConAgra or a Subsidiary thereof of Section 9.1.1(n) and then only to the extent of the increase in Non-Income Taxes caused by such breach over the Taxes that would be payable absent such breach) over (y) the amount set up as a Liability for such Non-Income Taxes on the Final Processing Closing Balance Sheet (and taken into account in calculating the Aggregate Consideration) or the Final Cattleco Closing Balance Sheet (and taken into account in determining the Cattleco Stockholder Net Investment) (the sum of (x) minus (y) (a "Pre-Closing Straddle Period Non-Income Tax")) (or, in the event that the amount described in (y) is greater than the amount described in (x) (such amount, an "Excess Non-Income Tax Accrual"), a statement of such Excess Non-Income Tax Accrual amount). Not later than five
               (5) days prior to the due date of such  Straddle  Period  Return,
               (i) ConAgra shall pay or cause to be paid to Holdco the amount attributable to a Processing Company of any Pre-Closing Straddle Period Income Tax and any Pre-Closing Straddle Period Non-Income Tax, and (ii) ConAgra shall pay or cause to be paid to Cattleco the amount attributable to Cattleco of any Pre-Closing Straddle Period Income Tax and any Pre-Closing Straddle Period Non-Income Tax. In the event of an Excess Non-Income Tax Accrual, (a) Holdco shall pay to ConAgra or its designee the amount of such Excess Non-Income Tax Accrual that is attributable to a Processing Company and (b) Cattleco shall pay to ConAgra or its designee the amount of such Excess Non-Income Tax Accrual that is attributable to Cattleco. Any payment obligations under this Section 13.3.3 shall not be subject to the limitations of Section 12.7.1(iii) or
               Section 12.7.1(iv).

          13.4.Section 338(g) Election. Holdco shall not make nor allow any of its Affiliates to make an election under Code Section 338(g) with respect to the acquisition of Australia Operating Company without the prior written consent of ConAgra.

          13.5. Tax Indemnity.

          13.5.1. Tax Indemnity. Subject to Section 13.11 and except to the extent of (x) a Non-Income Tax attributable to a Processing Company that is a Non-Income Tax accrued as a Liability on the Final Processing Closing Balance Sheet (and taken into account in calculating the Aggregate Consideration) or (y) a Non-Income Tax attributable to Cattleco that is a Non-Income Tax accrued as a Liability on the Final Cattleco Closing Balance Sheet (and taken into account in determining the Cattleco Stockholder Net Investment), from and after the Closing Date, ConAgra shall be solely liable for, shall pay and shall protect, defend, indemnify and hold harmless the Holdco Indemnified Parties from any and all Taxes (including, without limitation, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included any of the Acquiring Companies or Acquired Companies), and any costs, expenses, losses or damages, including reasonable expenses of investigation and reasonable attorneys' and accountants' fees and expenses, directly arising out of the protest, determination, assessment or collection of such Taxes (collectively, "Tax Losses") which result from (i) any Liability for Taxes imposed on any of the Acquiring Companies (but, in the case of an Acquiring Company, only if ConAgra or its Subsidiaries breached Section 9.1.1(n) and then only to the extent of the increase in Taxes caused by such breach over the Taxes that would be payable absent such breach or an Income Tax Liability under clause (iii) in this Section below) or Acquired Companies for any taxable period or portion thereof ending on or prior to the Closing Date, including any Acquired Company ceasing to be a member of the ConAgra Group, (ii) the Liability of ConAgra, any member of the ConAgra Group or any Affiliate of ConAgra (other than an Acquiring Company or Acquired Company) for any Taxes for any taxable period or (iii) the Liability of any of the Acquiring Companies or Acquired Companies pursuant to Treas. Reg.ss.1.1502-6 or any analogous state, local or foreign law or regulation or by reason of its having been a member of any consolidated, combined or unitary group on or prior to the Closing Date.

          13.5.2. Certain Definition. "Adjustment" means any change in an item of income, gain, loss, deduction or credit, including, but not limited to, changes attributable to any amended Income Tax returns, deficiencies asserted by any Taxing authority, overpayments, claims for refund, audit, examination, proceedings or litigation resulting from any of the foregoing events.

          13.5.3. Timing Adjustments: Holdco's Income Tax Decrease. If there is an Adjustment to any item reported on an Income Tax return filed with respect to ConAgra or any of its Affiliates (including any Acquiring Company or Acquired Company) for a Pre-Closing Period that results in an increase in the Income Tax liabilities of ConAgra or any of its Affiliates (including any Acquiring Company or Acquired Company to the extent ConAgra is liable for such Income Tax liabilities under this Agreement) and such Adjustment results in a corresponding Adjustment to items reported on an Income Tax return filed by or with respect to Holdco, any Acquiring Company, any Acquired Company or any Affiliate for a period (or a portion of a period) occurring after the Closing Date, with the result that the Income Tax liabilities of Holdco, any Acquiring Company, any Acquired Company, or such Affiliate with respect to any such period are reduced, then Holdco shall pay to ConAgra an amount equal to such increase in Income Taxes of ConAgra or its Affiliates, such payment being limited to the decrease in the Income Tax liabilities of Holdco and its Affiliates.

          13.5.4. Timing Adjustments: Holdco's Income Tax Increase. If there is an Adjustment to any item reported on an Income Tax return filed with respect to ConAgra or any of its Affiliates (including any Acquiring Company or any Acquired Company) for a Pre-Closing Period that results in a decrease in the Income Tax liabilities of ConAgra or any of its Affiliates (including any Acquiring Company or any Acquired Company to the extent ConAgra is liable for such Income Tax liabilities under this Agreement) and such Adjustment results in a corresponding Adjustment to items reported on an Income Tax Return filed by or with respect to Holdco, any Acquiring Company or any Acquired Company or any Affiliate for a period (or portion of a period) occurring after the Closing Date, with the result that the Income Tax liabilities of Holdco, any Acquiring Company or Acquired Company, or any such Affiliate with respect to such period are increased, then ConAgra shall pay to Holdco an amount equal to such increase in Income Taxes of Holdco or Holdco's Affiliate, such payment being limited to the decrease in the Income Tax liabilities of ConAgra and its Affiliates.

          13.5.5.  Payments.  Any  payment by a party  under  Section  13.5.3 or
               Section 13.5.4 shall be due within thirty (30) days after the realization of the applicable Income Tax decrease. Any such payment shall bear interest computed at the underpayment rate and in the manner provided by Section 6621(a)(2) of the Code for a period commencing on the thirtieth day after the actual realization of the applicable Income Tax decrease, and shall bear such interest until paid by the reimbursing party.

          13.6.Refunds.  Any  Taxes of the  Acquiring  Companies,  the  Acquired
               Companies or their Subsidiaries that are paid in respect of a Pre-Closing Period and that are refunded to Holdco or any of its Affiliates shall be paid to ConAgra or its designee, except as otherwise provided in this Section 13.6. The term "refunds," "refunded" or derivatives of such terms generally shall include, but are not limited to, refunds of Taxes, overpayments of Taxes, and reductions in Taxes or estimated Taxes (whether by way of credit, reduction, offset or otherwise). Holdco shall or shall cause its Affiliates to pay to ConAgra or its designee any such refunds within ten (10) days of the receipt thereof and shall pay to ConAgra, or its designee, the amount of any refunds utilized
               (i) as a deposit for or payment of estimated Taxes of any Acquiring Company, Acquired Company or their Subsidiaries or (ii) to reduce the liability for Taxes of any Acquiring Company, Acquired Company or their Subsidiaries, whether by way of credit, reduction, offset or otherwise for any taxable period (other than a Pre-Closing Period with respect to uncollected Taxes not accrued as a liability on the Final Processing Closing Balance Sheet in the case of refunds attributable to any Processing Company or on the Final Cattleco Closing Balance Sheet in the case of refunds attributable to Cattleco) within ten (10) days of the utilization thereof, except (a) in the case of refunds of Taxes attributable to any Processing Company, to the extent accrued as an asset on the Final Processing Closing Balance Sheet (and taken into account in calculating the Aggregate Consideration), (b) in the case of refunds of Taxes attributable to Cattleco, to the extent accrued as an asset on the Final Cattleco Closing Balance Sheet (and taken into account in determining the Cattleco Stockholder Net Investment) or (c) in the case of refunds of Non-Income Tax not covered by clause (a) or (b), any such refund payable to ConAgra or its designee will be limited to the cumulative amount of indemnity payments of Non-Income Taxes made by ConAgra or its designee hereunder. If any portion of any Non-Income Tax refund is retained by Holdco or any Subsidiary thereof pursuant to clause (c) of the preceding sentence, such portion shall increase the basket amount of
               Section 12.7.1(iii) on a cumulative basis. Notwithstanding the foregoing, (x) any refunds of Taxes utilized or received by Cattle Holdco or Cattleco attributable to the Pre-Closing Period shall be paid by such recipient to ConAgra or its designee within ten (10) days of the utilization or receipt thereof and shall not increase the basket amount of Section 12.7.1(iii), and (y) any payment by Holdco or its Subsidiaries to ConAgra or its designee pursuant to this Section 13.6 shall be reduced to take into account any net Income Tax cost to Holdco or its Subsidiaries on the receipt of such refund. Any such refund payable to ConAgra or its designee shall bear interest at the underpayment rate and in the manner provided by Section 6621(a)(2) of the Code commencing on the tenth day after the utilization or receipt of any such refund by Holdco or any of its Affiliates until paid in full to ConAgra or its designee.

          13.7.Cooperation. After the Closing Date, ConAgra and Holdco shall make available to the other, free of charge, cost or expense and as reasonably requested, all information, records or documents reasonably relevant to the determination of Tax Liabilities or potential Tax Liabilities of any Acquiring Company or Acquired Company or predecessor thereof for all periods prior to or including the Closing Date (or any matter, transaction or event occurring on or before the Closing Date that may affect such a Tax Liability) and each such Person shall preserve all such available information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. Each such Person shall provide, free of charge, cost or expense, the other(s) and the pertinent Governmental Authority with all available information and documentation reasonably necessary to comply with all Tax audit information requests or inquiries made of any such periods relevant to such Tax Liabilities or potential Tax Liabilities (or any matter, transaction or event occurring on or before the Closing Date that reasonably may affect such a Tax Liability). Any information obtained pursuant to this Section
               13.7 shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested. In addition, Holdco shall make available to ConAgra, free of charge, cost or expense, all returns, refund claims, information, records or documents reasonably relevant to the determination of refunds governed by Section 13.6 hereof (or any matter, transaction, or event that may affect any such refund). Holdco shall and shall cause its Affiliates to preserve all such available returns, refund claims, information, records or documents until the expiration of any applicable statute of limitations or extensions thereof. Holdco shall promptly notify ConAgra in writing of the receipt or utilization of any such refund by Holdco or any of its Affiliates. Such notice shall include a statement including a reasonable description and estimate of the anticipated refund, the type of Tax that is the subject of such refund, the period(s) that such refund relates to, and such other information as may be reasonably relevant to inform ConAgra of the circumstances of any such refund.

          13.8. Tax Audits.

          13.8.1. Notice. Holdco shall promptly notify ConAgra in writing upon receipt by Holdco or any Affiliate of Holdco, and ConAgra shall promptly notify Holdco in writing upon receipt by ConAgra or any Affiliate of ConAgra, of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments of any Acquiring Company or Acquired Company (other than consolidated or combined Income Tax audits, examinations or assessments), so long as Taxable years which include the Pre-Closing Period remain open.

          13.8.2. Certain Income Taxes. ConAgra shall have the sole right (a) to represent the Acquiring Companies and Acquired Companies and their predecessors in any Income Tax audit or administrative or court proceeding relating to Income Taxes of ConAgra or any Acquiring Company or Acquired Company attributable to the Pre-Closing Period that are reported on Income Tax returns filed by ConAgra, (b) to negotiate, compromise and settle any such audit or proceeding and (c) to employ counsel of its choice at its expense. Notwithstanding the foregoing, with respect to Income Taxes, ConAgra shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for such Income Taxes which would adversely and directly affect the Liability for Income Taxes of any Acquiring Company or any Acquired Company for any period after the Closing Date to any extent (including, but not limited to, the imposition of Income Tax deficiencies, or the adjustment of any Tax attribute such as the reduction of asset bases or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Holdco, which consent shall not be unreasonably withheld, conditioned or delayed, provided that where consent to settlement of an Income Tax claim is so withheld by Holdco, ConAgra's indemnification Liability hereunder shall not exceed the Liability that would have resulted from ConAgra's proposed settlement of such Income Taxes.

          13.8.3. Non-Income Taxes. Provided that the basket amount of Section 12.7.1(iii) has not been exhausted by Holdco Indemnified Costs and Non-Income Taxes (on a cumulative basis), Holdco shall have the sole right (a) to represent Holdco, the Acquiring Companies and the Acquired Companies in any Non-Income Tax audit or administrative or court proceeding for Non-Income Taxes of any Acquiring Company or Acquired Company attributable to the Pre-Closing Period, (b) to negotiate, compromise and settle any such audit or proceeding and (c) to employ counsel of its choice at its expense. Otherwise, at ConAgra's election, ConAgra shall have the sole right to (x) so represent such companies in any such Non-Income Tax matter, (y) negotiate, compromise and settle any such audit or proceeding, and (z) employ counsel of its choice at its expense. Notwithstanding the foregoing:

               (i) With respect to audits or administrative or court proceedings controlled by Holdco, Holdco shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for such Non-Income Taxes which would adversely and directly affect the Liability for Non-Income Taxes of ConAgra or its Affiliates to any extent (including, but not limited to, the imposition of Non-Income Tax deficiencies or the payment by ConAgra of any portion of the Non-Income Taxes proposed to be compromised or settled) without the prior written consent of ConAgra, which consent shall not be unreasonably withheld, conditioned or delayed.

               (ii) With   respect   to  audits  or   administrative   or  court
                    proceedings controlled by ConAgra, ConAgra shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for such Non-Income Taxes which would adversely and directly affect the liability for Non-Income Taxes of Holdco or its Affiliates to any extent (including, but not limited to, the imposition of Non-Income Tax deficiencies or the payment by Holdco of any portion of the Non-Income Taxes proposed to be compromised or settled) without the prior written consent of Holdco, which consent shall not be unreasonably withheld, conditioned or delayed.

          13.9.Holdco Indemnities. Holdco shall pay and shall protect, defend, indemnify and hold ConAgra and ConAgra's Affiliates harmless from and against any Liability resulting directly from any breach or nonfulfillment of any agreement or covenant under this Article 13 that is a direct result of actions taken after the Closing Date by any Acquiring Company or Acquired Company.

          13.10. Survival. The obligations of the parties under this Article 13 shall survive the Closing until the tenth day after expiration of the applicable or underlying tax statute of limitations (including any extensions).

          13.11. Miscellaneous. The provisions of this Article 13 shall be the Holdco Indemnified Parties' sole and exclusive remedy in respect of Tax claims except as specifically otherwise provided in
               Article 12, and the provisions of Article 13 shall not be subject to the provisions or limitations set forth in Section 12.7 other than Section 12.7.1(iii), Section 12.7.1(iv), Section 12.7.7,
               Section 12.10, Section 12.12 and Section 12.14. Notwithstanding the foregoing, the limitations set forth in Section 12.7.1(iii) and Section 12.7.1(iv) shall not apply to (a) a Non-Income Tax imposed on or in connection with the transactions described in
               Section 2.1.5 for which ConAgra is liable under Section 13.1, and
               (b) a Pre-Closing  Straddle  Period  Non-Income Tax payable under
               Section 13.3.3, and (c) Income Taxes. Any payments of Taxes under this Article 13, or any payments of Holdco Indemnified Costs under Article 12, whether or not by way of indemnity or otherwise, each in respect of Australia Operating Company or its Subsidiaries, made by ConAgra or its designee, shall be made to Australia Acquisition Co., and any refunds of Taxes under this
               Article 13, or any  payments of ConAgra  Indemnified  Costs under
               Article 12, whether or not by way of indemnity or otherwise, each in respect of Australia Operating Company or its Subsidiaries, that are payable to ConAgra or its designee, shall be made by Australia Acquisition Co.

14.  Additional Agreements.

          14.1.1. Dumas Plant. The parties acknowledge that the City of Cactus, Texas is in the process of evaluating possible alternatives to improve its wastewater disposal facilities to bring such facilities into compliance with applicable Environmental Laws. The parties hereby agree that with respect to any such wastewater disposal facility improvements to be implemented by Cactus, Texas necessary to cause such facility to be able to treat on an ongoing basis, at those levels in effect at the time of this Agreement, the influent waste water from the Dumas Plant in compliance with applicable Environmental Laws as described on
               Exhibit 14.1 (the "Cactus Project"):

               (a) Holdco shall make, and shall cause the Acquiring Companies and Acquired Companies to make, all representations, agreements and commitments with respect to (x) the continued ownership and operation of the plant located in Dumas, Texas as such is described on Exhibit 14.1.1(a) (the "Dumas Plant"), (y) payment of fees for use of the wastewater facility and (z) continued use of the wastewater facility, consistent with past practices and quantities, as necessary to facilitate the financing of the Cactus Project.

               (b) As may be necessary in order to ensure adequate wastewater disposal from the Dumas Plant in order to continue normal operations of the Dumas Plant at those levels in effect at the time of this Agreement, ConAgra shall provide all guarantees, indemnities, bonding arrangements, letters of credit and other similar financial support necessary to complete the financing of the Cactus Project.

               (c) ConAgra shall pay, or shall reimburse the Holdco Indemnified Parties for, all capital expenditures in excess of Ten Million United States Dollars ($10,000,000) in the aggregate paid, or required to be paid, by Holdco Indemnified Parties in order (x) for Holdco Indemnified Parties or the City of Cactus, Texas to comply with any requirement of any Governmental Authority imposed or required in connection with the Cactus Project or (y) to facilitate the wastewater disposal facility of the City of Cactus, Texas to be in compliance with applicable Environmental Laws, in each case of clause (x) and (y) as may be required for the Dumas Plant to continue its normal operations at those levels in effect at the time of the Agreement, whether such capital expenditures are incurred on-site or off-site the current premises of the Dumas Plant. The obligations set forth in this Section 14.1 shall not be subject to the provisions of
                    Section 12.7.1(iii) or Section 12.7.1(iv).

               (d) Subject to Subsection (f) hereof, ConAgra and Holdco shall, and Holdco shall cause the Acquiring Companies and Acquired Companies to, use all reasonable efforts (i) to induce the appropriate Governmental Authorities not to require any of the foregoing support or capital expenditures by ConAgra;
                    (ii) if any of the foregoing support or capital expenditures are required, to minimize the support or capital expenditures required; and (iii) to minimize the cost of the Cactus Project consistent with allowing the Dumas Plant to operate at those levels in effect at the time of this Agreement.

               (e) Holdco shall, and shall cause the Acquiring Companies and Acquired Companies to, (x) keep ConAgra apprised, and shall provide a copy where available, of all discussions, correspondence, agreements and other communications between Holdco or its Affiliates and the City of Cactus, Texas or any other Governmental Authorities relating to the Cactus Project or wastewater disposal at the Dumas Plant, and (y) allow ConAgra the opportunity to participate in any such discussions. In no event shall Holdco, the Acquiring Companies or the Acquired Companies enter into, or otherwise make, any agreement or commitment that will require ConAgra to provide support pursuant to Section 14.1.1(b) without
                    ConAgra's prior consent, which consent shall not be unreasonably withheld.

               (f) Except as provided in Subsection (a) above, neither Holdco nor any Acquiring Company or Acquired Company shall be obligated to provide any guarantees, indemnities, bonding arrangements, letters of credit or other similar financial support to facilitate the financing of the Cactus Project.

          14.2. Right of First Offer.

          14.2.1. Right of First Offer. For a period of one year following the Closing Date, prior to any Transfer or attempted Transfer by ConAgra or any Affiliate thereof ("Montgomery Owner") of all or any part of the Montgomery Owner's right, title and interest in the facility or operations located in Montgomery, Alabama described on Exhibit 14.2.1 (collectively, the "Montgomery Facilities"), Montgomery Owner shall (i) give notice (the "Transfer Notice") to Holdco of its intention to effect a Transfer, and provide Holdco with a proposed cash purchase price (the "Proposed Purchase Price") for which it desires to Transfer the Montgomery Facilities. After receipt of the Transfer Notice, Holdco (or, if applicable, any Subsidiary thereof) shall have the option for thirty (30) days to elect to purchase the Montgomery Facilities for the Proposed Purchase Price (subject to the negotiation, execution and delivery of mutually acceptable definitive agreements) by delivering a written notice (the
               "Election Notice") of such election to Montgomery Owner within such 30-day period. Montgomery Owner shall not consummate such Transfer until the earlier to occur of the lapse of the 30-day period or the date on which Holdco (or, if applicable, any Subsidiary thereof) notifies Montgomery Owner in writing that it will not exercise its rights under this Section 14.2.1 (the "Authorization Date"). If Holdco (or, if applicable, any Subsidiary thereof) does not elect to purchase the Montgomery Facilities or fails to make a timely election, Montgomery Owner may Transfer the Montgomery Facilities to a third Person at a cash price no lower than the Proposed Purchase Price, during the one hundred eighty (180) day period immediately following the Authorization Date. If the Montgomery Facilities are not so transferred within such 180-day period, then the Montgomery
               Facilities must be reoffered to Holdco in accordance with the provisions of this Section 14.2.1 if Montgomery Owner still desires to Transfer the Montgomery Facilities.

          14.2.2. Closing. If Holdco (or, if applicable, any Subsidiary thereof) exercises the right to purchase the Montgomery Facilities by timely delivery of the Election Notice, unless otherwise agreed by Montgomery Owner and Holdco (or, if applicable, its assignee), the closing will take place at the offices of Holdco's legal counsel on the later of the sixtieth (60th) business day, assuming execution and delivery of mutually acceptable definitive agreements, after the date of the Election Notice, or, if applicable, the fifth (5th) business day after the date that all approvals and consents of Governmental Authorities have been obtained. At the closing, Holdco shall cause the purchaser to pay to Montgomery Owner the Proposed Purchase Price, and Montgomery Owner will transfer and deliver the Montgomery Facilities, free and clear of all Liens (other than as permitted under such definitive agreement). Montgomery Owner shall and Holdco shall cause the purchaser to promptly perform, whether before or after any such closing, such additional acts (including, without limitation, the making of all filings necessary to obtain all required consents and approvals of Governmental Authorities, and executing and delivering additional documents) as are reasonably required by either such party to effect the transactions contemplated by this Section 14.2.2.

          14.2.3. Assignment. The rights of Holdco under this Section 14.2 may be assigned or transferred in whole or in part to any Subsidiary of Holdco without any consent or action on the part of any other party hereto.

          14.2.4. Certain Definition. For purposes of this Section 14.2, "Transfer" shall mean any direct or indirect sale, transfer, assignment, gift, conveyance or other disposition of the Montgomery Facilities or any interest therein (including by way of liquidation, merger, consolidation or sale or exchange of assets or securities) to any Person who is not a direct or indirect wholly-owned Subsidiary of ConAgra.

          14.2.5. Further Assurances. After the Closing, each party shall take such further actions and execute such further documents as may be necessary or reasonably requested by the other party in order to effectuate the intent of this Agreement and to provide such other party with the intended benefits of this Agreement.

15.  Miscellaneous.  The following miscellaneous  provisions shall apply to this
     Agreement:

          15.1.Notices.  All  notices  or  other   communications   required  or
               permitted to be given, pursuant to the terms of this Agreement, shall be in writing and shall be deemed to be duly given when received if delivered in person or by facsimile and confirmed by mail, or mailed by registered or certified mail (return receipt requested) or overnight courier, express mail, postage prepaid, as follows:

                  If to ConAgra:          ConAgra Foods, Inc.
                                          One ConAgra  Drive
                                          Omaha, Nebraska 68102
                                          Attention:  Corporate Controller
                                          Facsimile:  (402) 595-4611

                  With a copy to:         McGrath, North, Mullin and Kratz, P.C.
                                          Suite 1400, 222 South 15th Street
                                          Omaha, NE  68102
                                          Attention:  Roger Wells
                                          Facsimile:  (402) 341-0216

                  If to Acquisition LP:   Hicks, Muse, Tate & Furst Incorporated
                                          200 Crescent Court, Suite 1600
                                          Dallas, Texas  75201
                                          Attention:  Edward Herring
                                          Facsimile:  (214) 720-7888

                  With a copy to:         Vinson & Elkins L.L.P.
                                          2001 Ross Avenue
                                          3700 Trammell Crow Center
                                          Dallas, Texas  75201-2975
                                          Attention:  Michael D. Wortley
                                          Facsimile:  (214) 999-7732

                                          and

                                          Winston & Strawn
                                          35 W. Wacker Drive
                                          Chicago, Illinois  60601
                                          Attention:  Bruce A. Toth
                                          Facsimile:  (312) 558-5700

or at such other address as the party to whom notice is to be given furnishes in writing to the other party in the manner set forth above.

          15.2.Amendments and Waivers. This Agreement may not be modified or amended, except by instrument or instruments in writing, signed by the party against whom enforcement of any such modification or amendment is sought. Either ConAgra, on the one hand, or Acquisition LP, on the other hand, may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          15.3.Expenses.  ConAgra and Acquisition LP have listed on Exhibit 15.3 the fees payable to each of them, or their respective Affiliates or partners, other than expense reimbursements, in connection with the consummation of the transactions contemplated by this Agreement. ConAgra and Acquisition LP have received the Senior Bank Commitment Letter and the Bridge Commitment Letter setting forth the fees payable thereunder. At the Closing, Holdco shall pay or reimburse all of the costs and expenses of the parties and their respective partners, Affiliates, representatives, counsel and other advisors in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, those listed on Exhibit 15.3 and those set forth in the Senior Bank Commitment Letter and the Bridge Commitment Letter. Notwithstanding the foregoing to the contrary, ConAgra shall not be entitled to receive payment or reimbursement for, and Holdco shall not be required to pay or reimburse ConAgra for, any fees or related costs and expenses payable to Gleacher & Co., and ConAgra shall pay all such amounts when due and payable. Except as otherwise provided herein, in the event that the transactions contemplated by this Agreement shall not be consummated, ConAgra and Acquisition LP shall each pay their own expenses, and those of their respective Affiliates, in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein and any expenses specifically payable by them pursuant to this Agreement.

          15.4.Affiliate Liability. Each of the following is herein referred to as an "Acquisition LP Affiliate": (a) any direct or indirect holder of any equity interests or securities in Acquisition LP (whether limited or general partners, members, stockholders or otherwise) or (b) any director, officer, limited or general partner, employee, representative or agent of (i) Acquisition LP,
               (ii) any Affiliate of Acquisition LP or (iii) any such holder of equity interests or securities referred to in clause (a) above. Except to the extent that an Acquisition LP Affiliate is an express signatory party hereto or thereto, no Acquisition LP Affiliate shall have any Liability or obligation of any nature whatsoever in connection with or under this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby, and ConAgra hereby waives and releases all claims of any such Liability and obligation.

          15.5.Entire  Agreement.  This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

          15.6.Terms of Sale.  The parties agree and  acknowledge,  on behalf of themselves and their Affiliates, that EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE ACQUIRED COMPANIES AND THE SHARES OF HOLDCO ARE BEING SOLD HEREUNDER WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. EXCEPT FOR CLAIMS MADE IN ACCORDANCE WITH THE SPECIFIC TERMS OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, NO CLAIMS SHALL BE MADE AGAINST CONAGRA OR ITS AFFILIATES IN RESPECT OF ANY REPRESENTATION, WARRANTY, INDEMNITY, COVENANT OR UNDERTAKING. THE PARTIES CONFIRM THAT THEY HAVE NOT RELIED ON ANY REPRESENTATION, WARRANTY, INDEMNITY, COVENANT OR UNDERTAKING OF ANY PERSON WHICH IS NOT EXPRESSLY CONTAINED IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

          15.7.Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in Delaware.

          15.8.Binding  Effect;  Benefits.  This  Agreement  shall  inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as set forth in Section 6.1, Section 9.5 and Article 12, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding anything to the contrary contained herein, from and after the Closing all rights, benefits and obligations in favor of Holdco shall also inure to the benefit of each of the other Acquiring Companies and Acquired Companies and thereafter be enforceable by each of the other Acquiring Companies and Acquired Companies to the same extent such rights, benefits and obligations are enforceable by Holdco; provided that in no event may Acquisition LP, Holdco, the other Acquiring Companies and/or the Acquired Companies recover duplicate Holdco Indemnified Costs or other recoveries hereunder.

          15.9.Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto; provided, however, that to the extent requested by a lender pursuant to the Senior Bank Commitment Letter, the parties shall execute and deliver such documents as may be necessary to effect a collateral assignment of the rights arising under this Agreement to the lenders under the Senior Bank Commitment Letter.

          15.10. Interpretation; Effect of Headings. The headings of the various sections and subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting, or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection" and words of similar import, refer only to the Articles, Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          15.11. Exhibits; Schedules. All Exhibits and Schedules referred to in this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein. The disclosure of any matter in any Schedule shall not be deemed to constitute an admission by any party or to otherwise imply that any such matter is material or may have a Company Material Adverse Effect for purposes of this Agreement.

          15.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or other provisions of this Agreement in any other jurisdiction.

          15.13. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself drafted same. It is hereby agreed that representatives of both parties have participated in the preparation hereof.

          15.14.  Counterparts.  This  Agreement  may be executed and  delivered
               (including by facsimile transmission), in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

          15.15. Publicity. Except as may be necessary in connection with seeking the financings contemplated by the Senior Bank Commitment Letter and the Bridge Commitment Letter or in connection with the Financing and except as mutually agreed in writing by ConAgra and Acquisition LP, none of the parties hereto shall issue any press release or make any public statement or disclosure pertaining to the terms of this Agreement or the transactions contemplated hereby (except as required by Law).

          15.16. Consent to Jurisdiction. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE PARTIES HERETO SHALL CAUSE ALL ACQUIRED COMPANIES AND ACQUIRING COMPANIES TO BE BOUND BY THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CONAGRA:                              ACQUISITION LP:

ConAgra Foods, Inc.,                  HMTF Rawhide, L.P.
a Delaware corporation
                                      By:  HMTF RW, L.L.C., its General Partner

By:   /s/ Dwight J. Goslee            By:  Hicks, Muse, Tate & Furst Equity
   ------------------------------          Fund V, L.P., its sole member
      Dwight J. Goslee,
      Executive Vice President, Operations
      Control and Development

                                      By:  HM5/GP LLC, its General Partner


                                           By:  /s/ Edward Herring
                                              ___________________________
                                                Edward Herring,
                                                Vice President

                                      HOLDCO:

                                      S&C Holdco, Inc.,
                                      a Delaware corporation


                                      By:  /s/ Dwight J. Goslee
                                        _____________________________
                                          Dwight J. Goslee, President